UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 3 )

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Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §§240.14a-11(c) or §§240.14a-12

WEST METRO FINANCIAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, $1.00 par value

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

PRELIMINARY COPY

West Metro Financial Services, Inc.

68 First National Drive

Dallas, Georgia 30157

(770) 505-5107

December     , 2004

Dear Stockholder:

You are cordially invited to attend the special meeting of stockholders of West Metro Financial Services, Inc. (“West Metro”), on December     , 2004, beginning at 4:30 p.m., local time, to be held at the offices of West Metro located at 68 First National Drive, Dallas, Georgia.

At the special meeting, you will be asked to consider and vote on the approval of a merger agreement which provides for the merger of West Metro with West Metro Facilitation, Inc., a wholly-owned subsidiary of West Metro, with West Metro as the surviving entity in what is commonly referred to as a “going private” transaction. The purpose of the merger is to reduce the number of stockholders of record to fewer than 300, as required for the suspension of our reporting requirements under Section 15(d) of the Securities Exchange Act of 1934, as amended, and thereby eliminate the significant expense required to comply with the reporting and related requirements under those laws.

If the merger agreement is approved and the merger is subsequently completed, each share of West Metro common stock owned of record at the effective time of the merger by a stockholder owning 450 or fewer shares (other than stockholders who properly exercise their rights as dissenting stockholders) will be converted into the right to receive from West Metro an amount equal to $11.75 in cash per share, without interest. Shares owned of record by a stockholder of more than 450 shares will remain as outstanding shares of West Metro common stock after the merger and will not receive any cash payment from West Metro.

Because West Metro has a large number of stockholders who own 450 or fewer shares each, we expect that as a result of the merger the number of stockholders of record will be reduced from 438 to approximately 256, while the number of outstanding shares will decrease by approximately 35,010.

Our board of directors believes that the merger agreement is fair to our stockholders and is in the best interests of West Metro and our stockholders and unanimously recommends that stockholders vote FOR approval of the merger agreement. The approval of the merger agreement requires the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of West Metro common stock.

The enclosed proxy statement gives you detailed information about the special meeting, the merger and related matters. We urge you to read carefully the enclosed proxy statement, including the considerations discussed under “Special Factors,” beginning on page     , and the appendices to the proxy statement, which include the merger agreement.

Your Vote Is Very Important. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. You may revoke your proxy in the manner described in the proxy statement at any time before it is exercised. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

On behalf of the board of directors, thank you for your cooperation and continued support.

Sincerely,

J. Michael Womble

Chairman

PRELIMINARY COPY

West Metro Financial Services, Inc.

68 First National Drive

Dallas, Georgia 30157

(770) 505-5107

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER     , 2004

Stockholders of West Metro Financial Services, Inc.:

Notice is hereby given that a special meeting of stockholders of West Metro Financial Services, Inc., a Georgia corporation, will be held at the offices of West Metro Financial Services, Inc. located at 68 First National Drive, Dallas, Georgia, beginning at 4:30 p.m., local time, on December     , 2004, for the following purposes:

1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 26, 2004, by and between West Metro and West Metro Facilitation, Inc., a Georgia corporation and wholly-owned subsidiary of West Metro (“merger subsidiary”), pursuant to which merger subsidiary will merge with and into West Metro, with West Metro being the surviving corporation; and

2. To transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

Any action may be taken on the foregoing proposals at the special meeting on the date specified above or on any date or dates to which the special meeting may be adjourned or postponed. The close of business on September 30, 2004 has been fixed as the record date for determining those stockholders entitled to notice of and to vote at the special meeting and at any adjournments or postponements thereof. West Metro’s only class of stock is its common stock, par value $1.00 per share. A complete list of stockholders entitled to vote at the special meeting will be available for inspection by any stockholder at the offices of West Metro during ordinary business hours for a period of at least ten days prior to the special meeting.

By Order of the Board of Directors,

J. Michael Womble

Chairman

Dallas, Georgia

December     , 2004

Your Vote Is Important

You are cordially invited to attend the special meeting in person. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy and return it promptly. If your shares are held in the name of a broker, trust or other nominee, you will need a proxy or letter from the broker, trustee or nominee in order to vote those shares personally at the special meeting. Any proxy given pursuant to this solicitation may be revoked in the manner described in the accompanying proxy statement at any time before it is voted at the special meeting. The enclosed, addressed envelope requires no postage if mailed in the United States.

The board of directors of West Metro has carefully considered the terms of the merger agreement and believes that the merger is advisable, and in the best interests of, West Metro and its stockholders. The board of directors unanimously approved the merger agreement and unanimously recommends that you vote FOR the approval of the merger agreement.

PRELIMINARY COPY

PROXY STATEMENT

FOR THE SPECIAL MEETING OF THE STOCKHOLDERS OF

WEST METRO FINANCIAL SERVICES, INC.

TO BE HELD ON DECEMBER     , 2004

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of West Metro Financial Services, Inc. (“West Metro”) for use at the special meeting of stockholders to be held on December     , 2004, at the offices of West Metro located at 68 First National Drive, Dallas, Georgia beginning at 4:30 p.m., local time. At the special meeting, stockholders will vote on a proposal to approve the Agreement and Plan of Merger, dated as of August 26, 2004, by and between West Metro and West Metro Facilitation, Inc. (“merger subsidiary”), a newly-formed subsidiary of West Metro organized for the sole purpose of facilitating this proposed transaction. The purpose of the merger is to reduce the number of stockholders of record to fewer than 300, as required for suspension of our reporting requirements under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and thereby eliminate the significant expense required to comply with the periodic reporting and related requirements of those laws.

Pursuant to the merger agreement, merger subsidiary will merge with and into West Metro, with West Metro continuing as the surviving corporation after the merger. If West Metro’s stockholders approve the merger agreement and the merger is subsequently completed, each share of common stock of West Metro, par value $1.00 per share (“West Metro common stock”), owned of record at the effective time of the merger by a stockholder owning 450 of fewer shares of West Metro common stock (other than stockholders who properly exercise their rights as dissenting stockholders) will be converted into the right to receive from West Metro an amount equal to $11.75 in cash per share, without interest. Shares of West Metro common stock owned of record by a holder of more than 450 shares will continue to hold the same number of shares after the merger and will not receive any cash payment from West Metro.

After the merger, West Metro anticipates it will have approximately 256 stockholders of record. As a result, West Metro will suspend filing annual and periodic reports and no longer be subject to the requirements under the federal securities laws that are applicable to public or reporting companies.

The merger cannot occur unless the merger agreement is approved by the holders of two-thirds (2/3) of the outstanding shares of West Metro common stock.

This document provides you with detailed information about the proposed merger. Please see “Where You Can Find More Information” on page      for additional information about West Metro on file with the Securities and Exchange Commission (“SEC”).

This proxy statement and proxy card are being mailed to stockholders of West Metro beginning about December     , 2004.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the merits or fairness of this transaction, or passed upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is unlawful.

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ii

SUMMARY TERM SHEET

The following summary term sheet, together with the “Questions and Answers About the Special Meeting and the Merger” following this summary term sheet, highlights selected information from this proxy statement and may not contain all of the information that is important to you. We urge you to carefully read this entire document and the other documents that we refer to in this document. These documents will give you a more complete description of the transaction that we are proposing. We have included page references in this summary to direct you to other places in this proxy statement where you can find a more complete description of the documents that we have summarized.

•	The Companies (page ).

West Metro Financial Services, Inc.

P. O. Drawer 1190

68 First National Drive

Dallas, Georgia 30157

West Metro, a Georgia corporation, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Through its wholly-owned subsidiary, First National Bank West Metro (the “Bank”), West Metro conducts a complete range of commercial and personal banking activities in the Georgia counties of Paulding and Douglas. Including the main office of West Metro in Dallas, Georgia, West Metro operates a total of two full-service banking locations. At June 30, 2004, West Metro had, on a consolidated basis, total assets of $101,632,000, total deposits of $88,197,000 and stockholders’ equity of $11,612,000.

West Metro Facilitation, Inc.

P. O. Drawer 1190

68 First National Drive

Dallas, Georgia 30157

The merger subsidiary West Metro Facilities, Inc. (“NEWCO”) is a newly-formed Georgia corporation organized as a wholly-owned subsidiary of West Metro for the sole purpose of facilitating the merger. It has engaged in no business activities or operations other than those incident to its formation. Upon the approval of the merger by the shareholders, Newco will merge with and into West Metro, its common stock will be cancelled, and it will cease to exist as a separate entity.

•	The Merger Agreement (page ). We have attached the merger agreement to this document as Appendix A. Please read the merger agreement. It is the legal document that governs the merger. We propose a merger whereby the merger subsidiary will merge with and into West Metro. After the merger, West Metro expects its business and operations to continue as they are currently being conducted. West Metro will continue to operate as a bank holding company and the parent corporation for the Bank, but will no longer file reports with the SEC. We expect to complete the merger in November of 2004.

•	What You will Receive in the Merger (page ). If the merger is completed, each share held by stockholders holding 450 or fewer shares of West Metro common stock (other than dissenting stockholders) will automatically be converted into the right to receive cash in an amount equal to $11.75 per share, without interest. Stockholders holding more than 450 shares of West Metro common stock will continue to hold their outstanding shares of West Metro common stock and will not be entitled to receive any cash payment from West Metro upon completion of the merger.

If you are the holder of 450 or less shares of West Metro common stock, you will have to surrender your West Metro stock certificates in order to receive the cash consideration for your shares. Do not send in your certificates until you receive written instructions regarding the certificate exchange process on or after the completion of the merger.

•	Effects of the Merger (page ). As a result of the merger:

•	West Metro will no longer be a public company and will suspend indefinitely its filing of annual and periodic reports with the SEC;

•	cashed-out stockholders will no longer have an interest in or be a stockholder of West Metro and, therefore, they will not be able to participate in West Metro’s future earnings and growth, if any;

•	management anticipates that the number of record stockholders will be reduced from approximately 400 to approximately 256, and the number of outstanding shares of West Metro common stock will decrease 35,010 shares from 1,200,000 to approximately 1,164,980, a reduction of approximately 2.9%;

•	management anticipates that the percentage of ownership of common stock of West Metro beneficially held by the current executive officers and directors of West Metro and the Bank, as a group (10 persons), will increase from 45.2% to approximately 46.5%;

•	aggregate stockholders’ equity of West Metro as of June 30, 2004 will be reduced from approximately $11,612,000 to approximately $11,148,000 on a pro forma basis, assuming 35,010 shares are cashed-out in the merger;

•	the book value per share of West Metro common stock as of June 30, 2004 will be reduced from approximately $9.68 per share to approximately $9.57 per share on a pro forma basis, assuming 35,010 shares are cashed-out in the merger; and

•	the reduction in West Metro’s stockholders’ equity described above will cause a corresponding decrease in West Metro’s regulatory capital ratios. Assuming 35,010 shares are cashed-out in the merger, West Metro’s leverage capital ratio will decrease from 11.90% on a historical basis to approximately 11.42% on a pro forma basis; its tier 1 capital to risk-weighted assets ratio will be reduced from 12.18% on a historical basis to approximately 11.69% on a pro forma basis; and its total risk-based capital ratio will fall from 13.43% on a historical basis to approximately 12.94% on a pro forma basis. West Metro and the Bank will continue to be “well capitalized” for regulatory capital purposes after the merger. See “Special Factors – Effects of the Merger – Decrease in Capital” on page .

•	Conditions to the Completion of the Merger (page ). The completion of the merger depends upon the satisfaction of a number of conditions, unless waived, including:

•	approval of the merger agreement by the holders of two-thirds (2/3) of the outstanding shares of West Metro common stock, which approval cannot be waived;

•	absence of pending or threatened litigation regarding the merger; and

•	that the aggregate number of shares (i) to be cashed-out in the merger, plus (ii) the number of dissenting shares held by stockholders who exercise their rights to dissent to the merger pursuant to the provisions of the Georgia Business Corporation Code (“GBCC”), does not exceed 20% of the issued and outstanding shares of West Metro common stock. Based upon the list of shareholders as of September 30, 2004, the maximum number of shares of West Metro common stock to be cashed-out in the merger is 35,010; thus West Metro does not anticipate any application of this condition to the merger agreement to consummate the transaction. Neither the board of directors of West Metro nor Newco has made a determination or agreement to waive any of the above-listed conditions to the completion of the merger.

•	Termination of Merger Agreement (page ). Either of us may terminate the merger agreement at any time before the merger is effective.

•	Material U.S. Federal Income Tax Consequences (page ). The receipt of cash in the merger will be taxable for United States federal income tax purposes. You will be treated as either having sold your shares of West Metro common stock for the cash received or as having received the cash as a dividend. In general, your receipt of cash in exchange for your shares of West Metro common stock will be treated as a sale or exchange and you will recognize gain or loss in an amount equal to the cash received less your adjusted tax basis of your shares exchanged for such cash if you actually and constructively own no shares of West Metro common stock immediately after the exchange. If you actually or constructively own shares of West Metro common stock after the exchange, your receipt of cash in exchange for your shares of West Metro common stock may be taxed as a dividend. Stockholders who do not receive cash should not recognize any gain or loss on continuing to hold their shares of West Metro common stock as a result of the merger. For a more complete description of the federal income tax consequences to you as a result of the merger, please read the discussion under “Special Factors – Material U.S. Federal Income Tax Consequences” on page .

•	Opinion of Financial Advisor (page ). Burke Capital Group (“Burke Capital”), financial advisor to the board of directors of West Metro, has delivered a written opinion of valuation of the fair market value of the common stock of West Metro to the board of directors of West Metro dated August 10, 2004. You should read this opinion and the section of this proxy statement entitled “Opinion of Financial Advisor” beginning on page completely to understand the procedures followed, matters considered and limitations on the reviews undertaken by Burke Capital in providing its opinion.

•	Appraisal Rights of Stockholders (page ). All stockholders of West Metro, under the provisions of the GBCC, have the right to dissent to the merger, both those who will be cashed-out and those who own more than 450 shares. If the merger is approved by the stockholders and consummated, any stockholder who properly perfects his or her right to dissent to the merger will be entitled to receive an amount of cash equal to the fair value of his or her shares rather than the consideration provided by the merger agreement.

•	Reasons for the Merger (page ). Our primary reason for the merger is that the successful completion of the merger will enable us to suspend filing periodic and annual reports with the SEC and therefore no longer incur the significant costs of complying with the reporting requirements of the Exchange Act. For more information on our reasons for the merger, please see “Special Factors – Purpose and Reasons for the Merger” on page of this proxy statement.

•	Special Meeting of Stockholders (page ). The special meeting of West Metro stockholders will be held on November , 2004, at 4:30 p.m., local time, at the offices of West Metro located at 68 First National Drive, Dallas, Georgia. At the special meeting, you will be asked:

•	to approve the merger agreement that provides for the merger of the merger subsidiary with and into West Metro; and

•	to act on any other matters that may be submitted to a vote at the special meeting or any adjournments or postponements of the special meeting.

•	Shares Entitled to Vote; Quorum and Vote Required (page ). Approval of the merger agreement requires the approval of the holders of two-thirds (2/3) of the outstanding shares of West Metro common stock. As of the close of business on September 30, 2004, there were 1,200,000 shares of West Metro common stock entitled to notice of and to vote at the special meeting. All holders of record of West Metro common stock as of September 30, 2004, will receive a copy of this proxy statement and are entitled to vote at the special meeting.

•	Recommendation of the West Metro Board and Determination of Fairness of the Merger Proposal (page ). Based on the reasons discussed elsewhere in this document, including the opinion of Burke Capital, its financial advisor, the board of directors of West Metro and Filing Persons believes that the merger is fair to, and in the best interests of, all of our unaffiliated shareholders, both those who own 450 shares or less than those and own more than 450 shares. See “Recommendation of the Board of Directors; Fairness of the Merger Proposal” on page , and “Fairness Determination by Filing Persons” on page , and unanimously recommends that you vote FOR the proposal to approve the merger agreement. In considering the recommendation of the board of directors, you should be aware that the members of the board and the executive officers of West Metro and the Bank (10 persons) control approximately 45.2% of the outstanding shares of West Metro common stock and all of such persons are expected to continue as stockholders and control approximately 46.5% of the West Metro common stock following the merger. Also, the executive officers and directors of West Metro will continue to be the executive officers and directors of West Metro following the merger. See “Special Factors – Interests of Executive Officers and Directors in the Merger” on page and “Special Factors – Conduct of West Metro’s Business After the Merger” on page .

•	Members of West Metro’s Management are Expected to Vote Their Shares for Approval of the Merger Agreement (page ). As of September 30, 2004, the directors and executive officers of West Metro and the Bank (10 persons) beneficially owned a total of 542,065 shares of West Metro common stock, or approximately 45.2% (not including any shares that may be acquired pursuant to the exercise of stock options), of the total shares entitled to vote at the annual meeting. These shares are expected to be voted for approval of the merger. If these shares are voted in favor of the merger agreement, then stockholders owning an additional 258,335 shares would be required to vote in favor of the merger in order for the proposal to receive approval by two-thirds (2/3) of the outstanding shares of West Metro common stock. See “The Parties – Security Ownership of Certain Beneficial Owners and Management” on page .

•	Effective Time of the Merger (page ). The merger will become effective at the date and time specified in the certificate of merger to be issued by the Georgia Secretary of State. If West Metro stockholders approve the merger at the special meeting, and if we obtain any required regulatory approvals and the other conditions to the parties’ obligations to effect the merger are met or waived by the party entitled to do so, we anticipate that the merger will be completed in November of 2004, although delays could occur.

We cannot assure you that we can obtain the necessary stockholder and regulatory approvals or that the other conditions to completion of the merger can or will be satisfied.

•	Financing of the Merger (page ). We estimate that the maximum total funds required to fund the payment of the consideration to be paid to cashed-out stockholders and to pay fees and expenses relating to the merger will not exceed approximately $465,000. We will fund the purchase of the cashed-out shares and any dissenting shares, as well as the fees and expenses relating to the merger, primarily through a $1 million line of credit with The Bankers Bank and any excess with earnings generated from our operations.

•	Management After the Merger (page ). The board of directors and executive officers of West Metro and the Bank will not be changed by the merger.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

Q:	What will happen in the merger?

A:

In the merger, the merger subsidiary will be merged with and into West Metro, with West Metro being the surviving corporation. As a result of the merger, stockholders who own 450 or fewer shares of West Metro common stock, except for shares owned by stockholders who properly exercise their rights to dissent to the merger, will receive $11.75 in cash for each share owned, without interest. Stockholders who hold more than 450 shares of West Metro common stock will continue to hold shares of West Metro common stock and will not receive any cash in connection with the merger. The merger agreement, a copy of which is attached hereto as Appendix A, has specific provisions regarding the treatment of shares held in street name. Please read the discussion under “The Merger Agreement – Conversion of Shares in the Merger” on page      for a description of these provisions generally as well as the terms of the merger agreement.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible, and we expect the merger to be completed during December of 2004.

Q:	What are the stockholders being asked to vote upon?

A:	The stockholders are being asked to approve the merger agreement providing for the merger of merger subsidiary with and into West Metro. If successfully completed, the merger will reduce the number of our stockholders, which will enable us to discontinue our reporting requirements under federal securities laws, which will eliminate the significant expense related to those reporting requirements.

Q:	What votes are required for approval?

A:	Approval of the merger requires the affirmative vote of two-thirds (2/3) of the outstanding shares of West Metro common stock outstanding on September 30, 2004.

Q:	How does the board of directors recommend that I vote?

A:	The board of directors, by a unanimous vote, has approved and adopted the merger agreement and recommends that you vote FOR approval of the merger agreement. In considering the recommendation of the board of directors, you should be aware that the members of the board and the executive officers of West Metro and the Bank (10 persons) control approximately 45.2% of the outstanding shares of West Metro common stock and all of such persons are expected to continue as stockholders and control approximately 46.5% of the West Metro common stock following the merger. Also, the executive officers and directors of West Metro will continue to be the executive officers and directors of West Metro following the merger. See “Special Factors – Interests of Executive Officers and Directors in the Merger” on page and “Special Factors – Conduct of West Metro’s Business After the Merger” on page .

Q:	What happens if I transfer my shares after the record date?

A:	The record date for the special meeting is earlier than the expected date of the merger. Therefore, if you transfer your shares of West Metro common stock after the record date, but prior to the merger, you will retain the right to vote at the special meeting, but the right to receive the merger consideration will transfer with the shares of stock.

Q:	What do I need to do now?

A:	After you have thoroughly reviewed this proxy statement, simply indicate on your proxy card how you want to vote and sign, date and complete your proxy card and mail it in the enclosed envelope as soon as possible.

Q:	What happens if I don’t return a proxy card or vote my shares in person at the special meeting?

A:	If you do not vote your shares, either in person or by proxy, or if you abstain from voting on the merger agreement, it has the same effect as if you voted against approval of the merger agreement. In addition, if your shares are held in street name and you do not instruct your broker on how to vote on this proposal, your broker will not be able to vote for you. This will have the same effect as a vote against approval of the merger agreement.

Q:	May I vote in person?

A:	Yes. You may attend the special meeting and may vote your shares in person, rather than signing and mailing a proxy card. However, to ensure your shares are represented at the special meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope.

Q:	May I change my vote after I have submitted my proxy card?

A:	Yes. Just send by mail a written revocation or a later-dated, completed and signed proxy card before the special meeting or simply attend the special meeting and notify the secretary of the special meeting that you want to vote in person.

Q:	What is the time and place of the special meeting?

A:	The special meeting will be held at the offices of West Metro located at 68 First National Drive, Dallas, Georgia, 4:30 p.m., local time, on December , 2004.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted, which will have the same effect as a vote against the merger agreement.

Q:	Do I have any rights to avoid participating in the merger?

A:	Yes. All stockholders, both those owning 450 shares or less and those owning more than 450 shares have the right to withhold your vote for the merger agreement, dissent to the merger and seek the fair value of your shares as described in “Special Factors – Appraisal Rights of West Metro Stockholders” beginning on page . The fair value may be more or less than the value of the West Metro common stock being paid in the merger. In order to perfect your rights to dissent, you must provide us written notice of your intent to dissent to the merger prior to the special meeting and you must not vote in favor of the merger agreement. In addition, shareholders who wish to increase their record holdings in order to avoid being cashed out may do so by purchasing shares of West Metro common stock from other shareholders prior to the effective time of the merger.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, we will send you written instructions for exchanging your stock certificates.

Q:	What if I hold shares in street name?

A:	Any shares you hold in street name will be added to the number of any shares you may hold directly in record name in determining the number of shares you hold. You will be entitled to receive the cash amount payable in the merger only if you certify to West Metro that the total number of shares you hold (whether held of record or in street name) is 450 or less. The merger agreement has detailed provisions regarding the treatment of shares held in street name. Please read the discussion under “The Merger Agreement – Conversion of Shares in the Merger” on page for a description of these provisions generally as well as the terms of the merger agreement.

Q:	How will West Metro be operated after the merger?

A:	After the merger, West Metro will continue to operate as a bank holding company and the parent corporation for the Bank, but will no longer file reports with the SEC. West Metro expects its business and operations to continue as they are currently being conducted and, except as disclosed in this proxy statement, the merger is not anticipated to have any effect upon the conduct of such business. Our board of directors believes the going-private transaction is consistent with West Metro’s vision of remaining a locally-owned and independent banking company. As a result of the merger, stockholders of West Metro who receive cash for their shares in the merger will no longer have a continuing interest as stockholders of West Metro and will not share in any future earnings and growth of West Metro.

Q:	Who can help answer my questions?

A:	If you have additional questions about the merger, you should contact J. Michael Womble at West Metro Financial Services, Inc., P. O. Drawer 1190, 68 First National Drive, Dallas, Georgia 30157, telephone (770) 505-5107.

SUMMARY FINANCIAL INFORMATION

The following table summarizes consolidated financial results of West Metro for the periods and at the dates indicated and should be read in conjunction with West Metro’s consolidated financial statements and the notes to the consolidated financial statements contained in reports that West Metro has previously filed with the SEC. Historical financial information for West Metro can be found in our Annual Report on Form 10-KSB for the year ended December 31, 2003, which is attached to this proxy statement as Appendix C. You should not assume the results of operations for past periods indicate results that may be obtained for any future period.

Selected Historical Financial Data

	For the Six Months Ended June 30,
(In thousands except per share data)	2004	2003
Net interest income	$1,821	1,098
Provision for loan losses	352	219
Other income	175	256
Other expense	1,369	1,185
Income taxes	110	—
Net earnings (loss)	$165	(51)

PER COMMON SHARE
Basic earnings per share	$0.14	(0.04)
Diluted earnings per share	0.14	(0.04)
Cash dividends declared	—	—
Book value	$9.68	9.22

AT PERIOD END
Loans, net	$91,036	52,678
Earning assets	96,688	60,358
Assets	101,632	63,254
Deposits	88,197	52,041
Shareholders’ equity	11,612	11,067
Common shares outstanding	1,200	1,200

AVERAGE BALANCES
Loans	$77,272	47,905
Earning assets	84,385	55,698
Assets	88,479	58,503
Deposits	76,786	47,377
Shareholders’ equity	11,546	11,095
Weighted average shares outstanding	1,200	1,200

KEY PERFORMANCE RATIOS
Return on average assets (annualized)	0.37%	(0.17)%
Return on average shareholders’ equity (annualized)	2.86%	(0.92)%
Dividend payout ratio	—	—
Average equity to average assets	13.05%	18.96%

	2003	2002
FOR THE YEAR
Net interest income	$2,383,680	1,144,245
Provision for loan losses	402,626	500,000
Noninterest income	526,739	312,227
Noninterest expense	2,382,546	1,481,382
Net earnings (loss)	$370,474	(524,910)

PER COMMON SHARE
Basic earnings (loss)	$.31	(.44)
Diluted earnings (loss)	.22	(.72)
Cash dividends declared	—	—
Book value	$9.57	9.27

AT YEAR END
Loans, net	$65,720,988	39,212,970
Earnings assets	69,015,626	43,544,140
Assets	71,779,558	45,987,265
Deposits	59,174,579	34,719,753
Shareholders’ equity	$11,480,306	11,123,082
Common shares outstanding	1,200,000	1,200,000

AVERAGE BALANCES
Loans	$53,574,769	22,710,122
Earnings assets	60,251,831	28,203,129
Assets	63,117,570	31,785,712
Deposits	47,782,845	20,243,192
Stockholders’ equity	$10,725,590	10,706,890
Weighted average shares outstanding	1,200,000	1,200,000

KEY PERFORMANCE RATIOS
Return on average assets	0.59%	(2.22)%
Return on average stockholders’ equity	3.45%	(6.43)%
Net interest margin	3.95%	5.25%
Dividend payout ratio	—	—
Average equity to average assets	16.99%	33.68%

Selected Pro Forma Consolidated Financial Data

The following selected pro forma financial data illustrates the pro forma effect of the merger on West Metro’s financial statements as of June 30, 2004, for the six months ended June 30, 2004 and for the year ended December 31, 2003. Management has prepared this information based on its estimate that West Metro will pay approximately $411,368 to shareholders and approximately $53,000 in professional fees and other expenses in the Merger. Please see “Pro Forma Consolidated Financial Information” for the complete pro forma financial information relating to this transaction.

(In thousands except per share data)	As of and for the six months ended June 30, 2004	As of and for the year ended December 31, 2003
Net interest income	$1,813	2,365
Provision for loan losses	352	403
Other income	175	527
Other expense	1,369	2,383
Income tax expense (benefit)	106	(252)
Net income	$160	358

PER COMMON SHARE
Basic earnings per share	$0.14	0.31
Diluted earnings per share	0.14	0.31
Book Value	$9.57	9.18

AT PERIOD END
Assets	$101,632	71,780
Shareholder’s equity	$11,148	11,016
Commons share outstanding	1,165	1,165
Weighted average shares outstanding	1,165	1,165

SPECIAL FACTORS

Background of the Merger

Overview. West Metro was organized on May 9, 2001 to be the parent holding company for the Bank, a national bank chartered on March 25, 2002. As of September 30, 2004, there were 1,200,000 shares of West Metro common stock issued and outstanding held by approximately 400 current record holders. Approximately 144 of these record stockholders hold 450 or fewer shares (including beneficial owners whose shares are registered in the name of a broker). Collectively, these 144 record holders own an aggregate of approximately 35,010 shares, representing approximately 2.9% of our outstanding shares.

As a public company, West Metro is required to prepare and file with the SEC, among other items, the following:

•	Quarterly Reports on Form 10-QSB;

•	Annual Reports on Form 10-KSB; and

•	Current Reports on Form 8-K.

The costs associated with these reports and other filing obligations comprise overhead expense. These costs include professional fees for our auditors and corporate counsel, printing and mailing costs, internal compliance costs and transfer agent costs. These SEC reporting and compliance related costs have been increasing over the years, and we believe they will continue to increase, particularly as a result of the additional reporting and disclosure obligations imposed on public companies by the recently enacted Sarbanes-Oxley Act of 2002.

Accordingly, the board of directors determined that the recurring expense and burden of maintaining many small stockholder accounts, coupled with the costs associated with complying with the reporting requirements of Section 15(d) of the Exchange Act, is not cost efficient for West Metro. Additionally, the board of directors determined, even though our shares of common stock are registered with the SEC, no market maker actively makes a market in our common stock and there is limited trading in our shares of common stock. During the 12 months prior to the public announcement of the proposed merger, our stock traded infrequently with only 10 trades known to management of West Metro. The board of directors believes that our stockholders derive little benefit from West Metro’s status as a public company. The board of directors also concluded that, as a private company, management would have increased flexibility to consider and initiate actions that may produce long-term benefits and growth without the pressure and expectation to produce quarterly earnings per share growth. As a result, our management began to explore the possibility of reducing our number of stockholders of record to below 300 in order to suspend our periodic reporting obligations to the SEC.

Alternatives Considered. In making this determination, the board of directors considered other means of achieving the same result, but rejected these alternatives because the board of directors believed that the merger would be simpler, less costly and would be most likely to achieve the desired result. The alternatives considered were:

•

Self Tender Offer. The board of directors was uncertain as to whether this alternative would result in shares being tendered by a sufficient number of record stockholders so as to accomplish the going private objective and reducing recurring costs. The board found it unlikely that many holders of small numbers of shares would make the effort to tender their shares. In addition, an estimated cost of such a transaction would be difficult to calculate because of the unpredictability of the number of shares that might be tendered by the shareholders. For example, to achieve the goal of reducing the number of stockholders to below 300, a minimum of 35,010 shares would have to be re-purchased. This number of shares is based on the minimum number of the smallest stockholders selling their shares in the tender offer. At a purchase price of $11.75 per share, the total cost would be approximately $411,000, which is the estimated maximum cost of acquiring shares in the recommended merger transaction. The expenses of independent appraisal, legal, accounting, printing, mailing, filing fees and other miscellaneous costs of a voluntary tender offer would be substantially the same as the merger transaction (approximately $53,000 as described below). However, the board determined it would be highly unlikely that all the stockholders who own 450 shares or less would voluntarily sell their stock in the tender offer. Thus, the share threshold of a tender offer would have to be increased to at least include stockholders owning 600 shares or less to ensure a sufficient number of stockholders that would sell to achieve the required reduction in the overall number of stockholders of the company. A tender offer to all stockholders who hold 600 or less shares, if accepted by all such stockholders, would have a maximum cost of $824,027 ($11.75 multiplied by 70,130 shares) to acquire the shares plus the transaction expenses. Although the board was unable to quantify the exact cost, it was clear using the voluntary tender offer would require the purchase of significantly more shares. The board considered these increased costs and the unpredictability of the overall capital that would be needed to be paid out of the company to effectuate the transaction and rejected this alternative.

•	Reverse Stock Split. This alternative would accomplish the objective of reducing the number of record stockholders, assuming approval of the reverse stock split by West Metro’s stockholders. In a reverse stock split, West Metro through an amendment to its articles of incorporation would reduce the number of issued and outstanding shares of West Metro common stock, such that stockholders owning a certain number of shares would own less than one full share of West Metro common stock, and West Metro would distribute cash for the resulting fractional share interests. While the reverse stock split and the merger would both achieve the same objective of reducing the number of record stockholders, the board chose the merger because it concluded that a reverse stock split would cost West Metro more because it would have to pay cash to large stockholders for their fractional shares, even though they would remain stockholders after the transaction. For example, a reverse stock split converting 500 shares to 1 share would have an estimated cost of approximately $625,400 resulting from the fractionalization of 53,225 shares at $11.75 per share. The board also considered the additional transactional expenses involved in the reverse stock split given the increased number of shares and shareholders involved. The board also considered structuring the transaction as a reverse stock split coupled with an offer to sell additional shares of West Metro common stock to stockholders who would own at least one share following the reverse stock split, but this approach was determined to be too complicated and expensive.

•	Purchase of Shares in the Open Market. The board rejected this alternative because it concluded that it was highly unlikely that West Metro could acquire shares from a sufficient number of holders to accomplish the board’s objectives, and the unpredictability of the ultimate costs and expenses of such a transaction. Because the voluntary nature of this alternative is similar to a self-tender offer as discussed above, the estimated range of costs to achieve the desired reduction in stockholders was determined to be substantially the same.

The merger proposal is being made at this time because the sooner the proposal can be implemented, the sooner West Metro will cease to incur the expenses and burdens associated with the reporting requirements of Section 15(d) of the Exchange Act and the sooner stockholders who are to receive cash in the merger will receive and be able to reinvest or otherwise make use of such cash payments.

After consideration of the various alternatives described above, the board determined that the merger proposal was the best choice for the stockholders and West Metro. Significantly, West Metro estimates that following the proposed merger approximately 256 stockholders of record will remain, which will leave West Metro comfortably below the maximum of 300 stockholders of record necessary to suspend our reporting obligations to the SEC under the Exchange Act.

Board of Directors. In evaluating the proposed going private transaction, the board of directors recognized that there can be many advantages to being a public company, including stock value, stock liquidity, and use of company stock to raise capital or make acquisitions. Following its initial public offering, the board of directors of West Metro believed that it was in a position to utilize certain of these potential advantages to grow the new bank.

However, because of increased costs associated with an increase in regulatory compliance, including compliance with the USA Patriot Act, the Bank Secrecy Act, and the Sarbanes-Oxley Act during this period, management began to investigate the possibility of engaging in a going private transaction in order to reduce the costs associated with remaining a publicly traded company and the board of directors began to weigh the advantages and disadvantages of continuing as a publicly-traded company with a broad stockholder base against the advantages and disadvantages of becoming a private company and reducing West Metro’s stockholder base.

On January 22, 2004 the board of directors met with its accountant David Wood of Porter Keadle Moore, LLP who discussed the ever increasing burdens imposed by the new Sarbanes-Oxley Act (the “Act”) and the provisions that were due to become effective. He reported that several companies will be taken private in 2004 to cut costs which have escalated from 100 to 200 percent of over the past 12 to 18 months. The Act addresses auditor independence, financial disclosure, corporate responsibility and ethics. The compliance costs are disproportionate for small companies as compared to large companies. The need to comply with Section 404 of the Act requires auditors to assess whether a company’s internal controls are sufficient to produce accurate financial statements and the estimated cost for the company would be a one-time cost of $75,000 to implement and an annual increase in costs of approximately $50,000 for the legal fees, accounting fees and internal costs associated with having to increase resources for financial reporting. Also discussed was the downside to privatization in that companies no longer have access to financial markets to raise capital but must instead seek private sources. After a discussion, the board members asked Chairman Womble, John Hall, Kathy Hulsey and David Wood to investigate the procedures and costs for West Metro to go private.

On February 26, 2004 John Hall led the board members in a discussion on the advantages and disadvantages of going private. The negatives discussed were:

•	Possible negative market/shareholder perception (those cashed out)

•	Estimated Transaction Cost: Attorney Fees $20,000

                                                                           Accounting                             $5,000

                                                                           Appraisal                                $5,000-$35,000

                                                                           SEC                                          Filing Fee, printing and                                                                                                                              mailing costs

•	No further access to financial markets to raise capital but must seek private sources, with reduced number of potential investors/shareholders

The positives discussed were:

•	After cost of going private—legal and accounting fees will be reduced significantly: estimated increase of these expenses in the future of at least $50,000 for SEC required reporting

•	approximately $75,000 in 2005 for one time fee to implement procedures to comply with Section 404 of the Act (Internal Controls Documentation)

After a lengthy discussion, the board authorized management to evaluate proposals for a stock valuation, engage a company to perform a valuation of West Metro stock, and begin the going-private process.

On March 18, 2004 John Hall reported on the bids received from the attorneys and various valuation companies in consideration of a going private transaction. Upon motion duly made, seconded and carried, John Hall was authorized to enter into a contract with Burke Capital Group, LLC to offer an estimate of the fair market value of the West Metro Financial Services common stock on a per-share basis.

At the June 24 meeting, management presented its report on the costs and benefits of proceeding with a going private transaction. In addition, management updated the board on its analysis of a potential going private transaction, including its meeting with potential counsel and financial advisors. The board of directors approved the engagement of Martin Snow, L.L.P. to act as West Metro’s counsel. At the meeting, management discussed the advice of West Metro’s legal counsel which included several options for proceeding with a going private transaction as well as the board’s fiduciary duties in connection with such a transaction. West Metro’s legal counsel had reviewed with management alternative methods of effecting the transaction and the board’s fiduciary duties in connection with the various methods available to achieve the board’s objective of becoming a private company. Management also informed the board of Martin Snow’s advice regarding various other corporate and securities law matters applicable to the transaction, including the application of the rights of stockholders to dissent to the transaction. Following consideration of the matters discussed, the board determined that if it were to go forward with the going private transaction, it would most likely be in the form of a merger with a newly-formed, wholly-owned subsidiary of West Metro. The board of directors also resolved to establish a holding company line of credit with The Bankers Bank in the amount of $1 million in order to fund the payments to stockholders who would be cashed out in connection with a going private transaction. The board also authorized management to engage an independent financial advisor, Burke Capital Group, to advise the board on the fair market value of the common stock of West Metro.

At a regular meeting held on August 26, 2004, Burke Capital delivered to the board of directors its draft report on the valuation of a minority interest in West Metro common stock dated August 10, 2004. Burke Capital’s valuation in the draft indicated that the fair value of a minority interest in West Metro common stock was $11.60 per share. Burke Capital’s draft report provided the board with a detailed explanation of the financial analyses supporting the range of values and the methods utilized in preparing its valuation. The draft valuation report also included a general discussion of approaches to valuation, and an analysis of the financial condition of West Metro. Additionally, the draft valuation report included an overview of approaches to value utilized by Burke Capital in making its preliminary determination of value, historical trading information for a “peer” group of publicly traded banks of comparable size to West Metro located in the southern United States, and financial information from public bank holding companies and banks that had been recently acquired by other financial institutions. The draft valuation also included a discussion of the assumptions made by Burke Capital in preparing the draft valuation as well as certain other limiting conditions. See “– Opinion of Financial Advisor” on page     .

After reviewing the draft valuation of Burke Capital, the board then renewed its discussions as to whether it was in the best interests of West Metro and its stockholders to engage in the going private transaction. After discussion, the board unanimously approved the going private transaction by means of the merger pursuant to which stockholders owning 450 or would receive cash for their shares of West Metro common stock. At the meeting, the board also unanimously authorized management to accept the commitment letter from The Bankers Bank for a $1 million line of credit for West Metro as a means of funding the going private transaction. After further discussion, the board of directors voted to set the “cash out” price at $11.75 per share, and which vote was the unanimous decision of the board.

The board determined that the merger proposal was fair to all stockholders including both unaffiliated stockholders receiving cash in the merger and those retaining their shares. In making this determination, the board did not utilize the following procedural safeguards:

•	the merger transaction was not structured to require separate approval by a majority of those stockholders who are not executive officers or directors of West Metro; and

•	the board of directors did not retain any unaffiliated representative to act solely on behalf of stockholders who are not officers or directors for purposes of negotiating the terms of the merger transaction or to prepare a report regarding the fairness of the transaction.

The board did not consider a possible sale of West Metro. No offers were presented to the board, and no offers were solicited in keeping with the board of directors’ strategic determination to maintain West Metro as an independent, locally-owned community banking company.

Following the meetings described above and a full discussion regarding the information presented, the directors unanimously determined, after giving careful consideration to a number of factors, that the merger agreement and the merger price were fair to, and in the best interests of, West Metro, and its stockholders, including both affiliated and unaffiliated stockholders, and unanimously approved the merger agreement and the merger. On August 30, 2004, following a review of the merger agreement, Burke Capital delivered a final copy of its report of a valuation of the fair market value of West Metro common stock. The report was dated August 10, 2004. There were no material changes included in the final valuation report delivered by Burke Capital compared to the draft version of the report delivered to the board on August 26, 2004. On August 30, 2004, West Metro publicly announced that West Metro and the merger subsidiary had entered into the merger agreement effective August 26, 2004.

Purpose and Reasons for the Merger

For the past several years, there has been minimal trading activity in our common stock, with periods of several months of no activity. As a result, our stockholders have limited options in selling their shares of common stock despite the fact that we file periodic and annual reports pursuant to Section 15(d) of the Exchange Act. Since no active market exists for our common stock and there is little trading activity, our board of directors has determined that it is in the best interests of West Metro and its stockholders to cease being a public company by reducing the total number of stockholders to below 300.

In recent years, our board of directors has come to believe, based upon their experience as directors of West Metro and their general business experience, that the public marketplace has had less interest in public companies with a small market capitalization and a limited number of shares available for trading. The board of directors believes it is highly speculative whether our common stock would ever achieve significant market value with an active and liquid market. The realization that our common stock might not in the foreseeable future achieve significant market value as a public company is one of the reasons that ultimately caused the board of directors to conclude that West Metro is not benefitting from being a public company, and that it would be in the best interest of West Metro and its stockholders for West Metro to be privately held.

In addition, the board of directors noted that a relatively large percentage of West Metro’s stockholders hold 450 or fewer shares; however, in the aggregate, these stockholders own an estimated 2.9% of West Metro’s outstanding shares. As a result, the board concluded that costs associated with reducing the number of stockholders of record below 300 was reasonable in view of the anticipated benefits of being privately held.

The purpose of the merger is to allow West Metro to reduce the number of stockholders of record to fewer than 300 so as:

•	to permit cashed-out stockholders to receive cash for their shares without having to pay brokerage commissions at a price that represents a premium of over the most recent sales price prior to announcement of the merger agreement for West Metro common stock and over the median sales price in the three month period prior to announcement of the merger. If the merger is implemented, the officers and directors of West Metro (and all other holders of more than 450 shares) will benefit by an increase in their percentage ownership of West Metro common stock, although the net book value of their holdings will decrease;

•	to relieve West Metro of the administrative burden and costs associated with filing reports and otherwise complying with the periodic reporting requirements of the Exchange Act by suspending its obligation to file reports with the SEC under the Exchange Act. These costs are estimated to be $46,000 for the year 2004, and are expected to increase by approximately $50,000 per year beginning in 2005.

•	to decrease the expense and burden of dealing with West Metro’s high number of stockholders holding small positions in West Metro common stock (which is included in the total anticipated cost savings above; and

•	to increase management’s flexibility to consider and initiate actions that may produce long-term benefits and growth without the pressure and expectation to produce quarterly earnings per share growth.

The proposed merger is expected to result in the cashing-out of the equity interests of approximately 144 stockholders of West Metro common stock that, at the effective time of the merger, own 450 or fewer shares of West Metro common stock at a price determined to be fair by the entire board of directors.

The board considered that some stockholders may prefer to continue as stockholders of West Metro as a public company. However, the board believes that the disadvantages of having West Metro continue to be a public company outweigh the advantages of having a large shareholder base. The board has no present intention to raise capital through sales of securities in a public offering or to acquire other business entities using stock as the consideration for any such acquisition. Accordingly, West Metro is not likely to make use of any advantage (for raising capital, effecting acquisitions or other purposes) that West Metro’s status as a public company may offer.

West Metro incurs direct and indirect costs associated with compliance with the SEC’s filing and reporting requirements imposed on public companies. West Metro also incurs substantial indirect costs as a result of, among other things, the executive time spent to prepare and review such filings. Because West Metro has relatively few executive personnel, these indirect costs can be substantial and we estimate these indirect costs to be $15,000 for the year 2004. West Metro’s direct and indirect costs related to being a public company are estimated to approximate $46,000 for the year 2004 specifically, as follows:

Independent auditors	$19,000
SEC counsel	$10,000
Printing, mailing and SEC filings	$2,000
Internal compliance costs	$15,000

Total	$46,000

However, it is estimated these costs, specifically the legal and accounting fees, will increase by approximately $50,000 per year due to implementation of Section 404 of the Sarbanes-Oxley Act, which will require the company to document and test its internal controls on an annual basis. In addition, a one time implementation expense of approximately $75,000 would be expected in 2005. Because of these additional regulatory requirements and the indirect costs associated with the executive time necessary to prepare and review such filings, which is also expected to increase significantly to approximately $30,000 per year, the board anticipates West Metro will save approximately $155,000 in the year 2005 alone, with additional per year savings of at least $80,000 in the years thereafter.

The board determined that the investment of approximately $411,400 in West Metro’s common stock is in the best interest of our shareholders. In order to complete the investment, we expect one-time expenses related to professional services of approximately $53,000 and an increase in annual interest expenses for several years of approximately $20,000. In exchange, as a result of our ability to deregister our common stock, we anticipate a savings of $155,000 in 2005 and a perpetual annual savings of $80,000 thereafter. Additionally, the decrease in the number of shares outstanding will reduce West Metro’s overall cost of capital, permitting higher returns to the remaining shareholders. Furthermore, we cannot be assured that our compliance costs or obligations will remain stable in future years. After considering the increasing and unpredictable nature of these costs, the relative difficulty of controlling them in the face of dynamic and challenging legal requirements, and, in particular, the absence of a meaningful corresponding benefit, the board determined that the investment in West Metro’s common stock in the merger would serve the company’s long-term best interests.

Recommendation of the Board of Directors; Fairness of the Merger Proposal

After considerable discussion, the board of directors, including those directors who are not employees of West Metro, unanimously determined that the merger agreement is in the best interests of West Metro and all of its stockholders. In reaching its conclusion, the board also determined that the transaction is in the best interests of unaffiliated stockholders who will receive cash in the merger as well as those who will retain their shares of common stock after the merger. Unaffiliated stockholders are those who do not own 10% or more of the outstanding common stock or are not directors or officers of West Metro, or have any family or business relationship with directors, officers, or 10% shareholders. The board also believes that the process by which the transaction was approved is fair to all of West Metro’s stockholders, and it concluded that the process was fair to unaffiliated stockholders receiving cash in the merger as well as those unaffiliated stockholders who will retain their shares after the merger. The board also believes that the process by which the transaction was approved is fair to West Metro’s stockholders, including unaffiliated stockholders. The board’s determination as to the per share price of $11.75 was arrived at following a vote of the members of the board of directors at which the price was approved by a unanimous vote.

All of the directors of West Metro have unanimously agreed that the going-private transaction is in the best interests of West Metro and all of its stockholders and, following the vote upon the per share price to be paid in the merger, and based upon the valuation report provided by Burke Capital, unanimously agreed that the per share price to be paid in the merger is fair to all of the stockholders of West Metro and unanimously approved the merger agreement which included the $11.75 per share price. The board of directors also believes that the process by which the transaction is to be approved is both procedurally and substantively fair. The board of directors unanimously recommends that the stockholders vote FOR approval of the merger agreement. Each member of the board of directors and each executive officer of West Metro has advised West Metro that he or she intends to vote their shares in favor of the merger agreement for the reasons described below. As of September 30, 2004, the directors and executive officers of West Metro and the Bank (10 persons) beneficially owned a total of 542,065 shares of West Metro common stock, or approximately 45.2% (not including any shares that may be acquired pursuant to the exercise of stock options), of the total shares entitled to vote at the special meeting. Accordingly, only the approval of stockholders owning an additional 258,335 shares is necessary for the approval of the merger agreement.

The board has the authority to reject (and not implement) the merger (even after approval thereof by stockholders) if it determines subsequently that the merger is not then in the best interests of West Metro and its stockholders.

The board considered a number of factors in determining to approve the merger agreement. West Metro’s primary reason for the merger is that after the merger West Metro’s shares will no longer be registered under the Exchange Act. The board considered the views of management relating to cost savings to be achieved by terminating the registration of the common stock under the Exchange Act. West Metro’s management determined that cost savings of approximately $155,000 in 2005 and approximately $80,000 per year thereafter per year could be achieved if West Metro terminated the registration of its shares under the Exchange Act, including indirect savings resulting from reductions in the time and effort currently required of management to comply with the reporting and other requirements associated with continued registration of the common stock under the Exchange Act. Similarly, the board also considered the decrease in the expense and burden of dealing with West Metro’s high number of stockholders holding small positions in West Metro common stock that would result from the merger. The board also considered the effect that terminating the registration of the common stock would have on the market for the common stock and the ability of stockholders to buy and sell shares. However, the board determined that even as a publicly-traded corporation, there is a very limited market for the shares of West Metro common stock, especially for sales of large blocks of such shares, and that West Metro’s stockholders derive little benefit from West Metro’s status as a publicly-held corporation. The board determined that cost savings and reduced burden on management to be achieved by terminating registration of the common stock under the Exchange Act outweighed any potential detriment from terminating such registration.

Substantive Fairness. The board considered numerous factors, discussed below, in reaching its conclusion as to the fairness of the merger to all of West Metro’s stockholders, including its determinations as to the fairness of the merger to unaffiliated stockholders who will receive cash in the merger as well as those who will retain their shares of West Metro common stock after the merger. The board did not assign any specific weights to the factors listed below. Moreover, in their considerations individual directors may have given differing weights to different factors.

•	Historical Market Prices of West Metro Common Stock. West Metro is not listed or quoted on any exchange and has minimal trading activity. During the 12 months prior to the public announcement of the proposed merger, based on trades known to management of West Metro, the stock traded very infrequently. The board reviewed high and low sales prices for West Metro common stock from January 1, 2004 to August 31, 2004, which ranged from $10.00 to $11.10 per share. You should read the discussion under “Common Stock and Dividend Information – Per Share Market Prices and Dividend Information” on page for more information about our stock prices. The last sale price of West Metro common stock known to management that occurred prior to the public announcement of the merger agreement was $11.10 on August 9, 2004. Based upon the limited trading history and the related prices prior to the public announcement of the merger, the board believes that the price of $11.75 is fair to all unaffiliated stockholders of West Metro, both those who would receive cash and those who would retain their shares following the merger.

•	Net Book Value. As of June 30, 2004, West Metro’s book value per share was $9.68. Although book value was a factor that was considered by the board, among others, in determining the consideration to be paid to cashed-out stockholders in the merger, the board determined that it was not directly relevant because it was the board’s view that West Metro’s value as a going concern is greater than its book value. However, the board noted that the per share cash price of $11.75 payable in the merger reflected a multiple of 1.22 times West Metro’s June 30, 2004, book value per share. Although shareholders retaining an equity interest in the company will experience immediate reductions in book value (approximately 1.14%) and earnings per share, we believe both measures are likely to improve over the long term, in view of the asset and earnings growth we have experienced and project to achieve in the future as shown on page 21, and the reduction in expenses and the number of shares outstanding that will result from the merger. The board viewed these as factors supporting its recommendation to approve the merger and its conclusion as to the substantive fairness of the merger to unaffiliated shareholders retaining their equity interest in the company.

•	Going Concern Value. In determining the cash amount to be paid to cashed-out stockholders in the merger, the board valued West Metro shares on the basis of a going concern, without giving effect to any anticipated effects of the merger. A value of $11.60 per share was determined by the board to be the going concern value of each share of West Metro common stock. Also, the board did not consider the amount per share that might be realized in a sale of 100% of the stock of West Metro, as the board determined that consideration of such an amount was inappropriate in the context of a transaction that would not result in a change of control of West Metro. In determining the going concern value of West Metro’s shares, the board adopted the analyses and conclusions of its financial advisor, which are described under “ – Opinion of Financial Advisor” on page .

•	Opinion of Financial Advisor. The board considered the valuation report prepared by Burke Capital delivered to the board on August 10, 2004, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the cash consideration to be paid in the merger is fair, from a financial point of view, to West Metro’s stockholders, including unaffiliated stockholders who will receive cash in the merger as well as those who will retain their shares after the merger. The board also reviewed and considered the financial analyses supporting the valuation opinion of the financial advisor, including management’s projections as shown on page 21. The board was aware that, as part of Burke Capital’s valuation analysis, it relied on management’s projections and that such valuation included consideration of the possible appreciation of the per share price of West Metro’s common stock which might occur if these projections are achieved. The board determined that a small premium to the valuation of the financial advisor was fair to both groups of unaffiliated stockholders given the involuntary nature of the transaction for those receiving cash and the relatively small amount of the premium for those retaining their shares. You should read the discussion under “– Opinion of the Financial Advisor” on page .

•	Liquidity Event. The board considered the opportunity that the merger presents for stockholders owning 450 or fewer shares to liquidate their holdings without incurring brokerage costs, particularly given the relatively illiquid market for shares of West Metro common stock at a price that represents a premium over historical sales prices.

•	Tax Consequences. The board noted that the merger would not result in a taxable event for shareholders retaining their shares in the merger. The board also considered that, except with respect to shareholders who have acquired their shares within the prior 12 months, the cash consideration offered in the merger would be taxed as a long-term capital gain for shareholders terminating their actual and constructive stock ownership in the company. The fact that the transaction would not result in a taxable event to shareholders retaining their shares following the merger contributed to the board’s recommendation and conclusion as to the fairness of the transaction to unaffiliated shareholders who would retain their shares following the merger. Although the transaction would result in a taxable event to unaffiliated shareholders receiving cash in the merger, the board determined that this negative factor was mitigated somewhat by the positive factor that the cash to be received by these shareholders would likely receive tax-advantaged long-term capital gains treatment, and would not involve brokerage fees or commissions.

The board also recognized that the merger consideration to be paid to the cashed-out stockholders in the merger reflected a premium over the trading prices for the West Metro common stock prior to the announcement of the merger, which trading prices the board did not find to reflect accurately the fair value of such stock. The board did not consider historical prices paid by West Metro for its shares because West Metro has not purchased shares of its common stock from stockholders. Also, the board did not consider transactions in the West Metro common stock which occurred following the announcement of the transaction. Additionally, certain directors and executive officers of West Metro have been involved in the purchase of shares of the West Metro common stock in the open market in the two years prior to the announcement of the going private transaction. While the board did consider these trades in general terms in its review of the historical prices of the West Metro common stock, the board did not distinguish between transactions in West Metro’s common stock involving directors and officers and those not involving such persons.

Although it is quite rare for an insured depository institution to go into voluntary liquidation, the base valuation technique that relates to West Metro’s book value ($9.68 as of June 30, 2004) is, for the most part, an assumed liquidation value. However, because the vast majority of a bank’s assets and liabilities are monetary assets whose book values generally approximate their fair market values, the liquidation values of these assets and liabilities would generally command material discounts both to fair market value and, accordingly, book value. In addition to the liquidation discounts, because the liquidation of a financial institution is an extremely expensive and time-consuming process involving significant regulatory procedures and numerous regulatory approvals, the costs of the liquidation of a financial institution further reduce any net assets that would otherwise be available to shareholders following liquidation. Because the price to be paid to the cash-out stockholders in the merger is in excess of West Metro’s book value, determined to be $9.68 per share for the six months ended June 30, 2004, and because West Metro will continue to operate its business following completion of the merger, the board did not consider West Metro’s liquidation value an important factor in determining the fairness of the merger.

No firm offers have been made by an unaffiliated person during the preceding two years for (i) the merger or consolidation of West Metro into or with such person, (ii) the sale or other transfer of all or any substantial part of the assets of West Metro, or (iii) the purchase of a number of shares of common stock that would enable the holder thereof to exercise control of West Metro. The transaction is not structured so that approval of at least a majority of unaffiliated stockholders is required. The board determined that any such voting requirement would usurp the power of the holders of a majority of West Metro outstanding shares to consider and approve the merger agreement as provided under Georgia law, West Metro’s charter documents and the terms of the merger agreement. The board also considered such a provision unnecessary in light of the rights of stockholders, whether affiliated or unaffiliated and regardless of the number of shares they own, to dissent from the merger pursuant to Georgia corporate law. See “– Appraisal Rights of West Metro Stockholders” on page     .

Procedural Fairness. All of the directors of West Metro who also serve as directors of the Bank own the requisite number of shares required by Georgia law and will continue to do so following the merger. No unaffiliated representative acting solely on behalf of the stockholders for the purpose of negotiating the terms of the merger proposal or preparing a report covering the fairness of the merger proposal was retained by West Metro or by a majority of directors who are not employees of West Metro. In addition, because when considering the merger proposal, all of the members of the board of directors of West Metro owned more than 450 shares of West Metro common stock, no independent committee of the board was convened to review the fairness of the merger proposal. No unaffiliated representative acting solely on behalf of the stockholders for the purpose of negotiating the terms of the merger proposal or preparing a report covering the fairness of the merger proposal was retained by West Metro or by a majority of directors who are not employees of West Metro.

The board did not consider this procedural safeguard to be important in determining the fairness of this transaction given the fact that affiliated and unaffiliated stockholders are treated identically under the terms of the merger agreement, and the right of all shareholders, whether affiliated or unaffiliated, to dissent from the merger and obtain the fair value of his or her shares under Georgia law. While the board of directors believes that this procedural safeguard was not important in rendering its determination, you should note that the members of the board and the executive officers of West Metro and the Bank (10 persons) control approximately 45.2% of the outstanding West Metro common stock and their control position is expected to increase to approximately 46.5% following the merger. See “Special Factors – Interests of Executive Officers and Directors in the Merger” on page      and “Special Factors – Conduct of West Metro’s Business After the Merger” on page     .

West Metro has not made any provision in connection with the merger to grant unaffiliated stockholders access to West Metro’s corporate files or to obtain counsel or appraisal services at West Metro’s expense. With respect to unaffiliated stockholders’ access to West Metro’s corporate files, the board determined that this proxy statement, together with West Metro’s other filings with the SEC, provide adequate information for unaffiliated stockholders to make an informed decision with respect to the merger. The board also considered the fact that under Georgia corporate law, and subject to certain conditions set forth under Georgia law, stockholders have the right to review West Metro’s relevant books and records of account. The board did not consider these steps necessary to ensure the fairness of the merger proposal. The board determined that such steps would be costly and would not provide any meaningful additional benefits. The board noted the fact that the independent financial advisor engaged by West Metro considered and rendered its opinion as to the fairness, from a financial point of view, of the consideration payable in the merger to West Metro’s stockholders, including stockholders who will receive cash in the merger and those who will retain their shares after the merger. The board also noted that shareholders who wish to increase their record holdings in order to avoid being cashed out may do so by purchasing shares of West Metro common stock from other shareholders prior to the effective time of the merger. The merger will also provide liquidity, without brokerage costs, to shareholders receiving cash in the merger. After consideration of the factors described above, the board believes that the transaction is fair, notwithstanding the absence of such an unaffiliated stockholder approval requirement, independent committee or unaffiliated representative.

The board unanimously recommends that you vote FOR the approval of the merger agreement.

Merger Subsidiary’s Determination of Fairness of the Merger Proposal

Merger subsidiary and its board of directors believe that the merger is fair to, and in the best interests of all of West Metro’s stockholders. Merger subsidiary and its board of directors have determined that the merger is fair to each of the unaffiliated stockholders who will receive cash in the merger and those who will retain their shares of West Metro common stock after the merger. Merger subsidiary and its board also believe that the process by which the transaction was approved is fair to all of West Metro’s stockholders and concluded that the process was fair to unaffiliated stockholders receiving cash in the merger as well as those unaffiliated stockholders who will retain their shares after the merger. In reaching its conclusions, merger subsidiary relied upon the factors considered by and has expressly adopted the analyses and conclusions of West Metro’s board of directors. See “Special Factors—Recommendation of the Board of Directors; Fairness of the Merger Proposal” on page     . Merger subsidiary has not received a report, opinion or appraisal from an outside party. The merger agreement has been approved by merger subsidiary’s board of directors and West Metro, as the sole stockholder of merger subsidiary.

Fairness Determination by Filing Persons

Under certain applicable rules and regulations promulgated by the SEC, our directors and executive officers are deemed to be “filing persons” for the purposes of the going private transaction. As a result, each filing person is required to state whether he or she reasonably believes that the transaction is fair to unaffiliated security holders. The filing persons consist of the following individuals: J. Michael Womble, Johnny L. Blankenship, William A. Carruth, Jr., Harold T. Echols, John F. Hall, Kathy Hulsey, G. Wayne Kirby, Claude K. Rainwater, James C. Scott, Jr., and Joey Tidwell (collectively, the “Filing Persons”).

In forming their belief as to the fairness of the transaction to the unaffiliated stockholders, each of the Filing Persons relied upon the factors considered by and have expressly adopted the analysis and conclusions of the board of directors of West Metro, including the analyses performed and opinion delivered by Burke Capital. See “Special Factors – Recommendation of the Board of Directors; Fairness of the Merger Proposal” on page     . Based on those factors, each of the Filing Persons reasonably believes that the merger agreement and the process by which the transaction was approved are fair to each of the unaffiliated stockholders, including those who will receive cash in the merger and those who will retain their shares of West Metro common stock. The Filing Persons have not received any report, opinion or appraisal from an outside party that is materially related to the merger other than the report of Burke Capital. The belief of each of the Filing Persons is their individual belief and does not constitute investment advice. If stockholders are unsure of whether to vote in favor of the merger agreement, they should consider the recommendation of the board of directors or consult with their personal financial advisor.

Opinion of Financial Advisor

Burke Capital has acted as financial advisor to West Metro in connection with the merger agreement. Burke Capital prepared its valuation analyses as of August 10, 2004, and presented a draft of its valuation of a minority interest in the common stock of West Metro dated August 10, 2004 to the board on August 26, 2004. Burke Capital did not make a specific recommendation to the board of directors as to the amount of consideration to be paid in the merger. On August 26, 2004, the board set the price to be paid to cash-out stockholders in the merger at $11.75 per share, subject to receiving the final opinion from Burke Capital. On August 30, 2004, Burke Capital delivered to West Metro its final valuation of a minority interest of the West Metro common stock dated August 10, 2004 and on that basis the board determined the consideration of $11.75 to be paid in the merger is fair, from a financial point of view, to all of the holders of West Metro common stock including affiliated and unaffiliated stockholders.

No limitations were imposed by West Metro’s board of directors upon Burke Capital with respect to the investigation made or procedures followed by it in rendering its valuation opinion. A copy of the valuation prepared by Burke Capital is available to be reviewed at the main office of West Metro during normal business hours upon prior written request to West Metro.

Burke Capital’s valuation opinion is directed to West Metro’s board of directors and is directed only to the fair market value of the common stock of West Metro. It does not address West Metro’s underlying business decision to effect the proposed merger agreement, nor does it constitute a recommendation to any West Metro stockholder as to how a stockholder should vote with respect to the merger agreement at the special meeting or as to any other matter.

Burke Capital’s opinion was one of many factors taken into consideration by West Metro’s board of directors in making its determination to approve the merger agreement. The valuation opinion of Burke Capital does not address the relative merits of the merger agreement as compared to any alternative business strategies that might exist for West Metro or the effect of any other business combination in which West Metro might engage.

Burke Capital, as part of its investment banking business, is continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions, valuations for estate planning and taxation, corporate reorganization, and other purposes. Burke Capital is a nationally recognized advisor to firms in the financial services industry. West Metro selected Burke Capital as its financial advisor because Burke Capital is an investment banking firm focusing on transactions involving community banks and thrifts and because of the firm’s extensive experience and expertise in transactions with financial institutions. Burke Capital is not affiliated with West Metro.

In connection with rendering its valuation opinion to West Metro’s board of directors, Burke Capital performed a variety of financial analyses commonly used in valuing banking and other financial institutions as well as in accordance with the methods utilized under the Uniform Standards of Professional Appraiser Practice. Burke Capital selected three valuation methods that, in its judgment, provide the best estimates of value. In conducting its analyses and arriving at its opinion as expressed herein, Burke Capital considered such financial and other factors as it deemed appropriate under the circumstances including the following:

•	The history of West Metro and the nature of its business;

•	The outlook with regard to the banking industry;

•	The financial condition of West Metro and the nature of its assets and net worth as indicated by recent financial statements;

•	The record of past operations and West Metro’s earnings prospects as indicated by current, projected, and historical financial statements;

•	The market price of publicly traded stocks of companies with similar operations; and

•	The price paid for the acquisition of similar companies.

Burke Capital also considered its assessment of general economic, market, financial and regulatory conditions and trends, as well as its knowledge of the financial institutions industry, its knowledge of securities valuation generally, and its knowledge of “going-private” transactions in the financial services industry.

In connection with rendering its opinion, Burke Capital reviewed:

•	2002, 2003 year-end audited financial statements prepared Porter Keadle Moore, LLP:

•	The composition of the West Metro’s loan portfolio:

•	Explanation of any significant non-recurring charges over the last three years;

•	The capital structure of West Metro and the level of concentration of ownership in West Metro’s voting stock;

•	Transactions in the stock of West Metro over the last twelve months; and

•	Economic and demographic information for the primary markets in which West Metro operates.

Burke Capital also:

•	held discussions with members of West Metro’s senior management regarding the historical and current business operation, financial condition and future prospects of the company;

•	reviewed the historical market prices and trading activity for West Metro’s common stock and compared them with those of certain publicly traded companies that it deemed to be relevant;

•	compared the results of operations of West Metro with those of certain banking companies that it deemed to be relevant; and

•	conducted such other studies, analyses, inquiries, and examinations as Burke Capital deemed appropriate.

Burke Capital also reviewed the three-year strategic plan and financial projections from West Metro that West Metro management prepared and provided to Burke Capital. The following are the projections submitted by West Metro management and all material assumptions underlying the projections:

PRELIMINARY ESTIMATES FOR 3-YEAR GROWTH AND PROFITS

	2003	2004	2005	2006
12/31 Assets ($ Millions)	$72	$120	$158	$200
Bank Net Income ($1000s)	$382	$470	$1,000	$1,500
Minimum Bank Tangible Capital Ratio	8%+	8%+	8%+	8%+
Bank Return on Avg Assets (ROA)	0.55% to 0.60%	0.45% to 0.50%	0.70% to 0.75%	0.80% to 0.85%
Consolidated Return on Avg Equity (ROE)	3.00% to 3.50%	4.00% to 4.50%	8.00% to 8.50%	10.00% to 10.50%
Cash dividend payout ratio to shareholders	0.00%	0.00%	0.00%	0.00%

Underlying assumptions include:

•	the local economy will continue to grow at a modest pace;

•	there will be no change in the regulatory environment that would materially effect the operations or expenses of the company;

•	there will be no material turnover in the makeup of existing management and sales/loan producing personnel.

The preparation of a valuation opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a valuation opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of fairness, from a financial point of view, of the West Metro common stock was to some extent a subjective one based on the experience and judgment of Burke Capital and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors as summarized below, Burke Capital believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Burke Capital’s view of the actual value of West Metro.

In performing its analyses, Burke Capital made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of West Metro.

These assumptions include but are not limited to the following:

•	banks will continue to trade at or near current trading multiples;

•	the economy will continue to grow at a modest pace;

•	community banks will be able to compete effectively with larger banks; and

•	there will be no changes in the regulatory environment that would materially affect community banks.

Further, Burke Capital assumed the following in conducting its analyses:

•	responsible ownership and competent management with respect to the subject assets, properties and business interests;

•	No hidden or unapparent conditions regarding the subject assets, properties or business interests;

•	That there is full compliance with all applicable federal, state and local regulations and laws; and

•	That all required licenses, certificates of occupancy, consents, or legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or reviewed for any use on which the opinion is based.

The analyses performed by Burke Capital are not necessarily indicative of actual values or future results, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold. In rendering its opinion, Burke Capital assumed that, in the course of obtaining the necessary approvals for the merger agreement, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the merger agreement.

The following is a summary of selected analyses performed by Burke Capital in connection with its valuation opinion:

Market Approach

Burke Capital has selected as proxies of West Metro’s value, the stocks of publicly traded financial institutions listed in Table I on the following page. These stocks include a representative universe of financial institutions comparable to the West Metro. Each one individually may vary in terms of certain characteristics; however, in the aggregate Burke Capital believes they are representative and comparable. Book value, earnings, deposits, and market values of the comparable financial institutions are based upon reported June 30, 2004 financial data and the price per common share as of the close of trading on August 10, 2004.

A	Comparable Public Companies Analysis

The public comparables that Burke Capital has selected include nine banks that are located near, in or have significant operations in southeastern markets which are similar in structure and growth to Dallas (Paulding County) as well as West Cobb and Douglas Counties. Given West Metro’s early stage nature, the comparables were selected to include recently established banks (post 1/1/99). Burke Capital has limited the group of comparables to include banks with assets greater than $100 million and less than $250 million. While the stocks of banks trade principally upon future earnings, BCG believes there is a correlation between size and valuation; therefore the comparables selected are similar in size to West Metro. The public comparables approach utilizes the multiples of price/LTM earnings price/current book value and the core deposit premium (market value - tangible book value/core deposits) as to estimate value.

Table I

West Metro Financial Services, Inc.

Comparable Public Companies Analysis

Company Name	City	State
Bank of the James Finl Grp Inc.	Lynchburg	Virginia
Bank of Oak Ridge	Oak Ridge	North Carolina
Cherokee Banking Co.	Canton	Georgia
Bay National Corp.	Lutherville	Maryland
Coastal Banking Co.	Beaufort	South Carolina
Community Capital Bancshares	Albany	Georgia
Georgia Bancshares Inc.	Peachtree City	Georgia
Monarch Bank	Chesapeake	Virginia
Southern Community Bcshs Inc	Fayetteville	Georgia

	ROAA LTM (%)	ROAE LTM (%)	P/E LTM (x)	Price/ Book (x)	Core Deposit Premium (%)
High	1.03%	12.87%	35.42x	2.36x	20.95%
Mean	0.57%	6.30%	25.63x	1.70x	9.30%
Medium	0.50%	6.33%	26.63x	1.60x	9.49%
Low	0.02%	0.19%	17.84x	1.29x	3.81%

The public comparables have a median price/LTM core earnings multiple of 26.63x. In addition, the comparables group has a median price/book value multiple of 1.60x. The comparables group yields a median core deposit premium of 9.49% (Market value – tangible equity/core deposits). Ordinarily, dividend yield of comparables would also be considered in determining value: however, the Company does not currently pay a dividend.

B    Precedent Transactions Analysis

Burke Capital has also utilized the acquisition comparables approach and has selected 12 acquisitions announced since January 1, 2003 as proxies of the West Metro’s change in control value. Each acquired bank individually may vary in terms of certain characteristics. However, in the aggregate Burke Capital believes they are representative and comparable.

The target banks are located near, in or have significant operations in southeastern markets comparable to Dallas (Paulding County), as well as West Cobb and Douglas Counties. Additionally, Burke Capital has limited the group of acquisition comparables to include target banks with assets greater than $100 million and less than $250 million and profitable for the twelve months preceding the announcement of the transaction. The acquisition comparables approach utilizes the multiples of price/latest twelve months earnings, price/book value and core deposit premium (market value-tangible equity/core deposits) as provided by the acquisition comparables group to estimate value.

Table II

West Metro Financial Services, Inc.

Precedent Transaction Analysis

Buyer/Target	Announce Date	Target City	State
First Community Corp./ DutchFork Bancshares, Inc.	04/13/2004	Newberry	South Carolina
United Community Banks, Inc./Fairbanco Hldg Co., Inc.	03/16/2004	Fairburn	Georgia
Citizens Bank of Frostproof/American Banking Corp.	01/09/2004	Lake Wales	Florida
Capital City Bank Group Inc./Quincy State Bank	01/08/2004	Quincy	Florida
Union Bankshares Corp./Guaranty Financial Corp.	12/19/2003	Charlottesville	Virginia
Simmons First National Corp./Alliance Bancorporation, Inc.	10/08/2003	Hot Springs	Arizona
Southern Community Financial/Community Bank	07/30/2003	Pilot Mountain	North Carolina
Greene County Bancshares, Inc./Independent Bankshares Corp.	06/18/2003	Gallatin	Tennessee
Yadkin Valley Bank and Trust/High Country Financial Corp.	05/28/2003	Boone	North Carolina
GB&T Bancshares, Inc./Baldwin Bancshares, Inc.	04/28/2003	Milledgeville	Georgia
First Community Bcshs, Inc./Common Wealth Bank	01/27/2003	Richmond	Virginia
United Community Bank, Inc./First Central Bancshares, Inc.	01/08/2003	Lenoir City	Tennessee

	Price/Book (x)	P/E LTM (x)	Core Deposit Premium (%)
High	3.10x	40.24x	32.18%
Mean	2.32x	23.64x	17.31%
Medium	2.30x	23.96x	16.63%
Low	1.31x	9.88x	5.75%

The acquisition comparables group has a median price/latest twelve months (LTM) earnings of 23.96x. In addition, the comparables group has a median price/book value multiple of 2.30x. The Comparables Group yields a median core deposit premium of 16.63%.

Table III on the following page applies median valuation statistics of the public comparables and the acquisition comparables to West Metro’s individual performance. The public comparables group yields values for West Metro of $18.5 million, $7.9 million and $16.9 million. The acquisition comparables group yields values for West Metro of $26.7 million, $7.1 million and $20.8 million.

Table III

West Metro Financial Services, Inc.

Market Approach Analysis

Market Approach Valuation

West Metro Summary Financials - 6/30/2004 ($ In Thousands)

Total Equity	$11,613
LTM Net Income[1]	$295
Core Deposits	$55,453

[1]	LTM net income excludes 2003 income tax benefit of $245,000.

West Metro Summary Valuation - Market Approach ($ In Thousands)

Public Market Comparables

Comparative Metric	Comparable Multiples		Value
Price/Book	1.60	x	$18,538
Price/LTM Earnings	26.63	x	$7,859
Core Deposit Premium	9.49%		$16,875

Precedent Transactions

Comparative Metric	Comparable Multiples		Value
Price/Book	2.30	x	$26,735
Price/LTM Earnings	23.96	x	$7,072
Core Deposit Premium	16.63%		$20,835

Income Approach

The income approach quantifies the present value of future economic benefits by discounting the cash flow (“DCF”) of a business. This approach considers projected dividends, dividend paying capacity, earnings, and future residual value. Typically, an appraiser will determine a terminal value based upon the expected price/earnings multiples at the end of the period and discount to present value. The forecast was compiled using management three-year strategic plan, which included estimates until 2006, as well as Burke Capital estimate for the years 2007 and 2008.

The projections used include Management’s three-year strategic plan, as well as Burke Capital estimates. The projections do not assume the addition of new equity in 2006 and 2007. Assets are expected to grow at a GAGR of 28.4% over the next five years, with asset growth rate slowing in the future years. This reflects an increase in both commercial and residential growth in West Metro’s major markets over the next few years. Net income is expected to grow at a CAGR of 43.5%, reaching $2.3 million in 2008. This reflects West Metro’s ability to become cumulatively profitable in late 2004 and begin to hit its earnings stride during the future years. Projections assume the Bank will approach 1% ROAA by 2008. Projections also assume West Metro’s equity/assets ratio will remain slightly above 7% in the future years. West Metro is not expected to pay a dividend in order to optimize the equity/assets ratio.

Discount rates are generally estimated by three methods: (1) the capital asset pricing model; (2) build-up methods; and (3) comparative yields on similar investments. Discounted cash flow analyses are subjective, and a range of discount rates and terminal values can be used to arrive at a value. Burke Capital has chosen a discount rate that ranges from 16% to 22%. Burke Capital believes this adequately reflects the risk associated with the cash flows in question. Secondly, Burke Capital has chosen a terminal value multiple of 14x trailing.

Other Considerations

A discount from the calculated values is generally applicable when analysis reveals negative or aberrant variance from the comparables. Burke Capital believes West Metro compares favorably and no discount was applied.

Finally, Burke Capital calculated per share values using the following per share methods:

a) Comparable Company Analysis – Common shares outstanding.

b) Precedent Transactions – Treasure share method, which implies that all options and warrants will be fully vested and exercised upon a change in control.

c) Discounted Cash Flow Analysis – Average diluted shares outstanding, which assumes that all options and warrants are “in the money” and exercisable into common shares.

Table VI

West Metro Financial Services, Inc.

Valuation Summary

Summary Valuation

West Metro Summary Financials - 6/30/2004 ($ In Thousands)

Total Equity	$11,613	Core Deposits	$55,453
LTM Net Income	295	Book Value/Share	9.68

Common Shares Outstanding	1,200,000	Option Strike	$10.00
Options Outstanding	380,000

Fully Diluted Shares Outstanding	1,580,000

West Metro Valuation - Market Approach ($ In Thousands)

Public Market Comparables

Metric	Multiples		Value	Weighting	Weighted Value
Price/Book	1.60	x	$18,538	50.0%	$9,269
Price/LTM Earnings	23.63	x	$7,859	25.0%	$1,965
Core Deposit Premium	9.49%		$16,875	25.0%	$4,219

					$15,452

Per Value Share					$12.88

Acquisition Comparables

Metric	Multiples		Value	Weighting	Weighted Value
Price/Book	2.30	x	$26,735	50.0%	$13,367
Price/LTM Earnings	23.96	x	$7,962	25.0%	$1,768
Core Deposit Premium	16.63%		$20,835	25.0%	$5,209

					$20,344

Per Value Share*					$15.28

*	Per share values calculated using the Treasure Share Method (Market Value + (Options Strike Price))/(Fully Diluted Shares Outstanding).

West Metro Valuation - Income Approach ($ In Thousands)

Discount Rate	Terminal Multiples	Value	Weighting	Weighted Value
18%	14.00x	$18,350	50.0%	$9,175
20%	14.00x	$17,140	50.0%	$8,570

				$17,745

Per Value Share*				$11.23

*	Per share value assumes all 380,000 options and warrants will be “in the money” and exercisable by 2008.

Estimated Per Share Value of West Metro Shares ($ In Thousands, Except Per Share Values)

Approach	Weighting	Weighted Value Per Share	Discount	Discounted Value
Public Comparables	33.3%	$4.29	0%	$4.29
Precedent Transactions	33.3%	$5.09	30%	$3.57
Discounted Cash Flow	33.3%	$3.75	0%	$3.74

				$11.60

Burke Capital has arrived at a value of $11.60 per share based upon its expertise and the analyses presented herein.

Burke Capital has relied, without any independent verification, upon the accuracy and completeness of all financial and other information reviewed. Burke Capital has assumed that all estimates were reasonably prepared by management, and reflect their best current judgments. Burke Capital did not make an independent appraisal of the assets or liabilities of West Metro and has not been furnished such an appraisal.

No company or transaction used as a comparison in the above analysis is identical to West Metro or the merger agreement. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies used for comparison in the above analyses.

Burke Capital will be paid a fee of $5,000.00 for its services which is not contingent upon the consummation of the merger agreement or the estimate of value from our analyses plus reasonable out-of-pocket expenses. West Metro has agreed to indemnify Burke Capital against certain liabilities, including certain liabilities under federal securities laws.

Effects of the Merger

The merger will have various effects on West Metro, as described below.

Reduction in the Number of Stockholders. We believe that the merger will reduce the number of record stockholders from approximately 400 to approximately 256. As noted earlier, approximately 35,010 shares held by stockholders of record owning 450 or fewer shares. Accordingly, the number of outstanding shares of common stock will decrease from 1,200,000 as of the record date, to approximately 1,164,990 after the merger.

Decrease in Book Value. Because (i) the price to be paid to holders of 450 or fewer shares of common stock will be $11.75 per share, (ii) the maximum number of shares of common stock expected to be cashed-out as a result of the merger is 35,010 (iii) the total cost to West Metro (including expenses) of effecting the merger is expected to be approximately $465,000, and (iv) at June 30, 2004, aggregate stockholders’ equity in West Metro was approximately $11,612,000, or $9.68 per share, West Metro expects that, as a result of the merger:

•	aggregate stockholders’ equity of West Metro as of June 30, 2004, will be reduced from approximately $11,612,000 on a historical basis to approximately $11,148,000 on a pro forma basis;

•	the book value per share of common stock as of June 30, 2004, will be reduced from approximately $9.68 per share to approximately $9.57 per share on a pro forma basis; and

•	West Metro will utilize proceeds of the recently obtained line of credit from The Bankers Bank as well as funds generated from our operations to purchase the cashed-out shares and any dissenting shares, as well as to pay the fees and expenses incurred in connection with the merger, which management anticipates not to exceed $465,000 assuming 35,010 shares are repurchased;

•	diluted net income per share of common stock (including non-recurring income and expenses) for the year ended December 31, 2003, will not change materially.

•	the effect of the transaction on each affiliate’s interest in the net book value and net earnings is fully described on page , “The Parties – Security Ownership of Certain Beneficial Owners and Management.”

Decrease in Capital. As a result of the merger, West Metro’s capital will be reduced. However, West Metro anticipates that it will remain “well capitalized” for bank regulatory purposes. More specifically, West Metro’s tier 1 capital to risk-weighted assets ratio will decrease from 12.18% on a historical basis to approximately 11.69% on a pro forma basis. West Metro’s leverage capital ratio will decrease from 11.90% on a historical basis to approximately 11.42% on a pro forma basis, and its total risk-based capital ratio will decrease from 13.43% on a historical basis to approximately 12.94% on a pro forma basis. All regulatory capital ratios have been calculated using the assumption that 35,010 shares are cashed-out in the merger. Because the $1 million line of credit West Metro will obtain has debt service requirements, West Metro’s earnings (and, therefore, capital growth and dividend-paying capacity) will be negatively affected.

Suspension of Exchange Act Reporting Obligations. Once our common stock is no longer held by 300 or more stockholders of record, we will suspend filing reports required by the Exchange Act. Suspension of our reporting obligations under Section 15(d) of the Exchange Act and the Sarbanes-Oxley Act will substantially reduce the information we are required to furnish to our stockholders and to the SEC. It would also make certain provisions of the Exchange Act, such as proxy statement disclosure in connection with stockholder meetings and the related requirement of an annual report to stockholders, no longer applicable to West Metro. Accordingly, we estimate it will eliminate costs and expenses associated with continuance of the Exchange Act registration, estimated at approximately $155,000 in 2005 and $80,000 per year thereafter. We intend to apply for such suspension as soon as practicable following completion of the merger.

Effect on Market for Shares. West Metro common stock is not currently traded on any exchange and will not be listed or quoted on any exchange following the merger. Because we will no longer be required to file reports under the Exchange Act, the market for shares of West Metro common stock will be adversely affected. Currently, there is minimal liquidity in our shares of common stock and there will be a further reduction in the liquidity of our common stock after the merger.

Effect on Dividends. The principal source of our cash revenues comes from dividends received from the Bank. The amount of dividends that may be paid by the Bank to us depends on the Bank’s earnings and capital position and is limited by federal and state law, regulations, and policies. In addition to the availability of funds from the Bank, our future dividend policy is subject to the discretion of our board of directors and will depend upon a number of factors, including future earnings, financial condition, cash needs, and general business conditions. If dividends should be declared in the future, the amount of such dividends presently cannot be estimated and it cannot be known whether such dividends would continue for future periods.

We anticipate that the merger will not have a material effect on our dividend policy; however, any future declaration and payment of dividends will depend upon, among other factors, our results of operations and financial condition, future prospects, regulatory limitations and capital requirements, and other factors deemed relevant by the Board of Directors. See “Common Stock and Dividend Information” on page     .

Financial Effects of the Merger; Financing of the Merger. We expect that the purchase of the cashed-out shares in the merger will cost not more than approximately $411,368 which does not include approximately $53,000 in professional fees and other expenses we anticipate incurring in the course of the transaction. In addition, we do not expect that the completion of the merger will have any material adverse effect on our capital adequacy, liquidity, results of operations or cash flow. Because we do not currently know the actual number of shares that will be cashed-out in the merger, we do not know the exact amount of cash we will pay to stockholders in the merger. However, our obligation to consummate the merger under the merger agreement is conditioned on the aggregate number of shares of West Metro common stock owned by stockholders who are to be cashed-out or who have properly perfected their rights as dissenting stockholders not exceeding 20% of the issued and outstanding shares of West Metro common stock. Accordingly, unless we waive that condition in the merger agreement (which we can do in our discretion), the maximum amount that we would pay to stockholders in the merger is $411,368, assuming there are 1,200,000 shares of West Metro common stock issued and outstanding.

Increased Ownership Percentage of Officers and Directors. As a result of the merger, we expect that (a) the percentage of ownership of common stock of West Metro held by current officers and directors of West Metro and the Bank as a group (10 persons) will increase from 45.2% to approximately 46.5%, (b) the collective book value as of June 30, 2004, of the shares of West Metro common stock held by our current officers and directors, as a group, will decrease from approximately $5,247,189 to approximately $5,187,562 on a pro forma basis. For a description of the assumptions used in determining the numbers of shares and related percentages that we expect to be held by executive officers and directors immediately following the merger, please see footnotes (1) and (2) under “The Parties – Security Ownership of Certain Beneficial Owners and Management” on page     .

The board of directors of West Metro was aware of these interests and considered them in approving the merger agreement. See “Special Factors – Background of the Merger” on page     .

No Further Reporting Obligations under the Exchange Act. After the merger and the resulting suspension of our reporting obligations under Section 15(d) of the Exchange Act, we will no longer file Forms 10-QSB, 10-KSB or 8-K, or any other reports with the SEC.

Effect of the Merger on Stockholders

General. If approved at the special meeting, the merger will affect West Metro stockholders as follows after completion (except to the extent you elect to exercise your rights as a dissenting stockholder):

Before the Merger	Net Effect After Merger
Stockholders holding 450 or fewer shares of West Metro common stock	• You will receive $11.75 in cash, without interest, for each share you own at the effective time of the merger.

• You will not have to pay any brokerage commissions or other service charges in connection with the merger.

• All amounts owed to you will be subject to applicable federal, state and local income taxes.

• You will have no further interest in West Metro with respect to your cashed-out shares. Your only right will be to receive cash for those shares.

• You will receive a letter of transmittal from West Metro as soon as practicable after the merger with instructions on how to surrender your existing certificate(s) in exchange for your cash payment.

If you want to continue to remain a stockholder of West Metro after the merger, you may do so by purchasing a sufficient number of shares of West Metro common stock from other stockholders prior to the effective time of the merger so that you hold at least 451 shares at the effective time of the merger.

As described in the section “The Merger Agreement – Exchange of Shares” on page     , there are specific provisions regarding the treatment of shares held in nominee form, or “street name.” In determining the number of shares held beneficially in street name by any stockholder, West Metro may, in its discretion, rely on “no objection” lists provided by any nominee holder. Further, after the merger, West Metro will deliver to each stockholder who would appear to be entitled to receive cash in the merger in consideration for his or her shares a letter of transmittal requesting certain information from such stockholder and requiring the stockholder to certify as to the number of shares actually held, whether in registered form, or in street name. Letters of transmittal will be delivered to any stockholder who (a) holds of record 450 or fewer shares, (b) according to records made available to West Metro from the nominee holder for any shares held in street name, holds 450 or fewer shares in street name or (c) holds shares in street name and with respect to which West Metro is not provided by the nominee holder the number of shares so held.

The merger will have the same effect on stockholders regardless of whether they are affiliated or unaffiliated stockholders. As used in this proxy statement, the term “affiliated stockholder” means any stockholder who is a director or executive officer of West Metro, and the term “unaffiliated stockholder” means any holder of West Metro common stock who is not an affiliate of West Metro. The effects of the merger to a stockholder will vary depending on whether all of the stockholder’s shares will be cashed-out in the merger. The determination of whether or not any particular shares of West Metro common stock will be cashed-out in the merger will be based on whether the holder of those shares holds either 450 or fewer shares or more than 450 shares. Because a stockholder may beneficially own shares held by more than one holder of shares, a stockholder may beneficially own both shares that will be cashed-out in the merger and shares that will remain outstanding in the merger. We do not anticipate any affiliated stockholder’s shares being cashed-out in the merger. All of the effects to stockholders described below assume that the maximum of 450 shares are cashed-out in the merger, unless otherwise noted.

•	Cashed-Out Stockholders. Stockholders owning 450 or fewer shares immediately prior to the effective time of the merger will, upon consummation of the merger:

•	receive $11.75 in cash, without interest, per share, and therefore will not participate in West Metro future potential earnings or growth, if any, as a stockholder;

•	no longer have any equity interest in West Metro and therefore will not participate in its future potential earnings or growth, if any, as a stockholder;

•	not be able to re-acquire an equity interest in West Metro unless they purchase shares from the remaining stockholders, although West Metro does not anticipate that the remaining stockholders will transfer their shares to third parties; and

•	be required to pay federal and, if applicable, state and local income taxes on the cash amount received in the merger. See “Special Factors – Certain U.S. Federal Income Tax Consequences” on page .

•	Remaining Stockholders. The effects of the merger on stockholders owning more than 450 shares immediately prior to the effective time of the merger will upon consummation of the merger include:

•	Continued Ownership of Shares. Stockholders who own more than 450 shares immediately prior to the effective time of the merger will continue to be stockholders of West Metro and will own the same number of shares as before the merger as they will immediately after the merger.

•	Increased Ownership Percentage. Remaining stockholders will have an increased ownership percentage in West Metro as a result of the merger.

•	Decreased Access to Information. If the merger is effected, we intend to suspend our reporting obligations to the SEC under the Exchange Act. As a result, we will no longer be subject to the periodic reporting requirements and the proxy rules of the Exchange Act.

•	Decreased Liquidity. The liquidity of the shares of our common stock held by remaining stockholders may be further reduced by the merger due to the suspension of our filing requirements under the Exchange Act. Any trading in our common stock after the merger will only occur in privately negotiated transactions.

•	Reduced Capital. West Metro’s regulatory capital ratios will be reduced, including a decrease in West Metro’s tier 1 capital to risk-weighted assets ratio from 12.18% on a historical basis to approximately 11.69% on a pro forma basis. West Metro’s other regulatory capital ratios will be similarly reduced: its leverage ratio will decrease from 11.90% to approximately 11.42%; and its total risk-based capital ratio will decrease from 13.43% to approximately 12.94%. Nevertheless, it is anticipated that West Metro and the Bank will continue to be “well capitalized” for regulatory capital purposes.

•	Reduced Book Value Per Share. The book value per share of West Metro common stock as of June 30, 2004, will be reduced from $9.68 per share to approximately $9.57 per share on a pro forma basis.

•	Effect On Net Income Per Share. Diluted net income per share of West Metro common stock (including non-recurring income and expenses) for the year ended December 31, 2003, will not change materially.

•	Increased Ownership Percentage of Executive Officers and Directors. As a result of the merger, we expect that the percentage of ownership of common stock of West Metro held by executive officers and directors of West Metro and the Bank (10 persons) as a group will increase from 45.2% as of the record date to approximately 46.5%.

Examples. In general, the merger can be illustrated by the following examples:

Hypothetical Scenario	Result
Ms. Smith owns 450 shares of West Metro common stock registered in her own name at the effective time of the merger. Ms. Smith holds no other shares.

Ms. Smith’s 450 shares will be canceled and converted into the right to receive cash in the amount of $11.75 per share, without interest.

If Ms. Smith wants to continue her investment in West Metro, she would need to buy at least one (1) more share of West Metro common stock (preferably of record in her own name so as to make it more readily apparent that she holds more than 450 shares). Ms. Smith should act far enough in advance of the effective time of the merger so that the purchase is complete and registered on the books of West Metro before the merger.

Mr. Brown owns 100 shares of West Metro that are held in a brokerage account at the effective time of the merger. Mr. Brown owns no other shares.	Mr. Brown’s 100 shares will be converted into the right to receive cash in an amount equal to $11.75 per share, without interest. Mr. Brown will no longer be a stockholder of West Metro.

Mr. Jones owns 400 shares of West Metro registered in his own name and 1,000 shares that are held in a brokerage account at the effective time of the merger. Mr. Jones owns no other shares.	If either West Metro or Mr. Jones can establish to West Metro’s satisfaction that he, in fact, holds greater than 450 shares, Mr. Jones’ 400 shares will remain outstanding after the merger. Otherwise, West Metro will presume that all of the shares are held by a holder of 450 or fewer shares and were therefore canceled in the merger and the 400 shares in Mr. Jones’ individual name will be converted into the right to receive cash in an amount equal to $11.75 per share. Mr. Jones will be able to rebut the presumption that his shares were cashed-out in the merger by certifying in the letter of transmittal sent to him after the merger that he holds greater than 450 shares and providing West Metro such other information as it may request to verify that fact.

Interests of Executive Officers and Directors in the Merger

The board of directors believes that it has acted in the best interests of West Metro and its stockholders. However, as you consider the recommendation of the board of directors, you should be aware that the directors and officers of West Metro have interests which are in addition to their interests as stockholders of West Metro. As a result of the merger, West Metro expects that (a) the beneficial ownership of common stock of West Metro held by current executive officers and directors of West Metro and the Bank (10 persons) as a group will increase from 45.2% to approximately 46.5%, and (b) the collective book value as of June 30, 2004, of the shares of West Metro common stock held by West Metro’s current executive officers and directors, as a group, will decrease from approximately $5,247,189 (non beneficial) to approximately $5,187,562 on a pro forma basis (based on the number of shares West Metro anticipates such executive officers and directors to own beneficially immediately after the merger). For a description of the assumptions West Metro used in determining the numbers of shares and related percentages that West Metro expects to be held by current executive officers and directors immediately after the merger, please see footnotes (1) and (2) under “The Parties – Security Ownership of Certain Beneficial Owners and Management” on page     .

The board of directors of West Metro was aware of these interests and considered them in approving the merger agreement. See “Special Factors – Background of the Merger” on page     .

Conduct of West Metro’s Business After the Merger

Following the merger, West Metro and its subsidiaries, including the Bank, will continue to conduct their existing operations in the same manner as now conducted. The executive officers and directors immediately prior to the merger will be the executive officers and directors of West Metro after the merger. The articles of incorporation and bylaws of West Metro will remain in effect and unchanged by the merger. The deposits of the Bank will continue to be insured by the Federal Deposit Insurance Corporation, and West Metro and the Bank will continue to be regulated by the same regulatory agencies as before the merger.

West Metro believes that there are significant advantages in becoming a private company, and West Metro plans to avail itself of any opportunities it may have as a private company, including, but not limited to, making any public or private offering for its shares, or entering into any other arrangement or transaction as it may deem appropriate. Although management does not presently have an intent to enter into any such transaction nor is management currently in negotiations with respect to any such transaction, there exists the possibility that West Metro may enter into such an arrangement or transaction in the future and the remaining stockholders of West Metro may receive payment for their shares in any such transaction lower than, equal to or in excess of the amount paid to cashed-out stockholders in the merger. Also, West Metro’s board of directors has, from time to time, discussed the possibility of making an election to become a Subchapter S corporation under the provisions of the Internal Revenue Code. However, given the current limitations on the kind and number of stockholders an S corporation is permitted to have, West Metro does not presently have an intent to make such election following the merger, although it may again consider to make such election in the future.

Other than as described in this proxy statement, neither West Metro nor its management has any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; to sell or transfer any material amount of its assets; to change its board of directors or management; to change materially its indebtedness or capitalization; or otherwise to effect any material change in its corporate structure or business.

Fees and Expenses

West Metro estimates that merger related fees and expenses, consisting primarily of financial advisory fees, SEC filing fees, fees and expenses of attorneys and accountants and other related charges, will total approximately $53,000, assuming the merger is completed. This amount consists of the following estimated fees:

Description	Amount
Advisory fees and expenses	$6,000
Legal fees and expenses	$25,000
Accounting fees and expenses	$10,000
SEC filing fees	$1,000
Printing, solicitation and mailing costs	$11,000

Total	$53,000

Anticipated Accounting Treatment

West Metro anticipates that it will account for the purchase of outstanding West Metro common stock in the merger from stockholders as a purchase and retirement of stock.

Material U.S. Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences to (i) shareholders who will receive cash in the merger; (ii) J. Michael Womble, Johnny L. Blankenship, William A. Carruth, Jr., Harold T. Echols, John F. Hall, Kathy Hulsey, G. Wayne Kirby, Claude K. Rainwater, James C. Scott, Jr., Joey Tidwell and all other shareholders who will retain their shares of West Metro common stock after the merger; and (iii) West Metro, itself. The discussion is based upon the Internal Revenue Code, its legislative history, applicable U.S. Treasury regulations, existing administrative interpretations and court decisions currently in effect. Any of these authorities could be repealed, overruled or modified at any time after the date of this proxy statement, and any such change could be applied retroactively. This discussion does not address any alternative minimum tax consequences or the tax consequences under state, local or foreign laws.

The discussion that follows neither binds nor precludes the Internal Revenue Service from adopting a position contrary to that expressed in this document, and we cannot assure you that such a contrary position could not be asserted successfully by the Internal Revenue Service or adopted by a court if the positions were litigated. West Metro has not obtained a ruling from the Internal Revenue Service or a written opinion from tax counsel with respect to the United States federal income tax consequences discussed below.

This discussion assumes that you hold your shares of West Metro common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. This discussion is only for general information and does not address all aspects of federal income taxation that may be important to you in light of your particular circumstances or if you are subject to certain rules, such as those rules relating to stockholders who are not citizens or residents of the United States, financial institutions, tax-exempt organizations and entities (including IRAs), insurance companies, dealers in securities, stockholders, who hold options to acquire shares of our common stock, and stockholders who acquired their shares of common stock through the exercise of employee stock options or similar derivative securities or otherwise as compensation.

Federal income tax consequences to stockholders who do not receive cash in the merger. For J. Michael Womble, Johnny L. Blankenship, William A. Carruth, Jr., Harold T. Echols, John F. Hall, Kathy Hulsey, G. Wayne Kirby, Claude K. Rainwater, James C. Scott, Jr., Joey Tidwell and other affiliated and unaffiliated shareholders who (1) continue to hold shares of West Metro common stock immediately after the merger, and (2) receive no cash as a result of the merger, no gain or loss will be recognized in the merger and the shares will have the same adjusted tax basis and holding period as immediately prior to the merger.

Federal income tax consequences to stockholders who receive cash in the merger. An exchange of your shares of West Metro common stock for cash pursuant to the merger will be a taxable transaction. If you receive cash in exchange for your West Metro common stock as a result of the merger, the cash you received will be treated as a redemption of your shares of West Metro common stock exchanged therefor under Section 302 of the Internal Revenue Code. Under Section 302 of the Internal Revenue Code, a stockholder who exchanges his or her shares of West Metro common stock for cash will be treated as having sold his or her shares of West Metro common stock if the exchange meets one of the following three tests:

•	the exchange results in a “complete termination” of his or her equity interest in West Metro;

•	the exchange is “substantially disproportionate” with respect to the stockholder; or

•	the cash received is “not essentially equivalent to a dividend” with respect to the stockholder.

For purposes of these tests, in addition to the shares of West Metro common stock you actually own, you will be deemed to own constructively certain shares of West Metro common stock under the constructive ownership rules of Section 318 of the Internal Revenue Code. Generally, the constructive ownership rules under Section 318 of the Internal Revenue Code treat a stockholder as owning:

•	shares of stock owned by certain relatives, related corporations, partnerships, estates or trusts, and

•	shares of stock the stockholder has an option to acquire.

Because the constructive ownership rules are complex, each stockholder should consult his or her own tax advisor as to the applicability of these rules.

Cashed-out stockholders who do not actually or constructively own any shares of West Metro common stock after the merger. In general, if you receive cash in exchange for your shares of West Metro common stock as a result of the merger but do not actually or constructively own any shares of West Metro common stock immediately after the merger, you will be treated as having sold your shares of West Metro common stock for the cash received. You will recognize gain or loss on the exchange in an amount equal to the difference between the cash you receive for your cashed-out shares of West Metro common stock and your aggregate adjusted tax basis in such stock. Your gain will be a capital gain provided you held your shares of West Metro common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code as of the effective time change effective time of the merger.

Stockholders receiving cash who actually or constructively continue to own any shares of West Metro common stock after the merger. If you receive cash in exchange for your shares of West Metro common stock as a result of the merger and are treated as directly or constructively owning shares of West Metro common stock immediately after the merger, then you will be treated as having sold your shares of West Metro common stock for the cash received only if you meet one of the three tests mentioned above and described below.

You will satisfy the “complete termination” test if you receive cash in exchange for your shares of West Metro common stock pursuant to the merger and you completely terminate your direct and constructive ownership interest in West Metro. If you would otherwise satisfy the complete termination requirement but for your constructive ownership of shares of West Metro common stock held by family members, you may, in certain circumstances, be entitled to disregard such constructive ownership. You should check with your own tax advisor as to whether you would be entitled to disregard such constructive ownership and the required filings with the Internal Revenue Service pursuant to such a decision.

You will satisfy the “substantially disproportionate” test if immediately after the merger you actually and constructively own less than 50% of the total combined voting power of all classes of West Metro stock entitled to vote and your percentage interest in West Metro (i.e., the number of voting shares actually and constructively owned by you divided by the number of voting shares outstanding) is less than 80% of your percentage interest in West Metro immediately prior to the merger.

You will satisfy the “not essentially equivalent to a dividend” test if the reduction in your percentage interest in West Metro, as described above, constitutes a “meaningful reduction of your proportionate interest” given your particular facts and circumstances. The Internal Revenue Service has indicated in published rulings that a minority stockholder whose relative stock interest is minimal (i.e., less than 1%) and who exercises no control with respect to corporate affairs is considered to have a “meaningful reduction” generally if the stockholder has some reduction in the stockholder’s stock ownership percentage.

If you satisfy one of these three tests, you will be treated as having sold your shares of West Metro common stock for the cash exchanged therefor and will recognize gain or loss on the exchange in an amount equal to the difference between the cash you receive for your cashed-out shares of West Metro common stock and your aggregate adjusted tax basis in such stock. Your gain will be a capital gain provided you held your shares of West Metro common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code as of the effective time of the merger.

If you do not satisfy one of these three tests, you will be treated as having received a dividend to the extent of our current and accumulated earnings and profits, which we anticipate will be sufficient to cover the amount of any such dividend and will be includable in your gross income as ordinary income in its entirety, without reduction for the adjusted tax basis of your shares of West Metro common stock exchanged for cash. No loss will be recognized. If the exchange is treated as a dividend, your adjusted tax basis in your shares of West Metro common stock exchanged for cash generally will be added to your tax basis in your remaining shares of West Metro common stock. To the extent that cash received in exchange for your shares of West Metro common stock is treated as a dividend to a corporate stockholder, the corporate stockholder will be: (i) eligible for a dividends- received deduction (subject to applicable limitations); and (ii) subject to the “extraordinary dividend” provisions of the Internal Revenue Code. To the extent, if any, the cash received by you exceeds our current and accumulated earnings and profits, it will be treated first as a tax-free return of your adjusted tax basis in the shares surrendered and thereafter as a capital gain.

Capital gain and loss. For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

Backup withholding. If you receive cash in the merger, you will be required to provide your social security or other taxpayer identification numbers (or, in some instances, additional information) in connection with the merger to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require you to deliver such information when your shares of West Metro common stock certificates are surrendered following the effective time of the merger. Failure to provide such information may result in backup withholding.

As explained above, the amounts paid to you as a result of the merger may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. The U.S. federal income tax discussion set forth above is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the transaction that are applicable to you in light of your specific circumstances.

Federal Income Tax Consequences to West Metro and First National Bank West Metro.

Neither West Metro nor First National Bank West Metro will recognize gain or loss for U.S. federal incomes tax purposes as a result of the merger.

Appraisal Rights of West Metro Stockholders

Any stockholder of West Metro, including those who own more than 450 shares, who does not vote in favor of the merger and the transactions contemplated by the merger agreement and who has given prior written notice to West Metro of his or her objection to the proposed transaction, and who otherwise complies with the procedures set forth in Title 14, Article 13 of the GBCC, will be entitled to receive payment in cash of the fair value of his or her shares of West Metro common stock instead of receiving the price of $11.75 offered in this transaction. A copy of Title 14, Article 13 of the GBCC is included as Appendix B to this proxy statement.

If you want to demand payment of the fair value of your shares of West Metro common stock, you must fully comply with the procedures set out in the GBCC. The required procedures are summarized below. The following summary is not intended to be a compete statement of all aspects of the procedures set forth in the GBCC, and is qualified in its entirety by reference to the text of the statute included in Appendix B. If you intend to exercise your rights as an dissenting stockholder, you should be aware that cash paid to you will likely result in receipt of taxable income. See “Material U.S. Federal Income Tax Consequences” on page     .

Only holders of record of shares of West Metro common stock can dissent to the merger and demand to receive the fair value of the shares in cash. If your shares are not registered in your name, your record holder must follow the procedures to perfect your right to dissent to the merger and receive cash for the fair value of your shares.

•	First, you must submit a written notice to the President of West Metro at or prior to the meeting, stating that you dissent to the proposed merger. You should send your notice to:

West Metro Financial Services, Inc.

P. O. Drawer 1190

68 First National Drive

Dallas, Georgia 30157

Attention: J. Michael Womble

•	You must then not vote your shares in favor of the merger. This means that you should either (1) not return a proxy card and not vote in person in favor of the adoption of the merger agreement, (2) return a proxy card with the “Against” or “Abstain” box checked; (3) vote in person against the approval of the merger agreement; or (4) register in person an abstention from the proposal to approve the merger agreement. Merely voting against the merger or abstaining from or not voting in favor of the merger will not constitute notice of objection or dissent, and will not entitle you to payment in cash of the fair value of your shares.

•	Within ten (10) days after the effectiveness of the merger, West Metro will write to dissenting stockholders of West Metro, notifying them of the date on which the articles of merger were accepted for record. This notice will be sent by certified mail, return receipt requested, to the address you provide in your notice, or if no address is indicated, to the address which appears on West Metro’s stockholder records.

•	Within thirty (30) days of the date on which the articles of merger were accepted for record, a dissenting stockholder must make a written demand for payment of the fair value of his or her stock, stating the number and class of shares for which payment is demanded. The written demand for payment should be sent to:

West Metro Financial Services, Inc.

P. O. Drawer 1190

68 First National Drive

Dallas, Georgia 30157

Attention: J. Michael Womble

West Metro’s notice of the date on which the articles of merger were accepted may contain an offer of payment of the amount which West Metro believes is the fair value of the West Metro common stock, and certain financial disclosures. If you are dissatisfied with the offer of payment by West Metro, you may notify the corporation in writing of your own estimate of the fair value of the shares. If you have followed all of the procedural steps required to demand payment of fair value and your demand for payment remains unsettled, the corporation shall, within sixty (60) days of the acceptance of the articles of merger, petition the court of equity in Paulding County, Georgia for judicial determination of the fair value of your shares of West Metro common stock as of the date of the West Metro stockholder meeting, without including any appreciation or depreciation resulting directly or indirectly from the merger or its proposal.

Any stockholder who files a notice of dissent, but fails to file a written demand for the payment of fair value in a timely manner will be bound by the stockholder vote and will not be entitled to receive payment in cash as a holder of objecting shares.

If you demand payment for your stock as an dissenting stockholder, you have no right to receive any dividends or other distributions on such shares, or the cash consideration into which such shares would be converted, after close of business on the date of the West Metro stockholder meeting at which the merger is approved, and have no other rights, including voting rights, with respect to such shares, except the payment of fair value.

If you demand payment for your shares, your rights as a stockholder will be restored if the demand for payment is withdrawn, a petition of appraisal is not filed within the time required, a court determines that you are not entitled to relief, or the merger is abandoned or rescinded. A demand for payment may be withdrawn only with the consent of West Metro.

The preceding is a summary of the material aspects of Title 14, Article 13 of the GBCC, and is qualified by reference to the text of the statute. The full text of Title 14, Article 13 of the GBCC, which we urge you to read in its entirety, is included as Appendix B to this proxy statement.

Regulatory Requirements

In connection with the merger, West Metro will be required to make a number of filings with and obtain a number of approvals from various federal and state governmental agencies, including:

•	filing of articles of merger with the Georgia Secretary of State in accordance with the GBCC after the approval of the merger agreement by West Metro’s stockholders; and

•	complying with federal and state securities laws, including West Metro’s and merger subsidiary’s filing, prior to the date of this proxy statement, of a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC.

STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This proxy statement and the documents incorporated by reference in this proxy statement contain “forward-looking statements”. Forward-looking statements are those statements that describe management’s beliefs and expectations about the future. We have identified forward-looking statements by using words such as “anticipate,” “believe,” “could,” “estimate,” “may,” “expect,” and “intend.” Although we believe these expectations are reasonable, our operations involve a number of risks and uncertainties, including those described in this proxy statement and other documents field with the SEC. Therefore, these types of statements may prove to be incorrect. Further, the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, do not apply to the merger.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated balance sheet as of June 30, 2004 (the “Pro Forma Balance Sheet”), and the unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2004, and for the year ended December 31, 2003 (collectively, the “Pro Forma Statements of Income”), show the pro forma effect of the Merger. Pro forma adjustments to the Pro Forma Balance Sheet are computed as if the Merger occurred at June 30, 2004, while the pro form adjustments to the Pro Forma Statements of Income are computed as if the Merger was consummated on January 1, 2003, the earliest period presented. The following financial statements do not reflect any anticipated cost savings that may be realized by West Metro after consummation of the Merger.

The pro forma information does not purport to represent what West Metro’s results of operations actually would have been if the Merger had occurred on January 1, 2003.

WEST METRO FINANCIAL SERVICES, INC. AND SUBSIDIARY

Pro Forma Consolidated Balance Sheet

(Dollars in thousands)

(Unaudited)

	Historical		Pro Forma Adjustments	Pro Forma Combined
ASSETS
Cash and cash equivalents	$829			829
Securities available for sale	3,969			3,969
Other investments	435			435
Loan	91,036			91,036
Premises and equipment	4,432			4,432
Other assets	931			931

Total Assets	$101,632			101,632

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$5,859			5,859
Interest bearing	82,338			82,338

Total deposits	88,197			88,197

Fed Funds Purchased	1,595			1,595
Accrued expenses and other liabilities	228			228
Other borrowed funds	—	(2)	464	464

Total Liabilities	90,020			90,484

Shareholders’ equity:
Common stock	1,200			1,200
Additional paid-in capital	10,686			10,686
Accumulated Deficit	(241)			(241)
Accumulated other comprehensive income	(33)			(33)
Less: treasury stock	—	(1)	(464)	(464)

Total shareholders’ equity	11,612			11,148

Total liabilities and equity	$101,632			101,632

(1) Assumes retirement of 35,010 shares at $11.75 per share and professional fees and other expenses of $53,000
(2) Issuance of $464,000 new debt to finance

Common shares outstanding	1,200		(35)	1,165
Book value per share	$9.68			9.57

WEST METRO FINANCIAL SERVICES, INC. AND SUBSIDIARY

Pro Forma Condensed Consolidated Statements of Income

For the Six Months Ended June 30, 2004

(In thousands, except per share data)

(Unaudited)

	Historical		Pro Forma Adjustments	Pro forma
Interest income	$2,609			2,609
Interest expense	787	(1)	9	796

Net interest income	1,821			1,813

Provision for loan losses	352			352
Other income	175			175
Other expense	13,369			13,369

Earnings before taxes	275			266
Income tax expense	110	(2)	(4)	106

Net earnings	$165			160

(1) Increase in interest expense on $464,000 new borrowed funds at 4%
(2) Income tax effect using effective rate of 38%

Basic earnings per share	$.14			.14
Diluted earnings per share	.14			.14

Weighted average shares:
Basic	1,200			1,165
Diluted	1,200			1,165

See accompanying notes to pro forma consolidated financial statements.

WEST METRO FINANCIAL SERVICES, INC. AND SUBSIDIARY

Pro Forma Consolidated Statements of Income

For the Year Ended December 31, 2003

(In thousands, except per share data)

(Unaudited)

	Historical		Pro Forma Adjustments	Pro forma
Interest income	$3,647			3,647
Interest expense	1,263	(1)	19	1,282

Net interest income	2,384			2,365

Provision for loan losses	403			403
Other income	527			527
Other expense	2,383			2,383

Earnings before income taxes	125			106

Income tax benefit	245	(2)	7	252

Net earnings	$370			358

(1) Increase in interest expense on $464,000 new borrowed funds at 4%
(2) Income tax effect using effective rate of 38%

Basic earnings per share	$0.31			0.31
Diluted earnings per share	0.31			0.31

Weighted average shares:
Basic	1,200			1,165
Diluted	1,200			1,165

See accompanying notes to pro forma consolidated financial statements.

WEST METRO FINANCIAL SERVICES, INC. AND SUBSIDIARY

Notes to Consolidated Pro Forma Financial Statements

(1) The unaudited pro forma consolidated balance sheet as of June 30, 2004 and consolidated statements of income for the six months ended June 30, 2004 and for the year ended December 31, 2003 have been prepared based on the historical consolidated balance sheets and statements of operations, which give effect to the Merger as if it had occurred on the earliest date presented.

(2) In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and recurring nature.

The unaudited pro forma financial statements should be read in conjunction with our historical consolidated financial statements and accompanying footnotes included in our Annual Report on Form 10-KSB for the year ended December 31, 2003, which is incorporated in this proxy statement by reference and attached hereto as Appendix C.

COMMON STOCK AND DIVIDEND INFORMATION

Per Share Market Prices and Dividend Information

There is no active public market for West Metro common stock and management of West Metro does not anticipate that an active market will develop for West Metro common stock following the merger. The development may be inhibited because insiders had a large portion of the shares. Transactions in the West Metro common stock are infrequent and are negotiated privately between the persons involved in those transactions.

West Metro Common Stock Purchase and Sale Information

Purchases by West Metro of West Metro Common Stock During the Past Two Years. During the last two years West Metro has not purchased shares of its common stock in the open market or in privately negotiated transactions.

Purchases and Sales of West Metro Common Stock by the Executive Officers, Directors and Control Persons. From January of 2003 through August of 2004, certain directors and officers of West Metro have purchased West Metro common stock. The following table sets forth (i) the names of the individual officers and directors of West Metro, (ii) the dates of the transactions, and (iii) the number of shares of West Metro common stock purchased during this period.

WEST METRO FINANCIAL SERVICES, INC.

STOCK TRANSACTIONS

DATE	NUMBER OF SHARES	PURCHASER	PRICE PER SHARE
09/10/2002	15,000	Joey Tidwell	$10.33
07/16/2003	1,000	William Carruth, Jr.	$10.50
09/05/2003	400	John Hall - “George H. Hall Family Partnership, L.P.”	$10.50
09/17/2003	800	William Carruth, Jr.	$10.00
01/22/2004	1,000	John Hall - “George H. Hall Family Partnership, L.P.”	$11.00
01/22/2004	4,000	John Hall	$11.00
03/08/2004	2,500	J. Michael Womble	$11.10
03/08/2004	2,500	William Carruth, Jr.	$11.10
08/09/2004	1,500	J. Michael Womble	$11.10

The management of West Metro is aware of only two other trades of West Metro common stock, not involving directors or executive officers, both occurring in April of 2004 with 150 shares each sold at a price of $11.00 per share.

THE SPECIAL MEETING

Purpose

This proxy statement is furnished to stockholders of West Metro in connection with the solicitation of proxies by West Metro’s board of directors for use at the special meeting. The special meeting is a meeting of the stockholders of West Metro at which the stockholders will vote upon a proposal to approve the merger agreement. A copy of the merger agreement is attached as Appendix A.

Date, Place and Time of Special Meeting

The special meeting of West Metro’s stockholders will be held at 4:30 p.m., local time, on December     , 2004 at the offices of West Metro located at 68 First National Drive, Dallas, Georgia 31057.

Shares Entitled to Vote; Quorum and Vote Required

The holders of record of the outstanding shares of West Metro common stock at the close of business on September 30, 2004 will be entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. At the close of business on that date, there were 1,200,000 shares of West Metro common stock issued and outstanding and entitled to vote at the special meeting.

At the special meeting West Metro stockholders will be entitled to one vote for each share of West Metro common stock owned of record on September 30, 2004, the record date. The holders of a majority of the West Metro common stock must be present, either in person or by proxy, to constitute a quorum at the meeting. Shares of West Metro common stock present in person or represented by proxy, including shares whose holders abstain or do not vote and shares held of record by a broker or nominee that are voted on any matter, will be counted for purposes of determining whether a quorum exists at the special meeting.

The affirmative vote of two-thirds (2/3) of the issued and outstanding West Metro common stock is required to approve the merger agreement. The affirmative vote of at least a majority of the West Metro common stock present at the meeting, either in person or by proxy, is required to approve any other matters that may be properly presented at the meeting.

The proposal to approve the merger agreement is a “non-discretionary” item, meaning that brokers and banks who hold shares in an account for customers who are the beneficial owners of such shares may not give a proxy to vote those shares without specific instructions from their customers. Any abstentions and broker non-votes will have the same effect as votes against approval of the merger agreement. Accordingly, the West Metro board of directors encourages you to complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope.

On the record date, the directors and executive officers of West Metro and the Bank (10 persons) were entitled to vote, in the aggregate, 542,065 shares of West Metro common stock, or approximately 45.2% of the outstanding shares of West Metro common stock. These shares are expected to be voted FOR approval of the merger agreement. If these shares are voted in favor of the merger agreement, then stockholders owning an additional 258,335 shares would be required to vote in favor of the merger in order for the proposal to receive approval by two-thirds (2/3) of the outstanding shares of West Metro common stock.

A list of stockholders will be available for examination by holders of the West Metro common stock for any purpose related to the special meeting at the special meeting and during the 10 days prior to the special meeting at our offices at 68 First National Drive, Dallas, Georgia 31057.

The West Metro board of directors unanimously recommends that you vote FOR of approval of the merger agreement.

Voting Procedures and Revocation of Proxies

Proxies, in the form enclosed, which are properly executed by the stockholders and returned to West Metro and not subsequently revoked, will be voted in accordance with the instructions indicated on the proxies. Any properly executed proxy on which voting instructions are not specified will be voted FOR the proposal to approve the merger agreement. The proxy also grants authority to the persons designated in the proxy to vote in accordance with their own judgment if an unscheduled matter is properly brought before the meeting.

If you are the record holder of your shares, you may revoke any proxy given pursuant to this solicitation by the West Metro board of directors at any time before it is voted at the special meeting by:

•	giving written notice to the Secretary of West Metro;

•	executing a proxy bearing a later date filed with the Secretary of West Metro at or before the meeting; or

•	attending and voting in person at the meeting. Attendance without voting at the special meeting will not in and of itself constitute revocation of a proxy.

All written notices of revocation and other communications with respect to revocation or proxies should be sent to: West Metro Financial Services, Inc., P. O. Drawer 1190, 68 First National Drive, Dallas, Georgia 30157, Attention: Kathy Hulsey, Secretary. If you hold your shares in street name with a bank or broker, you must contact the bank or broker if you wish to revoke your proxy.

Attending the Special Meeting

All of our stockholders are invited to attend the special meeting. If you are a beneficial owner of West Metro common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the special meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of West Metro common stock held in street name in person at the special meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Annual Report

Our Annual Report to stockholders for the fiscal year ended December 31, 2003 on Form 10-KSB is attached to this proxy statement as Appendix C, and is incorporated herein by reference. See “Where You Can Find More Information” on page      and “Documents Incorporated by Reference” on page     .

Other Matters to be Considered

Our board of directors is not aware of any business or matter other than the proposal to approve the merger agreement. If, however, any matter properly comes before the special meeting, the proxy holders will vote on these matters in their discretion.

Solicitation of Proxies and Expenses

This proxy solicitation is made by the board of directors of West Metro. West Metro is responsible for its expenses incurred in preparing, assembling, printing and mailing this proxy statement. Proxies will be solicited through the mail. Additionally, directors, officers and other employees of West Metro or its subsidiaries may solicit proxies personally, by telephone or other means of communications. No solicitations via the Internet are contemplated or planned. None of these people will receive any special compensation for solicitation activities. West Metro will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners.

THE PARTIES

West Metro Financial Services, Inc.

West Metro is an independent, community owned bank holding company based in Dallas, Georgia. West Metro was incorporated as a Georgia corporation on May 9, 2001 and owns all of the issued and outstanding shares of the common stock of the Bank. West Metro’s primary activity is to provide assistance to the management and coordination of their financial resources and to provide capital, business development, long-range planning and public relations to the Bank. The Bank operates under the day-to-day management of its own officers, and its individual board of directors formulates its own policies. A number of directors or officers of West Metro are also directors or officers of the Bank. West Metro conducts no activity other than the operation of the Bank. West Metro derives its revenues primarily from the operation of the Bank in the form of dividends paid by the Bank to West Metro. In addition, West Metro may receive tax benefits from any future losses of the Bank.

West Metro does not engage in any nonbanking activities at this time. If, in the future, West Metro proposes to engage in any nonbanking activities, it would be restricted to those nonbanking activities permitted under applicable law or regulations of the Board of Governors of the Federal Reserve System.

As of June 30, 2004, West Metro had, on a consolidated basis, total assets of approximately $101,632,000, total deposits of approximately $88,197,000 and total loans (net of unearned income and allowance for loan and lease losses) of approximately $91,036,000 and stockholders’ equity of approximately $11,612,000.

The Bank was chartered in March of 2002 as a national bank under federal law. The Bank is engaged in a general commercial banking business with its main office located in Dallas, Georgia and its primary service area is Paulding and Douglas Counties, Georgia. In addition to its main office, the Bank conducts business from a full service branch in Douglasville, Douglas County. At June 30, 2004, the Bank had approximately $101,627,000 in assets, $88,543,000 in deposits (which includes a deposit from West Metro of approximately $346,000), $91,036,000 in loans (net of deferred fees and allowance for loan losses), and $11,261,000 in stockholders’ equity. The Bank is regulated and supervised by the Office of the Comptroller of the Currency (the “OCC”) and its deposits are insured by the Federal Deposit Insurance Corporation.

The Bank offers a full range of deposit services that are typically available in most banks and savings and loan associations, including checking accounts, NOW accounts, savings accounts and other time deposits of various types, ranging from daily money market accounts to longer-term certificates of deposit. The transaction accounts and time certificates are tailored to the Bank’s principal market area at rates competitive to those offered in the area. In addition, the Bank offers certain retirement account services, such as Individual Retirement Accounts (“IRAs”). All deposit accounts are insured by the Federal Deposit Insurance Corporation up to the maximum amount allowed by law (generally, $100,000 per depositor subject to aggregation rules). The Bank solicits these accounts from individuals, businesses, associations and organizations, and governmental authorities.

The Bank also offers a full range of short- to medium-term commercial and personal loans. Commercial loans include both secured and unsecured loans for working capital (including inventory and receivables), business expansion (including acquisition of real estate and improvements), and purchase of equipment and machinery. Consumer loans include secured and unsecured loans for financing automobiles, home improvements, education, and personal investments. The Bank also originates variable rate mortgage loans and real estate construction and acquisition loans. The Bank’s lending activities are subject to a variety of lending limits imposed by state and federal law. The Bank may not make any loans to any director or executive officer of the Bank unless the loan is approved by the board of directors of the Bank.

The Bank does not presently exercise trust powers. The Bank may in the future offer a full-service trust department, but cannot do so without the prior approval of its regulators.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of West Metro common stock as of August 31, 2004 and pro forma after giving effect to the merger with respect to (i) the only persons or entities, including any “group” as that term is used in Section 13(g)(3) of the Exchange Act, who or which was known to West Metro to be the beneficial owner of more than 5% of the issued and outstanding West Metro common stock, (ii) each director and named executive officer, of West Metro and the Bank and (iii) all of the named directors and executive officers of West Metro and the Bank as a group.

Name	Number of Shares Beneficially Owned as 8/31/04(1)	Percentage of Common Stock	Percent of Common Stock (Pro Forma)	Nature of Beneficial Ownership
Directors

J. Michael Womble	216,765	18.0%	18.8%	Includes 200 shares owned by Mr. Womble’s spouse as a joint tenant with his spouse’s parent. Does not include 14,000 shares that Mr. Womble has the right to acquire by exercising options that are exercisable within 60 days after the record date.

Johnny L. Blankenship	40,000	3.3%	3.5%

William A. Carruth, Jr.	82,700	6.9%	7.2%	Includes 900 shares owned by Mr. Carruth’s spouse.

Harold T. Echols	20,000	1.7%	1.7%

John F. Hall	5,400	*	*	Includes 1,400 shares owned by the George H. Hall Family Partnership, L.P. Does not include 5,000 shares that Mr. Hall has the right to acquire by exercising options that are exercisable within 60 days after the record date.

Kathy Hulsey	3,200	*	*	Includes 200 shares owned by Ms. Hulsey’s spouse.

G. Wayne Kirby	21,500	1.8%	1.9%	Includes 1,500 shares owned by Mr. Kirby’s spouse

Claude K. Rainwater	20,000	1.7%	1.7%

James C. Scott, Jr.	42,500	3.4%	3.6%	Includes 10,000 shares owned by MATSCO, Inc., of which Mr. Scott is Executive Vice President.

Joey Tidwell	90,000	7.5%	7.8%

Total	542,065	45.2%	46.5%

Additional 5% Shareholders
Wayne Tibbits	62,500	5.2%	5.4%	Includes 10,000 shares owned by Mr. Tibbits’ spouse.

The Crestwood suits Trust	60,000	5.0%	5.2%

*	Less than 1% of the class
(1)

In consideration of the substantial effort and financial risk incurred by each of the organizing directors, each received a warrant to purchase a number of shares of common stock equal to the number of shares he or she purchased in the initial offering, up to an aggregate maximum of 300,000 shares. The following warrants vest over a three year period beginning from the first anniversary of the opening of the Bank. The following table shows each director’s warrant ownership.

J. Michael Womble	150,000 shares	Gilbert W. Kirby	15,000
Johnny R. Blankenship	30,000 shares	Charles K. Rainwater	15,000
William A. Carruth, Jr.	50,000 shares	James C. Scott, Jr.	25,000
Harold T. Echols	15,000 shares

Listed below is the dollar amount of the merger’s 1.14% decrease in the net book value interest of each affiliate/filing person of West Metro. The merger will not materially effect the net earnings per share of West Metro or its affiliate/filing persons.

Affiliates/Filing persons	Book value as of 8/30/04	Book value (Pro Forma)
J. Michael Womble	$2,098,285	$2,074,441
Johnny L. Blankenship	$387,200	$382,800
William A. Carruth, Jr.	$800,536	$791,439
Harold T. Echols	$193,600	$191,400
John F. Hall	$52,272	$51,678
Kathy Hulsey	$30,976	$30,624
G. Wayne Kirby	$208,120	$205,755
Claude K. Rainwater	$193,600	$191,400
James C. Scott, Jr.	$411,400	$406,725
Joey Tidwell	$871,200	$861,300

Directors and Executive Officers of West Metro

The following table sets forth certain information with respect to the executive officers and directors of West Metro. The board of directors serve a term of one year and are elected by the shareholders each year at the annual meeting of stockholders or until their successors are elected and qualified. Executive officers serve at the pleasure of West Metro’s board of directors. None of the directors currently serves as a director of any other company with a class of securities registered pursuant to Section 12 of the Exchange Act. The business address and telephone number of each director and executive officer is c/o West Metro Financial Services, Inc., P. O. Drawer 1190, 68 First National Drive, Dallas, Georgia 30157, (770) 505-5107.

The following sets forth the name of each director and executive officer of West Metro, positions held, and a brief description of his or her principal occupation and business experience for at least the preceding five years. Except as otherwise indicated below, each of the directors has been a director of West Metro since its formation in 2001. None of the directors are related.

J. Michael Womble. President, Chief Executive Officer and Chairman of the Company; Working Chairman of the Bank; previously Chief Executive Officer of First National Bank of Paulding County and Chairman of the Board of Directors; Organizer/Owner of Southlife Homes, Inc. (residential building and development.)

Johnny L. Blankenship. President and Owner of Blankenship Homes (residential building and development.)

William A. Carruth, Jr. Vice Chairman of the Board of Directors of the Company and the Bank; President and Owner of Carruth Wood Products (engineer and survey supplies) and Aiken Grading Company (construction contractors.)

Harold T. Echols. Project Manager for AT&T Communications.

John F. Hall. President and Chief Executive Officer of the Bank; became a Director of the Bank and Company on January 1, 2004; previously Senior Vice President, Chief Credit Officer and Senior Lending Officer of Cornerstone Bank in Atlanta, previously Senior Vice President of Bank of America in Atlanta.

Kathy Hulsey. Chief Financial Officer, Senior Vice President and Secretary of the Company and the Bank; previously Chief Financial Officer and Senior Vice President of Premier National Bank of Dalton and Vice President and Controller of First National Bank of Paulding County.

G. Wayne Kirby. President, Chief Executive Officer and Owner of PKW Supply Company, Inc. (building supplies.)

Claude K. Rainwater. Owner of Rainwater Motor Company (used car company), Style Financial Acceptance (automobile financing) and Independent Car Rental, Inc.

James C. Scott, Jr. Executive Vice President of MATSCO, Inc., parent company of C. W. Matthews Contracting Company (construction company.)

Joey Tidwell. President and Owner of JMC Development, Tidwell Properties and Homeplace Communities, Inc.

West Metro Facilitation, Inc.

West Metro Facilitation, Inc., or the merger subsidiary, is a recently-formed Georgia corporation. It was organized as a wholly-owned subsidiary of West Metro for the sole purpose of facilitating the merger. It has engaged in no business activities and has no assets or liabilities of any kind, other than those incident to its formation. The merger subsidiary does not own any shares of West Metro common stock, nor will it acquire any such shares before the merger. Its existence will cease upon consummation of the merger. The address and telephone number of principal offices of the merger subsidiary are the same as West Metro.

THE MERGER AGREEMENT

The following is a summary of the material terms of the merger agreement, a copy of which is attached as Appendix A to this proxy statement. Because this is a summary, it does not include all of the information that may be important to you. You should read the entire merger agreement and this proxy statement and related appendices before deciding how to vote at the special meeting.

Structure of the Merger

The merger subsidiary will be merged with and into West Metro, which will be the surviving corporation. The merger will occur following the approval of the merger agreement by the stockholders of West Metro and the satisfaction of other conditions to the merger.

Exchange of Shares in the Merger

The merger agreement provides that, at the effective time of the merger:

•	all outstanding shares of West Metro common stock, whether record shares (as defined below) or street shares (as defined below), held of record by a holder (as defined below) holding 450 or fewer shares of West Metro common stock immediately prior to the effective time will, without any action on the part of the holder thereof, be converted into the right to receive cash equal to $11.75 per share, without interest (the “merger consideration”). West Metro may presume that all street shares are held by holders holding more than 450 shares immediately prior to the effective time unless a beneficial owner of street shares is able to demonstrate to West Metro’s satisfaction that such shares are held beneficially by a holder holding more than 450 shares immediately prior to the merger date. In that case, such shares will remain outstanding with all rights, privileges, and powers existing immediately before the merger;

•	all outstanding shares of West Metro common stock other than those described above as being converted into the right to receive the merger consideration or shares for which rights objecting stockholders are perfected will remain outstanding with all rights, privileges, and powers existing immediately before the merger; and

•	the outstanding shares of merger subsidiary will, without any action on the part of the holder thereof, be canceled.

The merger agreement further provides that:

•	no holder holding, of record or beneficially, immediately prior to the merger more than 450 shares (including any combination of record shares or street shares) in the aggregate will be entitled to receive any merger consideration with respect to the shares so held other than by exercising his or her dissenter’s rights; and

•	it is a condition precedent to the right of any holder to receive the merger consideration, if any, payable with respect to the shares held by such holder that such holder certify to West Metro in the letter of transmittal delivered by West Metro as described below that such holder held, of record and beneficially, immediately prior to the merger 450 or fewer shares (including any combination of record shares and street shares) in the aggregate.

For purposes of the merger agreement:

•	the term “record shares” means shares of West Metro common stock other than street shares, and any record shares will be deemed to be held by the registered holder thereof as reflected on the books of West Metro;

•	the term “street shares” means shares of West Metro common stock held of record in street name and any street shares will be deemed to be held by the beneficial owner thereof as reflected on the books of the nominee holder thereof; and

•	the term “holder” means

(a) any record holder or holders of record shares who would be deemed, under Rule 12g5-1 under the Exchange Act as described below, to be a single “person” for purposes of determining the number of record stockholders of West Metro, and

(b) any other person or persons who would be deemed to be a “holder” under the above clause if the shares it holds beneficially in street name were held of record by such person or persons.

The merger agreement provides that West Metro (along with any other person or entity to which it may delegate or assign any responsibility or task with respect thereto) will have full discretion and exclusive authority (subject to its right and power to so delegate or assign such authority) to:

•	make such inquiries, whether of any stockholder(s) or otherwise, as it may deem appropriate for purposes of confirming the above provisions, and

•	resolve and determine, in its sole discretion, all ambiguities, questions of fact and interpretive and other matters relating to such provisions, including, without limitation, any questions as to the number of shares held by any holder immediately prior to the merger. All such determinations by West Metro will be final and binding on all parties, and no person or entity will have any recourse against West Metro or any other person or entity with respect thereto.

For purposes of the above provisions, West Metro may in its sole discretion, but will not have any obligation to do so,

•	presume that any shares of West Metro common stock held in a discrete account (whether record or beneficial) are held by a person distinct from any other person, notwithstanding that the registered or beneficial holder of a separate discrete account has the same or a similar name as the holder of a separate discrete account; and

•	aggregate the shares held (whether of record or beneficially) by any person or persons that West Metro determines to constitute a single holder for purposes of determining the number of shares held by such holder.

Rule 12g5-1 under the Exchange Act provides that, for the purpose of determining whether an issuer is subject to the registration provisions of the Exchange Act, securities will be deemed to be “held of record” by each person who is identified as the owner of such securities on records of security holders maintained by or on behalf of the issue, subject to the following:

•	In any case where the records of security holders have not been maintained in accordance with accepted practice, any additional person who would be identified as such an owner on such records if they had been maintained in accordance with accepted practice will be included as a holder of record.

•	Securities identified as held of record by a corporation, a partnership, a trust whether or not the trustees are named, or other organization will be included as so held by one person.

•	Securities identified as held of record by one or more persons as trustees, executors, guardians, custodians or in other fiduciary capacities with respect to a single trust, estate or account will be included as held of record by one person.

•	Securities held by two or more persons as co-owners will be included as held by one person.

•	Securities registered in substantially similar names where the issuer has reason to believe because of the address or other indications that such names represent the same person, may be included as held of record by one person.

Treatment of Options

The merger agreement provides that at the effective time each option to acquire shares of West Metro common stock which is outstanding and unexercised immediately prior thereto pursuant to the 2001 West Metro Stock Option Plan and Warranty Agreements, shall, in accordance with their terms, remain enforceable according to the terms and conditions of the Plan and Agreement.

Exchange of Certificates

The merger agreement provides that promptly after the merger, West Metro will mail a letter of transmittal to each stockholder, who based on information available to West Metro, appears to have their shares converted into the right to receive the merger consideration (other than shares as to which objecting stockholder rights have been perfected). The letter of transmittal will contain a certification as to the number of shares held and such other matters as West Metro may determine and will specify that delivery will be effected, and risk of loss and title to the certificates representing shares of West Metro common stock (“Certificates”) will pass, only upon delivery of the Certificates to West Metro and instructions to effect the surrender of the Certificates in exchange for the merger consideration, if any, payable with respect to such Certificates.

Upon surrender of a Certificate for cancellation to West Metro, together with a letter of transmittal, duly completed and executed and containing the certification that the holder of the Certificate holds 450 or fewer shares, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate will, subject to the above provisions of the merger agreement, be entitled to receive the merger consideration. In the event of a transfer of ownership of shares which is not registered in the share transfer records of West Metro, the merger consideration, if any, payable in respect of such shares may be paid or issued to the transferee if the Certificate representing such shares is presented to West Metro, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

You should not send your stock certificates now. You should send them only after you receive a letter of transmittal from West Metro. Letters of transmittal and related instructions will be mailed soon after the merger is completed.

Effective Time of the Merger

If the merger agreement is approved by the West Metro stockholders, the merger will close as soon as practicable after the special meeting, provided that all other conditions to the merger have been satisfied or waived. On the date the merger is to be consummated, articles of merger will be filed with the Georgia Secretary of State. The merger will become effective on the date and at the time specified on the certificate of merger.

Directors and Officers

The merger agreement provides that the directors and executive officers of West Metro immediately prior to the merger will be the directors and executive officers of West Metro, as the surviving corporation, immediately after the merger.

Articles of Incorporation and Bylaws

The merger agreement provides that the articles of incorporation and bylaws of West Metro in effect immediately prior to the merger will be the articles of incorporation and bylaws of West Metro, as the surviving corporation, immediately after the merger.

Representations and Warranties

The merger agreement contains customary representations and warranties made by West Metro and merger subsidiary regarding various matters, including representations by them as to the enforceability of the merger agreement.

Conditions to the Completion of the Merger

The obligations of West Metro and merger subsidiary to complete the merger are subject to the satisfaction or waiver of all of the following conditions:

•	approval of the merger agreement by the holders of two-thirds (2/3) of the outstanding shares of West Metro common stock which cannot be waived;

•	all of the representations and warranties made in the merger agreement must be true and correct in all material respects as of the effective time of the merger;

•	no litigation is pending or threatened regarding the merger; and

•	the aggregate number of the shares to be cashed out, plus those held by objecting stockholders does not exceed 20% of the number of issued and outstanding shares of West Metro.

As set forth above, the merger agreement includes a provision designed to protect West Metro in the event that the aggregate of the number of shares to be cashed-out in the merger plus the number of shares held by stockholders who dissent to the merger pursuant to the provisions of the GBCC exceeds 20% of the total number of outstanding shares of West Metro common stock. Based upon the list of beneficial stockholders on September 30, 2004, it is expected that the number of shares of West Metro common stock to be cashed-out in the merger will be approximately 35,010 thus West Metro does not anticipate any application of this condition to the merger agreement to consummate the transaction. Neither the board of directors of West Metro nor Newco have made a determination or agreement to waive any of the above listed conditions to the completion of the merger.

Termination of Merger Agreement

The merger agreement may be terminated by either West Metro or merger subsidiary at any time prior to the effective time of the merger.

OTHER MATTERS

Management of West Metro knows of no other business to be presented at the special meeting, other than procedural matters relating to the conduct of the special meeting, but if other matters do properly come before the special meeting, unless otherwise instructed, it is intended that the persons named in the proxy card will vote shares according to their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

West Metro files reports, proxy statements and other information with the SEC under the Exchange Act. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy, at the prescribed rates, this information at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including West Metro, who file electronically with the SEC. The address of that site is http://www.sec.gov.

West Metro, the merger subsidiary and the Filing Persons have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 in respect of the merger. As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part thereof, is available for inspection or copying as set forth above or is available electronically at the SEC’s website.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows West Metro to “incorporate by reference” information into this document. This means that we can disclose important information to you be referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

This document incorporates by reference the document listed below that West Metro has filed previously with the SEC. It contains important information about West Metro and its financial condition.

•	West Metro’s Annual Report on Form 10-KSB for the year ended December 31, 2003

We will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference, without exhibits unless such exhibits are also incorporated by reference in this proxy statement. You may obtain a copy of these documents and any amendments thereto by writing to Kathy Hulsey, Secretary, at the following address: West Metro Financial Services, Inc., P. O. Drawer 1190, 68 First National Drive, Dallas, Georgia 30157, telephone number (770) 505-5107.

These documents are also included in our SEC filings, which you can access electronically at the SEC’s website at http://www.sec.gov.

We have not authorized anyone to give any information or make any representation about the merger or us that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the SEC. If anyone does give you different or additional information, you should not rely on it.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

APPENDIX A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated effective as of August 26, 2004, is by and between WEST METRO FINANCIAL SERVICES, INC. (“West Metro”), a Georgia corporation and WEST METRO FACILITATION, INC. (“Newco”), a Georgia corporation.

WITNESSETH:

WHEREAS, West Metro is a business corporation duly incorporated and validly existing under the laws of the State of Georgia, with authorized capital stock consisting of 10,000,000 shares of common stock, $1.00 par value per share, of which 1,200,000 are issued and outstanding as of the date hereof (the “West Metro Common Stock”); and

WHEREAS, the Boards of Directors of West Metro and Newco have approved this Agreement and the transactions proposed herein, pursuant to which Newco will be merged with and into West Metro.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I. THE MERGER

Section 1.1 Merger. Subject to the provisions hereof, Newco shall be merged with and into West Metro (the “Merger”), with West Metro as the surviving corporation (sometimes hereinafter referred to as the “Surviving Corporation” when reference is made to it after the Effective Time (as defined in Article VI herein) of the Merger), under the Articles of Incorporation of West Metro, pursuant to the provisions of, and with the effect provided in Article 13 of the Georgia Business Corporation Law (“GBCC”). The name of the surviving corporation shall be “West Metro Financial Services, Inc.,” and the business of the Surviving Corporation shall remain that of a bank holding company.

Section 1.2 Effect of Merger. At the Effective Time, the separate existence of Newco shall cease and Newco shall be merged with and into West Metro which shall possess all rights, franchises and interests of West Metro and Newco, respectively, in and to any type of property and choices in action which shall be transferred to and vested in Surviving Corporation by virtue of such Merger without any deed or other transfer. Surviving Corporation, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interest, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent or registrar of stocks and bonds, guardian of estates, assignee, receiver and committee of estates and lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by West Metro and Newco, respectively, as of the Effective Time.

Section 1.3 Liabilities of Surviving Corporation. At the Effective Time of the Merger, Surviving Corporation shall be liable for all liabilities of West Metro and Newco. All deposits, debts, liabilities, obligations and contracts of West Metro and of Newco, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account, or records of West Metro or Newco, as the case may be, shall be those of Surviving Corporation and shall not be released or impaired by the Merger. All rights of creditors and other obligees and all liens on property of either West Metro or Newco shall be preserved unimpaired subsequent to the Merger.

Section 1.4 Conveyance. All assets of Newco and West Metro as they exist at the Effective Time of the Merger shall pass to, and vest in, the Surviving Corporation without any conveyance or other transfer. The Surviving Corporation shall be responsible for all the liabilities of every kind and description of each of West Metro and Newco existing as of the Effective Time of the Merger.

Section 1.5 Board of Directors and Officers; Articles of Incorporation; Bylaws. The present Board of Directors and Officers of West Metro shall continue to serve as the Board of Directors and Officers of the Surviving Corporation until the next annual meeting or until such time as their successors have been elected and have qualified. At the Effective Time of the Merger and until thereafter amended in accordance with the law, the Articles of Incorporation and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of West Metro as in effect immediately prior to the Merger.

Section 1.6 Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof,

(a) all issued and outstanding shares of West Metro Common Stock, whether Record Shares or Street Shares, held by a Shareholder holding 450 or fewer shares of West Metro Common Stock immediately prior to the Effective Time shall, without any action on the part of the holder thereof, be canceled and converted into the right to receive, upon the surrender of the certificate representing such shares, cash equal to $11.75 per share of West Metro Common Stock without interest thereon, other than Objecting Shares (as defined in Section 1.8); provided, however, that West Metro may presume that all Street Shares are held by Shareholders holding 450 or fewer shares of West Metro Common Stock immediately prior to the Effective Time unless West Metro determines or a beneficial owner of Street Shares is able to demonstrate to West Metro’s satisfaction that such shares are held beneficially by a Shareholder holding more than 450 shares of West Metro Common Stock immediately prior to the Effective Time, such shares of West Metro Common Stock shall remain outstanding with all rights, privileges, and powers existing immediately before the Effective Time;

(b) Each share of West Metro Common Stock held in the treasury of West Metro and each share of West Metro Common Stock owned by any direct or indirect wholly-owned subsidiary of West Metro immediately prior to the Effective Time shall be cancelled without any conversion and no payment or distribution shall be made with respect thereto;

(c) All outstanding shares of West Metro Common Stock other than those converted to cash or cancelled in paragraphs (a) and (b) shall remain outstanding with all rights, privileges, and powers existing immediately prior to the Effective Time; and

(d) The outstanding shares of Newco Stock shall, without any action on the part of the holder thereof, be canceled.

Except as provided in Section 1.8, in no event shall any Shareholder holding, of record or beneficially, immediately prior to the Effective Time more than 450 shares of West Metro Common Stock (including any combination of Record Shares and Street Shares) in the aggregate be entitled to receive any Merger Consideration with respect to the shares of West Metro Common Stock so held. It shall be a condition precedent to the right of any Shareholder to receive the Merger Consideration, that such Shareholder certify to West Metro in the letter of transmittal delivered by West Metro as described in Section 1.8 that such Shareholder held, of record and beneficially, immediately prior to the Effective Time 450 or fewer shares of West Metro Common Stock (including any combination of Record Shares and Street Shares) in the aggregate.

For purposes of this Agreement, the terms defined below shall have the definition set out each place herein it appears capitalized:

(1) the term “Record Shares” shall mean shares of West Metro Common Stock other than Street Shares and any Record Share shall be deemed to be held by the registered holder thereof as reflected on the books of West Metro;

(2) the term “Street Shares” shall mean shares of West Metro Common Stock held of record in street name, and any Street Share shall be deemed to be held by the beneficial owner thereof as reflected on the books of the nominee holder thereof;

(3) the term “Shareholder” shall mean (i) any record holder or holders of Record Shares who would be deemed, under Rule l2g5-1 promulgated under the Securities Exchange Act of 1934, as amended, to be a single

“person” for purposes of determining the number of record shareholders of West Metro, and (ii) any other person or persons who would be deemed to be a “Shareholder” under clause (i) above if the shares of West Metro Common Stock such person holds beneficially in street name; and

(4) the term “Cash-Out Shareholders” shall mean the Holder of shares of West Metro Common Stock that are converted into the right to receive the Merger Consideration pursuant to Section 1.6(a).

(5) the term “Merger Consideration” shall mean cash paid to cash-out Shareholders pursuant to Section 1.6(a).

West Metro (along with any other person or entity to which it may delegate or assign any responsibility or task with respect thereto) shall have full discretion and exclusive authority (subject to its right and power to so delegate or assign such authority) to (i) make such inquiries, whether of any shareholder(s) or otherwise, as it may deem appropriate for purposes of this Section 1.6 and (ii) resolve and determine, in its sole discretion, all ambiguities, questions of fact and interpretive and other matters relating to this Section 1.6, including, without limitation, any questions as to the number of shares of West Metro Common Stock held by any Shareholder immediately prior to the Effective Time. All determinations by West Metro under this Section 1.6 shall be final and binding on all parties, and no person or entity shall have any recourse against West Metro or any other person or entity with respect thereto.

For purposes of this Section 1.6, West Metro may in its sole discretion, but shall not have any obligation to do so, (i) presume that any shares of West Metro Common Stock held in a discrete account (whether record or beneficial) are held by a person distinct from any other person, notwithstanding that the registered or beneficial holder of a separate discrete account has the same or a similar name as the holder of a separate discrete account; and (ii) aggregate the shares of West Metro Common Stock held (whether of record or beneficially) by any person or persons that West Metro determines to constitute a single Shareholder for purposes of determining the number of shares of West Metro Common Stock held by such Shareholder.

Section 1.7 West Metro Stock Options and Warrants.

At the Effective Time, each option and warrant to acquire shares of West Metro Common Stock which are outstanding and unexercised immediately prior thereto pursuant to the West Metro 2001 Stock Incentive Plan and Warrant Agreements issued to organizers of the Company, shall remain enforceable according to the terms and conditions of the Plans and Agreements.

Section 1.8 Objecting Shares. Each share of West Metro Common Stock issued and outstanding immediately prior to the Effective Time, the Shareholder of which has not voted in favor of the Merger and who has delivered a written demand for payment of the fair value of such shares within the time and in the manner provided in Article 13, of the GBCC, is referred to herein as an “Objecting Share.” Notwithstanding anything in this Agreement to the contrary, Objecting Shares shall not be converted into or represent the right to receive the Merger Consideration pursuant to Section 1.6 hereof unless and until such Shareholder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the GBCC. If any such Shareholder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such Shareholder’s Objecting Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration without any interest thereon.

Section 1.9 Exchange of Shares.

(a) West Metro shall deposit or cause to be deposited in trust on behalf of The Bankers Bank (the “Exchange Agent”) prior to the Effective Time cash, in an aggregate amount necessary to pay the Merger Consideration to Cash-Out Shareholders and to make appropriate cash payments to Shareholders of Objecting Shares pursuant to Section 1.8 hereof, if any, (such amounts being hereinafter referred to as (the “Exchange Fund”).

(b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each record holder of an outstanding certificate or certificates which represent shares of West Metro Common Stock (the

“Certificates”), a form letter of transmittal which will specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and contain instructions for use in effecting the surrender of the Certificates for payment therefor. At and after the Closing (as defined herein) and upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash provided in Section 1.6 hereof and such Certificate shall forthwith be canceled. The Exchange Agent shall, upon surrender of Certificates representing shares of West Metro Common Stock, promptly deliver the Merger Consideration with respect to such shares of West Metro Common Stock formerly represented by such Certificate. No interest will be paid or accrued on the Merger Consideration payable upon surrender of the Certificates. If payment of cash is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or established to the satisfaction of West Metro that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 1.9, each Certificate (other than Certificates representing Objecting Shares) shall represent for all purposes the right to receive the Merger Consideration without any interest thereon.

(c) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of West Metro for six months after the Exchange Agent mails the letter of transmittal pursuant to Section 1.9 shall be returned to West Metro upon demand, and the holders of shares of West Metro Common Stock who have not theretofore complied with the exchange procedures in this Section 1.9 shall look to West Metro only, and not the Exchange Agent, for the payment of any of the Merger Consideration in respect of such shares.

(d) None of West Metro, Newco, the Exchange Agent or any other person shall be liable to any former holder of shares of West Metro Common Stock for any cash properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by West Metro or the Exchange Agent, the posting by such person of a bond in such amount as West Metro or the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

Section 1.10 Ratification by Shareholders. This Agreement shall be submitted to the shareholders of West Metro and Newco in accordance with applicable provisions of law and the Articles of Incorporation and Bylaws of West Metro and Newco. West Metro and Newco shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and the taking of any other actions in satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the Merger on the terms herein provided, including, without limitation, the preparation and submission of all necessary filings, requests for waivers and certificates with the regulatory authorities, if any.

II. REPRESENTATIONS AND WARRANTIES OF WEST METRO

West Metro hereby represents and warrants to Newco as follows:

Section 2.1 Organization. West Metro is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has full corporate power to own its properties, to carry on its business as now being, and presently contemplated to be, conducted and to enter into this Agreement.

Section 2.2 Capitalization. The authorized capital stock of West Metro is 10,000,000 shares of West Metro Common Stock, 1,200,000 shares of which are validly issued and outstanding, fully paid and nonassessable.

Section 2.3 Approvals. The Board of Directors of West Metro has approved this Agreement and the transactions contemplated hereby, subject to the approval by the stockholders of West Metro as required by law. This Agreement has been duly executed and delivered by West Metro and when executed by West Metro and duly approved by the stockholders of West Metro, it will be a binding agreement of West Metro enforceable against it in accordance with its terms.

Section 2.4 No Conflict With Other Instruments. Subject to the receipt of all required regulatory approvals and compliance with all applicable federal and state securities laws, the execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby will not violate any provision of, or constitute a default under any order, writ, injunction or decree of any court or other governmental agency, or any contract, agreement or instrument to which West Metro is a party or by which it is bound, or constitute an event which with the lapse of time or action by a third party could result in any default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of West Metro or upon shares of West Metro Common Stock.

III. REPRESENTATIONS AND WARRANTIES OF NEWCO

Newco hereby represents and warrants to West Metro as follows:

Section 3.1 Organization. Newco is a Georgia corporation duly organized, validly existing and in good standing under the laws of Georgia, and has full corporate power and authority to own its properties, to engage in the business and activities now conducted by it and to enter into this Agreement. Newco does not have any subsidiaries.

Section 3.2 Capitalization. The authorized capital stock of Newco consists of 1,000 shares of common stock, $1.00 par value (the “Newco Stock”), all of which are issued and outstanding. All such shares are validly issued, fully paid, and nonassessable. There are no existing options, warrants, calls or commitments of any kind obligating Newco to issue any of its authorized and unissued capital stock.

Section 3.3 Approvals. The Board of Directors of Newco has approved this Agreement and the transactions contemplated hereby, subject to the approval thereof by the stockholders of the Newco as required by law. This Agreement has been duly executed and delivered by Newco and when executed by West Metro and duly approved by the stockholders of Newco, it will be a binding agreement of Newco enforceable against it in accordance with its terms.

Section 3.4 No Conflict With Other Instruments. Subject to the receipt of all required regulatory approvals and compliance with all applicable federal and state securities laws, the execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby will not violate any provision of, or constitute a default under, any order, writ, injunction or decree of any court or other governmental agency, or any contract, agreement or instrument to which Newco is a party or by which it is bound, or constitute an event which with the lapse of time or action by a third party could result in any default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of Newco or upon shares of capital stock of Newco.

IV. COVENANTS OF WEST METRO

West Metro hereby covenants to and with Newco as follows:

Section 4.1 Best Efforts. West Metro will use its best efforts to take or cause to be taken all actions necessary, proper or advisable to consummate this Agreement, including such actions Newco may reasonably consider necessary, proper or advisable in connection with filing applications and other instruments with, or obtaining approvals of, governmental bodies to the transactions contemplated by this Agreement.

Section 4.2 Existence. From and after the date of this Agreement to the Effective Time of the Merger, West Metro will maintain its corporate existence, will not (i) amend its articles of incorporation by-laws, (ii) will not issue any securities, and (iii) will not declare or make any dividend or other distribution with respect to the outstanding shares of the West Metro Common Stock without written consent of Newco.

Section 4.3 Cash Payments. West Metro will deliver, when and if required by the provisions of this Agreement, such amounts of cash into which certain shares of West Metro Common Stock are to be converted pursuant to this Agreement.

V. COVENANTS OF NEWCO

Newco hereby covenants to and with West Metro as follows:

Section 5.1 Best Efforts. Newco will use its best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate this Agreement, including such actions as West Metro may reasonably consider necessary, proper or advisable in connection with filing applications and other instruments with, or obtaining approvals of, governmental bodies to the transactions contemplated by this Agreement.

Section 5.2 Existence. From and after the date of this Agreement to the Effective Time, Newco (i) will maintain its corporate existence; (ii) will not amend its charter or bylaws; and (iii) will not issue any securities.

VI. CLOSING AND EFFECTIVE TIME

Section 6.1 Closing. On a mutually acceptable date (herein called the “Closing Date”) as soon as practicable within the 60 day period commencing with the latest of the following dates:

(a) such date as may be prescribed by any federal or state agency or authority pursuant to any applicable federal or state law, rule, regulation or order, prior to which consummation of the Merger may not be effected; or

(b) the date on which the transactions contemplated by this Agreement have been approved by the stockholders West Metro and Newco in accordance with applicable law;

a meeting (“Closing”) will take place at which the parties to this Agreement will exchange certificates, letters and other documents in order to determine whether any condition exists which would permit the parties to this Agreement to terminate this Agreement. If no such condition then exists or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate in order to effect the transactions contemplated by this Agreement.

The Closing shall take place at the principal office of West Metro in Dallas, Georgia on the Closing Date, or at such other place to which the parties may agree.

Section 6.2 Effective Time. Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Agreement, the Merger shall become effective, and the effective time of the Merger shall occur, at the date and time specified in the certificate of merger to be issued by the Secretary of State of Georgia (“Effective Time”). It is anticipated by the Company and Newco that the Closing and the Effective Time will occur on the same day.

VII. CONDITIONS TO THE OBLIGATIONS OF WEST METRO

The obligation of West Metro to effect the Merger shall be subject to the satisfaction prior to the Effective Time of the Merger of the following conditions:

Section 7.1 Litigation. On the Closing Date, there shall not be pending or threatened litigation in agreement or any proceeding by any governmental commission, board or agency with a view to seeking, or in which it is sought, to restrain or prohibit consummation of the Merger, or in which it is sought to obtain divestiture, recession, or damages in connection with the Merger or the consummation of the Merger, and to the knowledge of any of the parties hereto, no investigation by any governmental agency shall be pending or threatened that might result in any such suit, action or other proceedings.

Section 7.2 No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. There shall not be any action taken, or any statute, rule, regulation or order enacted, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal as of the Effective Time of the Merger.

Section 7.3 Shareholder Approval. The shareholders of West Metro shall have voted affirmatively to approve the Merger by not less than two-thirds of the outstanding voting stock of West Metro.

Section 7.4 Other Approvals. All requisite regulatory approvals relating to the Merger, if any, shall have been obtained and continue to be in full force and effect, and all waiting and notice periods under applicable law shall have expired.

Section 7.5 Rights of Objecting Shareholders and Other Shareholders Receiving Cash. The aggregate number of shares of West Metro Common Stock owned by those shareholders of West Metro who (i) have perfected and shall be entitled to exercise their objecting shareholders’ rights pursuant to the GBCC, or (ii) are Cash-Out Shareholders (as defined in Section 1.6 herein) shall not exceed 20% of the issued and outstanding shares of West Metro Common Stock.

VIII. CONDITIONS TO THE OBLIGATIONS OF NEWCO

The obligation of Newco to effect the Merger shall be subject to the satisfaction prior to the Effective Time of the Merger of the following conditions:

Section 8.1 Litigation. On the Closing Date, there shall not be pending or threatened litigation in any court or any proceeding by any governmental commission, board or agency with a view to seeking, or in which it is sought, to restrain or prohibit consummation of the Merger, or in which it is sought to obtain divestiture, rescission, or damages in connection with the Merger or the consummation of the Merger, and to the knowledge of any of the parties hereto, no investigation by any governmental agency shall be pending or threatened that might result in any such suit, action or other proceeding.

Section 8.2 No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. There shall not be any action taken, or any statute, rule, regulation or order enacted, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal as of the Effective Time of the Merger.

Section 8.3 Shareholder Approval. The sole shareholder of Newco shall have voted affirmatively to approve the Merger by not less than two-thirds of the outstanding voting stock of Newco.

Section 8.4 Other Approvals. All requisite regulatory approvals, if any, relating to the Merger, if any, shall have been obtained and continue to be in full force and effect, and all waiting and notice periods under applicable law shall have expired.

IX. TERMINATION AND AMENDMENT

Section 9.1 Termination. This Agreement may be terminated at anytime prior to the Effective Time by the Boards of Directors of either Newco or West Metro.

Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided in this Article IX hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Newco or West Metro or their respective officers, directors or shareholders.

Section 9.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

X. GENERAL PROVISIONS

Section 10.1 Nonsurvival of Agreements. None of the agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger.

Section 10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to West Metro or Newco, respectively, at the following addresses:

If to West Metro:	West Metro Financial Services, Inc.
68 First National Drive
Dallas, Georgia 30157
Attention: J. Michael Womble

If to Newco:	West Metro Facilitation, Inc.
68 First National Drive
Dallas, Georgia 30157
Attention: J. Michael Womble

Section 10.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 10.4 Counterparts. This Agreement may be executed in two counterparts, both of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

Section 10.5 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 10.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

Section 10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to agreements made and entirely to be performed within such jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

WEST METRO FINANCIAL SERVICES, INC.

BY:	/s/ J. MICHAEL WOMBLE
Name:	J. MICHAEL WOMBLE
Title:	President and Chief Executive Officer

ATTEST:	/s/ KATHY HULSEY
Name:	KATHY HULSEY
Title:	Secretary

WEST METRO FACILITATION, INC.

BY:	/s/ J. MICHAEL WOMBLE
Name:	J. MICHAEL WOMBLE
Title:	President and Chief Executive Officer

ATTEST:	/s/ KATHY HULSEY
Name:	KATHY HULSEY
Title:	Secretary

APPENDIX B

GEORGIA DISSENTERS’ RIGHTS STATUTE

APPENDIX B

GEORGIA DISSENTERS’ RIGHTS STATUTE

14-2-1301. Definitions.

As used in this article, the term:

“Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

“Corporate action” means the transaction or other action by the corporation that creates dissenters’ rights under Code Section 14-2-1302.

“Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

“Dissenter” means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

“Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

“Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

“Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

“Shareholder” means the record shareholder or the beneficial shareholder. (Code 1981, §§ 14-2-1301, enacted by Ga. L. 1988, p. 1070, §§ 1; Ga. L. 1993, p. 1231, §§ 16.)

14-2-1302. Right to dissent.

(a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(1) Consummation of a plan of merger to which the corporation is a party:

(A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

(B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

(2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:

(A) Alters or abolishes a preferential right of the shares;

(B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

(E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

(F) Cancels, redeems, or repurchases all or part of the shares of the class; or

(5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter’s rights.

(c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

(1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

(2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise. (Code 1981, §§ 14-2-1302, enacted by Ga. L. 1988, p. 1070, §§ 1; Ga. L. 1989, p. 946, §§ 58; Ga. L. 1999, p. 405, §§ 11.)

14-2-1303. Dissent by nominees and beneficial owners.

A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders. (Code 1981, §§ 14-2-1303, enacted by Ga. L. 1988, p. 1070, §§ 1.)

14-2-1320. Notice of dissenters’ rights.

(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters’ rights under Code Section 14- 2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Code Section 14- 2-1322 no later than ten days after the corporate action was taken. (Code 1981, § § 14-2-1320, enacted by Ga. L. 1988, p. 1070, §§ 1; Ga. L. 1993, p. 1231, §§ 17.)

14-2-1321. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, a record shareholder who wishes to assert dissenters’ rights:

(1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2) Must not vote his shares in favor of the proposed action.

(b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article. (Code 1981, §§ 14-2-1321, enacted by Ga. L. 1988, p. 1070, §§ 1.)

14-2-1322. Dissenters’ notice.

(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b) The dissenters’ notice must be sent no later than ten days after the corporate action was taken and must:

(1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

(4) Be accompanied by a copy of this article. (Code 1981, §§ 14-2-1322, enacted by Ga. L. 1988, p. 1070, §§ 1.)

14-2-1323. Duty to demand payment.

(a) A record shareholder sent a dissenters’ notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

(b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this article. (Code 1981, §§ 14-2-1323, enacted by Ga. L. 1988, p. 1070, §§ 1.)

14-2-1324. Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action. (Code 1981, §§ 14-2-1324, enacted by Ga. L. 1988, p. 1070, §§ 1.)

14-2-1325. Offer of payment.

(a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b) The offer of payment must be accompanied by:

(1) The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2) A statement of the corporation’s estimate of the fair value of the shares;

(3) An explanation of how the interest was calculated;

(4) A statement of the dissenter’s right to demand payment under Code Section 14-2-1327; and

(5) A copy of this article.

(c) If the shareholder accepts the corporation’s offer by written notice to the corporation within 30 days after the corporation’s offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later. (Code 1981, §§ 14-2-1325, enacted by Ga. L. 1988, p. 1070, §§ 1; Ga. L. 1989, p. 946, §§ 59; Ga. L. 1993, p. 1231, §§ 18.)

14-2-1326. Failure to take action.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Code Section 14-2-1322 and repeat the payment demand procedure. (Code 1981, §§ 14-2-1326, enacted by Ga. L. 1988, p. 1070, §§ 1; Ga. L. 1990, p. 257, §§ 20.)

14-2-1327. Procedure if shareholder dissatisfied with payment or offer.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

(1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

(2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation’s offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

(c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

(1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

(2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due. (Code 1981, §§ 14-2-1327, enacted by Ga. L. 1988, p. 1070, §§ 1; Ga. L. 1989, p. 946, §§ 60; Ga. L. 1990, p. 257, §§ 21; Ga. L. 1993, p. 1231, §§ 19.)

14-2-1330. Court action.

(a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation’s registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the “Georgia Civil Practice Act,” applies to any proceeding with respect to dissenters’ rights under this chapter.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment. (Code 1981, §§ 14-2-1330, enacted by Ga. L. 1988, p. 1070, §§ 1; Ga. L. 1989, p. 946, §§ 61; Ga. L. 1993, p. 1231, §§ 20; Ga. L. 2000, p. 1589, §§ 3.)

14-2-1331. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under Code Section 14- 2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

(1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

(2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted. (Code 1981, §§ 14-2-1331, enacted by Ga. L. 1988, p. 1070, § § 1.)

14-2-1332. Limitation of actions.

No action by any dissenter to enforce dissenters’ rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322. (Code 1981, §§ 14-2-1332, enacted by Ga. L. 1988, p. 1070, §§ 1.)

APPENDIX C

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

West Metro Financial Services, Inc.

Form 10-KSB

for fiscal year ended December 31, 2003

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-KSB

(Mark One)

☒	Annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For fiscal year ended December 31, 2003

☐	Transition report under Section 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from                      to

Commission file number

WEST METRO FINANCIAL SERVICES, INC.

(Name of small business issuer in its charter)

Georgia	58-2643181
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1242 Marietta Highway, Dallas, Georgia	30157
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act: None.

Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that registrant was required to file such reports), and (2) has been subject to such filing requirements for past 90 days.    Yes  ☒    No  ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or a information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.  ☒

State issuer’s revenues for its most recent fiscal year: $4,173,050

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the stock was sold, or the average bid and asked prices of such common equity, as of a specified date within the past 60 days: $7,219,828 based on 650,435 shares at $11.10 per share on March 8, 2004.

APPLICABLE ONLY TO CORPORATE REGISTRANTS

State the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date. 1,200,000 as of March 22, 2004.

DOCUMENTS INCORPORATED BY REFERENCE

None.

Transitional Small Business Disclosure format (check one):    Yes  ☐    No  ☒

PART I

ITEM 1.	DESCRIPTION OF BUSINESS

Cautionary Notice Regarding Forward-Looking Statements

Various matters discussed in this Annual Report on Form 10-KSB may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of West Metro Financial Services, Inc. (the “Company”) or First National Bank West Metro (“FNB West Metro” or the “Bank”) to be materially different from the results described in such forward-looking statements.

Actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	The inability of the Bank to achieve and maintain regulatory capital standards;

•	Changes in the legislative and regulatory environment;

•	The effects of changes in interest rates on the level and composition of deposits, loan demand, the value of loan collateral, and interest rate risks; and

•	The effects of competition from commercial banks, thrifts, consumer finance companies, and other financial institutions operating in our market area and elsewhere.

All forward-looking statements attributable to the Company or the Bank are expressly qualified in their entirety by these cautionary statements. Both the Company and the Bank disclaim any intent or obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.

West Metro Financial Services, Inc.

The Company is a Georgia corporation that was incorporated on May 9, 2001 to organize and serve as the holding company for FNB West Metro, a national bank. The Bank operates as a community bank emphasizing prompt, personalized customer service to the individuals and businesses located in Paulding and Douglas Counties in Georgia, including the cities of Dallas, Hiram and Douglasville.

The Company was organized because we believe it provides flexibility that would otherwise not be available to the Bank. For example, the holding company structure makes it easier to raise capital for the Bank because the Company is able to issue securities without the need for prior banking regulatory approval, and the proceeds of debt securities issued by the Company can be invested in the Bank as primary capital.

FNB West Metro

General

The Bank operates as a full-service commercial bank. The Bank offers personal and business checking accounts, money market accounts, savings accounts and various certificates of deposit and individual retirement accounts. The Bank also offers commercial, real estate, installment and other consumer loans. The Bank’s real estate loans include commercial real estate, construction and development and residential real estate loans. In addition, the Bank provides such services as cashier’s checks, traveler’s checks, banking by mail, direct deposit and U.S. Savings Bonds. The Bank also offers MasterCard® and Visa® credit card services through a correspondent bank as an agent and offers debit cards that feature ATM access.

Philosophy

We emphasize prompt, personalized customer service. Through our localized management and ownership we believe we are uniquely situated to provide responsive service and quality financial products that are tailored to meet the needs of the individuals and small- to medium-sized businesses located throughout Paulding and Douglas Counties, as well as the western part of Cobb County. We believe that local ownership and control allows the Bank to serve its customers more efficiently, helping us to grow both our deposit base and loan portfolio. All of the Bank’s strategies are based on the philosophy of “The Customer Comes First.” We have adopted this philosophy in order to attract customers and acquire market share now controlled by other financial institutions operating in our market area.

We believe that it is important for Paulding County to have a locally owned and locally managed community bank that is sensitive and responsive to the needs of the community. Further, we believe that there is an opportunity for the Bank to acquire significant market share by capitalizing on its position as the only independent community bank in Paulding County and offering an alternative to the impersonal service that we believe is offered by many larger banks.

Market Opportunities

Primary Service Area. The Bank’s primary service area is Paulding and Douglas Counties in Georgia, including the cities of Dallas, Hiram and Douglasville. The Bank draws most of its customer deposits and conducts most of its lending transactions from and within its primary service area. In addition, we attract significant business from the western part of Cobb County.

The primary service area represents a diverse market with a growing population and economy. The attractive suburban neighborhoods of Dallas and Hiram have evolved into classic “bedroom communities” for people who work in Cobb County and the Atlanta metropolitan area. In addition, Paulding and Douglas Counties’ tremendous population growth in recent years has lead to growth in the local service economy and the organizers expect this trend to continue.

The Bank competes with other commercial banks, savings and loan associations, credit unions, money market mutual funds and other financial institutions conducting business in the Paulding and Douglas County markets and elsewhere. Many of the Bank’s competitors have equal or greater financial or banking related resources than the Company and the Bank. According to information provided by the FDIC, as of June 30, 2003, the Paulding and Douglas County area was served by 17 banking and savings institutions with 47 offices. These competitors offer the same or similar products and services as the Bank. Currently, the Bank’s three largest competitors in terms of market share are Regions Bank, Douglas County Bank and Citizens & Merchants STB.

Lending Services

Lending Policy. We place a primary emphasis on real estate related loans in order to take advantage of the population growth in our primary service area. We also offer a full range of lending products, including commercial loans to small- to medium-sized businesses and professional concerns, and consumer loans to individuals. We compete for these loans with competitors who are well established in the Paulding County area and have greater resources and lending limits.

The Bank’s loan portfolio is comprised of the following:

Loan Category	Ratio
Real estate related loans	90.5%
Commercial loans	6.5%
Consumer loans	3.0%

Loan Approval and Review. The Bank’s loan approval policies provide for various levels of officer lending authority. When the amount of total loans to a single borrower exceeds that individual officer’s lending authority, an officer with a higher lending limit or the Bank’s Loan Committee determines whether to approve the loan request. The Bank does not make any loans to any of its directors or executive officers unless its board of directors, excluding the interested party, first approves the loan, and the terms of the loan are no more favorable than would be available to any comparable borrower.

Lending Limits. The Bank’s lending activities are subject to a variety of lending limits imposed by federal law. Differing limits apply based on the type of loan or the nature of the borrower, including the borrower’s relationship to the bank. In general, however, the Bank is able to loan any one borrower a maximum amount equal to either:

•	15% of the Bank’s capital and surplus; or

•	25% of its capital and surplus if the amount that exceeds 15% is fully secured by readily marketable collateral.

Our management team has adopted an internal lending limit which will at all times remain $50,000 lower than the applicable legal limit. However, based on either our internal lending limit or our legal lending limit, the Bank sells participations in its loans to other financial institutions in order to meet all of the lending needs of our clients requiring extensions of credit above these limits. In a participation transaction, the Bank sells the portion of the loan that exceeds its internal or legal lending limit to an unrelated lender on a non-recourse basis. As a result, the participating lender bears all of the risk of default for the portion of the loan it purchases. The Bank retains all of the servicing rights to the loan; therefore, the customer makes all payments to the Bank, who in turn remits a pro-rata share of the payments to the participating lender.

Credit Risks. The principal economic risk associated with each category of loans that the Bank makes is the creditworthiness of the borrower. Borrower creditworthiness is affected by general economic conditions and the strength of the relevant business market segment. General economic factors affecting a borrower’s ability to repay include interest, inflation and employment rates, as well as other factors affecting a borrower’s customers, suppliers and employees.

The well-established financial institutions in the Paulding and Douglas County markets make proportionately more loans to medium- to large-sized businesses than the Bank makes. Many of the Bank’s commercial loans are made to small- to medium-sized businesses that may be less able to withstand competitive, economic and financial pressures than larger borrowers.

Real Estate Loans. The Bank makes commercial real estate loans, construction and development loans, and residential real estate loans. These loans include commercial loans where the Bank takes a security interest in real estate out of an abundance of caution and not as the principal collateral for the loan, but excludes home equity loans, which are classified as consumer loans.

•	Commercial Real Estate. The Bank’s commercial real estate loan terms are generally limited to five years or less, although payments may be structured on a longer amortization basis. Interest rates may be fixed or adjustable, although rates are typically not fixed for a period exceeding 60 months. The Bank generally charges an origination fee of one percent. We attempt to reduce credit risk on our commercial real estate loans by emphasizing loans on owner-occupied office and retail buildings where the ratio of the loan principal to the value of the collateral as established by independent appraisal does not exceed 80% and net projected cash flow available for debt service equals 120% of the debt service requirement. In addition, the Bank generally requires personal guarantees from the principal owners of the property supported by a review by the Bank’s management of the principal owners’ personal financial statements. Risks associated with commercial real estate loans include fluctuations in the value of real estate, new job creation trends, tenant vacancy rates and the quality of the borrower’s management. The Bank limits its risk by analyzing borrowers’ cash flow and collateral value on an ongoing basis.

•	Construction and Development Loans. The Bank makes construction and development loans both on a pre-sold and speculative basis. If the borrower has entered into an agreement to sell the property prior to beginning construction, then the loan is considered to be on a pre-sold basis. If the borrower has not entered into an agreement to sell the property prior to beginning construction, then the loan is considered to be on a speculative basis. Construction and development loans are generally made with a term of six to twelve months and interest is paid quarterly. The ratio of the loan principal to the value of the collateral as established by independent appraisal typically does not exceed 80%. Speculative loans are based on the borrower’s financial strength and cash flow position. Loan proceeds are disbursed based on the percentage of completion and only after the project has been inspected by an experienced construction lender or independent appraiser. Risks associated with construction loans include fluctuations in the value of real estate and new job creation trends.

•	Residential Real Estate. The Bank’s residential real estate loans consist of residential second mortgage loans, residential construction loans and traditional mortgage lending for one to four family residences. We originate and maintain fixed rate mortgages with long-term maturity not exceeding 20 years and a balloon payment or call feature of three or five years. The amortization of second mortgages generally do not exceed 15 years and the rates generally are not fixed for over 60 months. All loans are made in accordance with the Bank’s appraisal policy and with the ratio of the loan principal to the value of collateral as established by independent appraisal not exceeding 95%. We expect that these loan-to-value ratios will be sufficient to compensate for fluctuations in real estate market value and to minimize losses that could result from a downturn in the residential real estate market.

Commercial Loans. Loans for commercial purposes in various lines of businesses are one of the primary components of the Bank’s loan portfolio. The terms of these loans vary by purpose and by type of underlying collateral, if any. The Bank typically makes equipment loans for a term of five years or less at fixed or variable rates, with the loan fully amortized over the term. Equipment loans are generally secured by the financed equipment, and the ratio of the loan principal to the value of the financed equipment or other collateral is generally 80% or less. Loans to support working capital typically have terms not exceeding one year and are usually secured by accounts receivable, inventory or personal guarantees of the principals of the business. For loans secured by accounts receivable or inventory, principal is typically repaid as the assets securing the loan are converted into cash, and for loans secured with other types of collateral, principal is typically due at maturity. The quality of the commercial borrower’s management and its ability both to properly evaluate changes in the supply and demand characteristics affecting its markets for products and services and to effectively respond to such changes are significant factors in a commercial borrower’s creditworthiness.

Consumer Loans. The Bank makes a variety of loans to individuals for personal, family and household purposes, including secured and unsecured installment and term loans, home equity loans and home equity lines of credit. Consumer loan repayments depend upon the borrower’s financial stability and are more likely to be adversely affected by divorce, job loss, illness and personal hardships. Because many consumer loans are secured by depreciable assets such as boats, cars and trailers the loan should be amortized over the useful life of the asset. To minimize the risk that the borrower cannot afford the monthly payments, all fixed monthly obligations should not exceed 40% of the borrower’s gross monthly income. The borrower should also be continuously employed for at least 12 months prior to obtaining the loan. The loan officer reviews the borrower’s past credit history, past income level, debt history and, when applicable, cash flow and determine the impact of all these factors on the ability of the borrower to make future payments as agreed. Our principal competitors for consumer loans are the established banks in the Bank’s market.

Investments

In addition to loans, the Bank makes other investments primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States and other taxable securities. No investment in any of those instruments exceeds any applicable limitation imposed by law or regulation. The Loan & Asset/Liability Committee reviews the investment portfolio on an ongoing basis in order to ensure that the investments conform to the Bank’s policy as set by the board of directors.

Asset and Liability Management

The Loan & Asset/Liability Committee manages the Bank’s assets and liabilities and strives to provide a stable and optimized net interest margin, adequate liquidity and a profitable after-tax return on assets and return on equity. The committee conducts these management functions within the framework of the Bank’s written loan and investment policies. The committee attempts to maintain a balanced position between rate sensitive assets and rate sensitive liabilities. Specifically, it charts assets and liabilities on a matrix by maturity, effective duration and interest adjustment period and attempt to manage any gaps in maturity ranges.

Deposit Services

The Bank seeks to establish a broad base of core deposits, including savings accounts, checking accounts, money market accounts, a variety of certificates of deposit and IRA accounts. To attract deposits, the Bank employs an aggressive marketing plan in its overall service area and features a broad product line and competitive rates and services. The primary sources of deposits are residents of, and businesses and their employees located in, the Bank’s primary service area. The Bank obtains these deposits through personal solicitation by its officers and directors, direct mail solicitations and advertisements published in the local media. In order to attract its initial deposit base, the Bank offers higher interest rates on various deposit accounts.

Other Banking Services

Other anticipated banking services include limited cash management services, on-line banking services, discount brokerage services, travelers checks, direct deposit of payroll and social security checks, courier service, night depository and debit cards. The Bank is associated with InterCept. Our clients are able to use InterCept’s automated teller machines throughout Georgia and other regions. However, other financial institutions may charge our customers for the use of their automated teller machines. We also offer MasterCard® and VISA® credit card services through a correspondent bank as an agent for the Bank. The Bank does not exercise trust powers. In the future, we may offer a full-service trust department, but cannot do so without the prior approval of the Office of the Comptroller of the Currency.

Employees

The Bank has 27 full-time equivalent employees. When we occupy our permanent facility, we expect that the Bank will have 32 full-time equivalent employees. The Company does not have any employees who are not also employees of the Bank.

Supervision and Regulation

Both the Company and the Bank are subject to extensive state and federal banking regulations that impose restrictions on and provide for general regulatory oversight of their operations. These laws generally are intended to protect depositors and not shareholders. The following discussion describes the material elements of the regulatory framework that applies to us.

West Metro Financial Services, Inc.

Since the Company owns all of the capital stock of the Bank, it is a bank holding company under the federal Bank Holding Company Act of 1956. As a result, the Company is primarily subject to the supervision, examination, and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve.

Acquisitions of Banks. The Bank Holding Company Act requires every bank holding company to obtain the Federal Reserve’s prior approval before:

•	acquiring direct or indirect ownership or control of any voting shares of any bank if, after the acquisition, the bank holding company will directly or indirectly own or control more than 5% of the bank’s voting shares;

•	acquiring all or substantially all of the assets of any bank; or

•	merging or consolidating with any other bank holding company.

Additionally, the Bank Holding Company Act provides that the Federal Reserve may not approve any of these transactions if it would result in or tend to create a monopoly or, substantially lessen competition or otherwise function as a restraint of trade, unless the anti-competitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. The Federal Reserve’s consideration of financial resources generally focuses on capital adequacy, which is discussed below.

Under the Bank Holding Company Act, if adequately capitalized and adequately managed, the Company or any other bank holding company located in Georgia may purchase a bank located outside of Georgia. Conversely, an adequately capitalized and adequately managed bank holding company located outside of Georgia may purchase a bank located inside Georgia. In each case, however, restrictions may be placed on the acquisition of a bank that has only been in existence for a limited amount of time or will result in specified concentrations of deposits. For example, Georgia law prohibits a bank holding company from acquiring control of a financial institution until the target financial institution has been incorporated for three years. As a result, no bank holding company may acquire control of the Company until after the third anniversary date of the Bank’s incorporation.

Change in Bank Control. Subject to various exceptions, the Bank Holding Company Act and the Change in Bank Control Act, together with related regulations, require Federal Reserve approval prior to any person or company acquiring “control” of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company. Control is refutably presumed to exist if a person or company acquires 10% or more, but less than 25%, of any class of voting securities and either:

•	the bank holding company has registered securities under Section 12 of the Securities Act of 1934; or

•	no other person owns a greater percentage of that class of voting securities immediately after the transaction.

Our common stock is registered under the Securities Exchange Act of 1934. The regulations provide a procedure for challenging any rebuttable presumption of control.

Permitted Activities. A bank holding company is generally permitted under the Bank Holding Company Act, to engage in or acquire direct or indirect control of more than 5% of the voting shares of any company engaged in the following activities:

•	Banking or managing or controlling banks; and

•	Any activity that the Federal Reserve determines to be so closely related to banking as to be a proper incident to the business of banking.

Activities that the Federal Reserve has found to be so closely related to banking as to be a proper incident to the business of banking include:

•	Factoring accounts receivable;

•	Making, acquiring, brokering or servicing loans and usual related activities;

•	Leasing personal or real property;

•	Operating a non-bank depository institution, such as a savings association;

•	Trust company functions;

•	Financial and investment advisory activities;

•	Conducting discount securities brokerage activities;

•	Underwriting and dealing in government obligations and money market instruments;

•	Providing specified management consulting and counseling activities;

•	Performing selected data processing services and support services;

•	Acting as agent or broker in selling credit life insurance and other types of insurance in connection with credit transactions; and

•	Performing selected insurance underwriting activities.

Despite prior approval, the Federal Reserve may order a bank holding company or its subsidiaries to terminate any of these activities or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that the bank holding company’s continued ownership, activity or control constitutes a serious risk to the financial safety, soundness, or stability of it or any of its bank subsidiaries.

In addition to the permissible bank holding company activities listed above, a bank holding company may qualify and elect to become a financial holding company, permitting the bank holding company to engage in additional activities that are financial in nature or incidental or complementary to financial activity. The Bank Holding Company Act expressly lists the following activities as financial in nature:

•	Lending, trust and other banking activities;

•	Insuring, guaranteeing, or indemnifying against loss or harm, or providing and issuing annuities, and acting as principal, agent, or broker for these purposes, in any state;

•	Providing financial, investment, or advisory services;

•	Issuing or selling instruments representing interests in pools of assets permissible for a bank to hold directly;

•	Underwriting, dealing in or making a market in securities;

•	Other activities that the Federal Reserve may determine to be so closely related to banking or managing or controlling banks as to be a proper incident to managing or controlling banks;

•	Foreign activities permitted outside of the United States if the Federal Reserve has determined them to be usual in connection with banking operations abroad;

•	Merchant banking through securities or insurance affiliates; and

•	Insurance company portfolio investments.

To qualify to become a financial holding company, the Bank and any other depository institution subsidiary of the Company must be well capitalized and well managed and must have a Community Reinvestment Act rating of at least “satisfactory.” Additionally, the Company must file an election with the Federal Reserve to become a financial holding company and must provide the Federal Reserve with 30 days’ written notice prior to engaging in a permitted financial activity. While the Company meets the qualification standards applicable to financial holding companies, the Company has not elected to become a financial holding company at this time.

Support of Subsidiary Institutions. Under Federal Reserve policy, the Company is expected to act as a source of financial strength for the Bank and to commit resources to support the Bank. This support may be required at times when, without this Federal Reserve policy, the Company might not be inclined to provide it. In addition, any capital loans made by the Company to the Bank will be repaid only after its deposits and various other obligations are repaid in full. In the unlikely event of the Company’s bankruptcy, any commitment by it to a federal bank regulatory agency to maintain the capital of the Bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

First National Bank West Metro

Since the Bank is chartered as a national bank, it is primarily subject to the supervision, examination and reporting requirements of the National Bank Act and the regulations of the Office of the Comptroller of the Currency. The Office of the Comptroller of the Currency regularly examines the Bank’s operations and has the authority to approve or disapprove mergers, the establishment of branches and similar corporate actions. The Office of the Comptroller of the Currency also has the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law. Additionally, the Bank’s deposits are insured by the FDIC to the maximum extent provided by law. The Bank is also subject to numerous state and federal statutes and regulations that affect its business, activities and operations.

Branching. National banks are required by the National Bank Act to adhere to branching laws applicable to state banks in the states in which they are located. Under current Georgia law, the Bank may open branch offices throughout Georgia with the prior approval of the Office of the Comptroller of the Currency. In addition, with prior regulatory approval, the Bank may acquire branches of existing banks located in Georgia. The Bank and any other national or state-chartered bank generally may branch across state lines by merging with banks in other states if allowed by the applicable states’ laws. Georgia law, with limited exceptions, currently permits branching across state lines through interstate mergers.

Under the Federal Deposit Insurance Act, states may “opt-in” and allow out-of-state banks to branch into their state by establishing a new start-up branch in the state. Currently, Georgia has not opted-in to this provision. Therefore, interstate merger is the only method through which a bank located outside of Georgia may branch into Georgia. This provides a limited barrier of entry into the Georgia banking market, which protects us from an important segment of potential competition. However, because Georgia has elected not to opt-in, our ability to establish a new start-up branch in another state may be limited. Many states that have elected to opt-in have done so on a reciprocal basis, meaning that an out-of-state bank may establish a new start-up branch only if their home state has also elected to opt-in. Consequently, until Georgia changes its election, the only way we will be able to branch into states that have elected to opt-in on a reciprocal basis will be through interstate merger.

Prompt Corrective Action. The Federal Deposit Insurance Corporation Improvement Act of 1991 establishes a system of prompt corrective action to resolve the problems of undercapitalized financial institutions. Under this system, the federal banking regulators have established five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) in which all institutions are placed. Federal banking regulators are required to take various mandatory supervisory actions and are authorized to take other discretionary actions with respect to institutions in the three undercapitalized categories. The severity of the action depends upon the capital category in which the institution is placed. Generally, subject to a narrow exception, the banking regulator must appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. A bank holding company must guarantee that a subsidiary depository institution meets its capital restoration plan, subject to various limitations. The controlling holding company’s obligation to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary’s assets at the time it became undercapitalized or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches or engaging in any new line of business, except under an accepted capital restoration plan or with FDIC approval. The regulations also establish procedures for downgrading an institution to a lower capital category based on supervisory factors other than capital.

FDIC Insurance Assessments. The FDIC has adopted a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The system assigns an institution to one of three capital categories: (1) well capitalized; (2) adequately capitalized; and (3) undercapitalized. These three categories are substantially similar to the prompt corrective action categories described above, with the “undercapitalized” category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. The FDIC also assigns an institution to one of three supervisory subgroups based on a supervisory evaluation that the institution’s primary federal regulator provides to the FDIC and information that the FDIC determines to be relevant to the institution’s financial condition and the risk posed to the deposit insurance funds. Assessments range from 0 to 27 cents per $100 of deposits, depending on the institution’s capital group and supervisory subgroup. In addition, the FDIC imposes assessments to help pay off the $780 million in annual interest payments on the $8 billion Financing Corporation bonds issued in the late 1980s as part of the government rescue of the thrift industry. This assessment rate is adjusted quarterly and is set at 1.54 cents per $100 of deposits for the first quarter of 2004.

The FDIC may terminate its insurance of deposits if it finds that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

Community Reinvestment Act. The Community Reinvestment Act requires that, in connection with examinations of financial institutions within their respective jurisdictions, the Federal Reserve, the FDIC, or the Office of the Comptroller of the Currency, shall evaluate the record of each financial institution in meeting the credit needs of its local community, including low and moderate-income neighborhoods. These facts are also considered in evaluating mergers, acquisitions, and applications to open a branch or facility. Failure to adequately meet these criteria could impose additional requirements and limitations on the Bank. Since our aggregate assets are not more than $250 million, under the Gramm-Leach-Bliley Act, we are generally subject to a Community Reinvestment Act examination only once every 60 months if we receive an “outstanding” rating, once every 48 months if we receive a “satisfactory” rating and as needed if our rating is “less than satisfactory.” Additionally, we must publicly disclose the terms of various Community Reinvestment Act-related agreements.

Other Regulations. Interest and other charges collected or contracted for by the Bank are subject to state usury laws and federal laws concerning interest rates. For example, under the Soldiers’ and Sailors’ Civil Relief Act of 1940, a lender is generally prohibited from charging an annual interest rate in excess of 6% on any obligation for which the borrower is a person on active duty with the United States military.

The Bank’s loan operations are also subject to federal laws applicable to credit transactions, such as the:

•	federal Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•	Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

•	Soldiers’ and Sailors’ Civil Relief Act of 1940, governing the repayment terms of, and property rights underlying, secured obligations of persons in military service; and

•	the rules and regulations of the various federal agencies charged with the responsibility of implementing these federal laws.

In addition to the federal and state laws noted above, the Georgia Fair Lending Act (“GAFLA”) imposes restrictions and procedural requirements on most mortgage loans made in Georgia, including home equity loans and lines of credit. On August 5, 2003, the Office of the Comptroller of the Currency issued a formal opinion stating that the entirety of GAFLA is preempted by federal law for national banks and their operating subsidiaries. As a result, the Bank is exempt from the requirements of GAFLA.

The deposit operations of the Bank are subject to:

•	The Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records; and

•	The Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve to implement that act, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Capital Adequacy

The Company and the Bank are required to comply with the capital adequacy standards established by the Federal Reserve, in the case of the Company, and the Office of the Comptroller of the Currency, in the case of the Bank. The Federal Reserve has established a risk-based and a leverage measure of capital adequacy for bank holding companies. Since the Company’s consolidated total assets are less than $150 million, under the Federal Reserve’s capital guidelines, our capital adequacy is measured on a bank-only basis, as opposed to a consolidated basis. The Bank is also subject to risk-based and leverage capital requirements adopted by the Office of the Comptroller of the Currency, which are substantially similar to those adopted by the Federal Reserve for bank holding companies.

The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and bank holding companies, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items, such as letters of credit and unfunded loan commitments, are assigned to broad risk categories, each with appropriate risk weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

The minimum guideline for the ratio of total capital to risk-weighted assets is 8%. Total capital consists of two components, Tier 1 Capital and Tier 2 Capital. Tier 1 Capital generally consists of common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of qualifying cumulative perpetual preferred stock, less goodwill and other specified intangible assets. Tier 1 Capital must equal at least 4% of risk-weighted assets. Tier 2 Capital generally consists of subordinated debt, other preferred stock, and a limited amount of loan loss reserves. The total amount of Tier 2 Capital is limited to 100% of Tier 1 Capital. At December 31, 2003 our ratio of total capital to risk-weighted assets was 17.9% and our ratio of Tier 1 Capital to risk-weighted assets was 16.7%.

In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to average assets, less goodwill and other specified intangible assets, of 3% for bank holding companies that meet specified criteria, including having the highest regulatory rating and implementing the Federal Reserve’s risk-based capital measure for market risk.

All other bank holding companies generally are required to maintain a leverage ratio of at least 4%. At December 31, 2003, our leverage ratio was 15.7%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without reliance on intangible assets. The Federal Reserve considers the leverage ratio and other indicators of capital strength in evaluating proposals for expansion or new activities.

Failure to meet capital guidelines could subject a bank or bank holding company to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on accepting brokered deposits, and certain other restrictions on its business. As described above, significant additional restrictions can be imposed on FDIC-insured depository institutions that fail to meet applicable capital requirements. See “—First National Bank West Metro—Prompt Corrective Action.”

Payment of Dividends

The Company is a legal entity separate and distinct from the Bank. The principal sources of the Company’s cash flow, including cash flow to pay dividends to its shareholders, are dividends that the Bank pays to its sole shareholder, the Company. Statutory and regulatory limitations apply to the Bank’s payment of dividends to the Company as well as to the Company’s payment of dividends to its shareholders.

The Bank is required by federal law to obtain prior approval of the Office of the Comptroller of the Currency for payments of dividends if the total of all dividends declared by our board of directors in any year will exceed (1) the total of the Bank’s net profits for that year, plus (2) the Bank’s retained net profits of the preceding two years, less any required transfers to surplus.

The payment of dividends by the Company and the Bank may also be affected by other factors, such as the requirement to maintain adequate capital above regulatory guidelines. If, in the opinion of the Office of the Comptroller of the Currency, the Bank were engaged in or about to engage in an unsafe or unsound practice, the Office of the Comptroller of the Currency could require, after notice and a hearing, that the Bank stop or refrain engaging in the practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings. See “—First National Bank West Metro—Prompt Corrective Action” above.

Restrictions on Transactions with Affiliates

The Company and the Bank are subject to the provisions of Section 23A of the Federal Reserve Act. Section 23A places limits on the amount of:

•	a bank’s loans or extensions of credit to affiliates;

•	a bank’s investment in affiliates;

•	assets a bank may purchase from affiliates, except for real and personal property exempted by the Federal Reserve;

•	loans or extensions of credit to third parties collateralized by the securities or obligations of affiliates; and

•	a bank’s guarantee, acceptance or letter of credit issued on behalf of an affiliate.

The total amount of the above transactions is limited in amount, as to any one affiliate, to 10% of a bank’s capital and surplus and, as to all affiliates combined, to 20% of a bank’s capital and surplus. In addition to the limitation on the amount of these transactions, each of the above transactions must also meet specified collateral requirements. The Bank must also comply with other provisions designed to avoid the taking of low-quality assets.

The Company and the Bank are also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibit an institution from engaging in the above transactions with affiliates unless the transactions are on terms substantially the same, or at least as favorable to the institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

The Bank is also subject to restrictions on extensions of credit to its executive officers, directors, principal shareholders and their related interests. These extensions of credit (1) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties, and (2) must not involve more than the normal risk of repayment or present other unfavorable features.

Privacy

Financial institutions are required to disclose their policies for collecting and protecting confidential information. Customers generally may prevent financial institutions from sharing nonpublic personal financial information with nonaffiliated third parties except under narrow circumstances, such as the processing of transactions requested by the consumer or when the financial institution is jointly sponsoring a product or service with a nonaffiliated third party. Additionally, financial institutions generally may not disclose consumer account numbers to any nonaffiliated third party for use in telemarketing, direct mail marketing or other marketing to consumers.

Consumer Credit Reporting

On December 4, 2003, the President signed the Fair and Accurate Credit Transactions Act (the FAIR Act), amending the federal Fair Credit Reporting Act (the FCRA). These amendments to the FCRA (the FCRA Amendments) will become effective as early as February 2004, but more likely in the third or fourth quarter of 2004, depending on implementing regulations to be issued by the Federal Trade Commission and the federal bank regulatory agencies.

The FCRA Amendments include, among other things:

•	new requirements for financial institutions to develop policies and procedures to identify potential identity theft and, upon the request of a consumer, place a fraud alert in the consumer’s credit file stating that the consumer may be the victim of identity theft or other fraud;

•	for entities that furnish information to consumer reporting agencies (which would include the Bank [and certain of its affiliates], new requirements to implement procedures and policies regarding the accuracy and integrity of the furnished information, and regarding the correction of previously furnished information that is later determined to be inaccurate; and

•	a new requirement for mortgage lenders to disclose credit scores to consumers.

Prior to the effective date of the FCRA Amendments, the Company and its affected subsidiaries will implement policies and procedures to comply with the new rules.

The FCRA Amendments also will prohibit a business that receives consumer information from an affiliate from using that information for marketing purposes unless the consumer is first provided a notice and an opportunity to direct the business not to use the information for such marketing purposes (the “opt-out”), subject to certain exceptions. The Company and its subsidiaries also will implement procedures to comply with these new rules prior to the effective date of the rules. We do not plan to share consumer information among our affiliated companies for marketing purposes, except as may be allowed under exceptions to the notice and opt-out requirements. Because no affiliate of the Company is currently sharing consumer information with any other affiliate of the Company for marketing purposes, the new limitations on sharing of information for marketing purposes will not have a significant impact on the Company.

Anti-Terrorism Legislation

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, signed by the President on October 26, 2001, imposed new requirements and limitations on specified financial transactions and account relationships, intended to guard against money laundering and terrorism. Most of these requirements and limitations took effect in 2002. Additional “know your customer” rules became effective in June 2003, requiring the Bank to establish a customer identification program under Section 326 of the USA PATRIOT Act. The Company and its subsidiaries implemented procedures and policies to comply with those rules prior to the effective date of each of the rules.

Proposed Legislation and Regulatory Action

New regulations and statutes are regularly proposed that contain wide-ranging proposals for altering the structures, regulations and competitive relationships of financial institutions operating and doing business in the United States. We cannot predict whether or in what form any proposed regulation or statute will be adopted or the extent to which our business may be affected by any new regulation or statute.

Effect of Governmental Monetary Polices

Our earnings are affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies. The Federal Reserve Bank’s monetary policies have had, and are likely to continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to curb inflation or combat a recession. The monetary policies of the Federal Reserve affect the levels of bank loans, investments and deposits through its control over the issuance of United States government securities, its regulation of the discount rate applicable to member banks and its influence over reserve requirements to which member banks are subject. We cannot predict the nature or impact of future changes in monetary and fiscal policies.

ITEM 2.	DESCRIPTION OF PROPERTIES

Our main office is presently a temporary modular facility located on a 3-acre site on the south side of Georgia Highway 120, just east of the intersection of Macland Road. This site is centrally located between Dallas and Hiram, and we believe it is well suited to serve the Bank’s target customers. We will be able to offer a full array of banking services from the temporary facility which is approximately 2,500 square feet and includes one drive-up teller window and an ATM. A permanent facility will be located on the same site next to the temporary facility. We plan to open the facility in the second quarter of 2004. The permanent facility will be approximately 12,000 square feet and will include three drive-up windows and an automated teller machine.

We opened a full-service branch on Bankhead Highway and Church Street in downtown Douglasville, Georgia on January 6, 2003. We believe the branch will allow us to provide more personal and convenient service to our many customers in Douglas County. The branch is located at 6559 E. Church Street and consists of 2,388 square feet of office space. The facility has a drive through station consisting of three teller lanes and one with a drive through automated teller service machine.

In addition, we operate a mortgage branch in Douglasville, Georgia. The mortgage branch opened on August 1, 2002 and is approximately 1,200 square feet. It is located at 8601 Baldwin Parkway, Suite 101, Douglasville, Douglas County, Georgia. The lease for the mortgage branch expires on June 30, 2004 and will not be renewed.

ITEM 3.	LEGAL PROCEEDINGS

There are no material pending legal proceedings to which the Company is a party or of which any of its properties are subject, nor are there material proceedings known to the Company to be contemplated by any governmental authority. Additionally, the Company is unaware of any material proceedings, pending or contemplated, in which any existing or proposed director, officer or affiliate, or any principal security holder of the Company or any associate of any of the foregoing, is a party or has an interest adverse to the Company.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES

(a) The Company closed its initial public offering of securities on February 28, 2002. All sales of securities by the Company in 2001 were registered under the Securities Act. There is currently no established market for the Company’s common stock, and an active trading market is not likely to develop. The Company does not have any plans to list its common stock on any stock exchange or on the over-the-counter market. As a result, investors who need or wish to dispose of all or any part of their common stock may be unable to do so except in private, directly negotiated sales.

(b) On March 19, 2004, the Company had 438 shareholders of record who owned an aggregate of 1,200,000 shares.

(c) The Company has paid no dividends on its common stock since its organization. The principal source of the Company’s cash flow, including cash flow to pay dividends to its shareholders, will be dividends that the Bank pays to the Company as its sole shareholder. Statutory and regulatory limitations will apply to the Bank’s payment of dividends to the Company, as well as to the Company’s payment of dividends to its shareholders. For a complete discussion of restrictions on dividends, see “Part I—Item 1. Description of Business—Supervision and Regulation—Payment of Dividends.”

ITEM 6.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

West Metro Financial Services, Inc. is a bank holding company headquartered in Dallas, Georgia organized to own all of the common stock of its bank subsidiary, First National Bank West Metro. The principal activity of the bank is to provide banking services to domestic markets, principally in Paulding County and Douglas County, Georgia. The bank is primarily regulated by the Office of the Comptroller of the Currency (“OCC”) and undergoes periodic examinations by this regulatory agency. Our bank holding company is regulated by the Federal Reserve Bank and also is subject to periodic examinations.

In 2001, we commenced an initial public offering of up to 1,200,000 shares of our common stock. The stock sale resulted in the issuance of 1,200,000 shares at a price of $10.00 per share. The offering resulted in capital of $11,866,858, net of offering expenses of $113,964. The bank opened for business on March 25, 2002 at the Intersection of Macland Road and Highway 120, Dallas, Georgia 30132.

The following discussion describes our results of operations for 2003 as compared to 2002 and also analyzes our financial condition as of December 31, 2003 as compared to December 31, 2002. Like most community banks, we derive most of our income from interest we receive on our loans and investments. Our primary source of funds for making these loans and investments is our deposits, on which we pay interest. Consequently, one of the key measures of our success is our amount of net interest income, or the difference between the income on our interest-earning assets, such as loans and investments, and the expense on our interest-bearing liabilities, such as deposits. Another key measure is the spread between the yield we earn on these interest-earning assets and the rate we pay on our interest-bearing liabilities.

We have included a number of tables to assist in our description of these measures. For example, the “Average Balances” table shows the average balance during 2003 and 2002 of each category of our assets and liabilities, as well as the yield we earned or the rate we paid with respect to each category. A review of this table shows that our loans typically provide higher interest yields than do other types of interest earning assets, which

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS, continued

is why we intend to channel a substantial percentage of our earning assets into our loan portfolio. Similarly, the “Rate/Volume Analysis” table helps demonstrate the impact of changing interest rates and changing volume of assets and liabilities during the years shown. We also track the sensitivity of our various categories of assets and liabilities to changes in interest rates, and we have included a “Sensitivity Analysis Table” to help explain this. Finally, we have included a number of tables that provide detail about our investment securities, our loans, and our deposits.

Of course, there are risks inherent in all loans, so we maintain an allowance for loan losses to absorb possible losses on existing loans that may become uncollectible. We establish and maintain this allowance by charging a provision for loan losses against our operating earnings. In the following section we have included a detailed discussion of this process, as well as several tables describing our allowance for loan losses.

In addition to earning interest on our loans and investments, we earn income through fees and other expenses we charge to our customers. We describe the various components of this noninterest income, as well as our noninterest expense, in the following discussion.

The following discussion and analysis also identifies significant factors that have affected our financial position and operating results during the periods included in the accompanying financial statements. We encourage you to read this discussion and analysis in conjunction with the financial statements and the related notes and the other statistical information also included in this report.

Forward-Looking Statements

This report contains “forward-looking statements” relating to, without limitation, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of management, as well as assumptions made by and information currently available to management. The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward-looking statements. Our actual results may differ materially from the results discussed in the forward-looking statements, and our operating performance each quarter is subject to various risks and uncertainties that are discussed in detail in our filings with the Securities and Exchange Commission, including, without limitation:

•	the effects of future economic conditions;

•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;

•	changes in interest rates and their effect on the level and composition of deposits, loan demand, and the values of loan collateral, securities and other interest-sensitive assets and liabilities;

•	our ability to control costs, expenses, and loan delinquency rates; and

•	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating regionally, nationally, and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS, continued

Critical Accounting Policies

We have adopted various accounting policies, which govern the application of accounting principles generally accepted in the United States of America in the preparation of our financial statements. Our significant accounting policies are described in note 1 in the footnotes to the consolidated financial statements at December 31, 2003 included elsewhere in this annual report.

We believe that the allowance for loan losses is a critical accounting policy that requires the most significant judgments and estimates used in preparation of our consolidated financial statements. Please refer to the portion of management’s discussion and analysis of financial condition and results of operations that addresses the allowance for loan losses for a description of our processes and methodology for determining the allowance for loan losses.

Results of Operations

Overview

Net earnings for 2003 was $370,474 or $.31 per common share compared to a net loss of $524,910 or $.44 per common share in 2002. Our operational results depend to a large degree on net interest income, which is the difference between the interest income received from our investments (such as loans, investment securities, federal funds sold) and interest expense, which is paid on deposit liabilities and other borrowings. Net interest income was $2,383,680 for the year ended December 31, 2003 compared to net interest income of $1,144,245 for the year ended December 31, 2002.

The provision for loan losses in 2003 was $402,626 compared to $500,000 in 2002. The provision for loan losses continues to reflect our estimate of potential losses inherent in the loan portfolio and the creation of an allowance for loan losses adequate to absorb such losses.

Other operating income for the year ended December 31, 2003, totaled $526,739, representing a $214,512 (69%) increase from December 31, 2002. This increase was primarily associated with the increase in mortgage loan origination fees due to the increase demand for mortgage loans resulting from the lower mortgage rates during 2003, as well as our increased focus on developing our mortgage lending business. The increase associated with service charges and fees is due to the increase in the number of our customers during 2003. Other operating expenses in 2003 were $2,382,546, a $901,164 (61%) increase compared with the 2002 amount, primarily due to an increase in salaries and employee benefits paid related to additional employees hired in 2003.

In 2003, we recognized a previously unrecognized net deferred tax benefit of $245,227 as it became more likely than not that we would be able to realize this benefit. In 2002, we recognized no income tax benefit due to the fact that realization of such a benefit was dependent upon future earnings of our company.

Net Interest Income

For the year ended December 31, 2003, net interest income totaled $2,383,680 as compared to $1,144,245 for the same period in 2002. Interest income from loans, including fees, increased $2,111,112 or 150% for the year ended December 31, 2003. This increase in income was partially offset by increased interest expense, which totaled $1,262,631 for the year ended December 31, 2003 compared to $431,224 in 2002. The increase in net interest income is due to the overall growth in the volume of interest earning assets, partially offset by decreases in overall weighted average interest rates. The net interest margin realized on earning assets and the interest rate spread were 3.96% and 3.41%, respectively, for the year ended December 31, 2003. For the year ended December 31, 2002, the net interest margin was 5.25% and the interest rate spread was 4.18%.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS, continued

Average Balances and Interest Rates

The table below shows the average balance outstanding for each category of interest earning assets and interest-bearing liabilities for 2003 and 2002, and the average rate of interest earned or paid thereon. Average balances have been derived from the daily balances throughout the period indicated. Yields and rates for 2002 are computed using annualized income and expense amounts.

	For the Years Ended December 31,
	2003			2002
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Interest earning assets:
Loans (including loan fees)	$53,574,769	3,522,574	6.58%	$22,710,122	1,411,462	8.04%
Investment securities	1,845,334	71,883	3.90%	2,270,340	92,095	5.25%
Federal funds sold	4,831,728	51,854	1.07%	2,474,547	51,672	2.70%
Other	—	—	—	748,120	20,240	3.50%

Total interest earning assets	60,251,831	3,646,311	6.05%	28,203,129	1,575,469	7.23%
Other non-interest earning assets	2,865,739			3,582,583

Total assets	$63,117,570			$31,785,712

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$3,925,434	72,420	1.84%	$1,872,653	39,420	2.72%
Savings and money market	18,399,628	405,953	2.21%	5,464,598	98,325	2.33%
Time	25,457,783	783,937	3.08%	10,749,368	286,612	3.45%
Other	24,797	321	1.29%	242,402	6,867	3.77%

Total interest-bearing liabilities	47,807,642	1,262,631	2.64%	18,329,021	431,224	3.05%

Other non-interest bearing liabilities	4,584,338			2,749,801
Shareholders’ equity	10,725,590			10,706,890

Total liabilities and shareholders’ equity	$63,117,570			$31,785,712

Excess of interest-earning assets over interest bearing liabilities	$12,444,189			$9,874,108

Ratio of interest-earning assets to interest-bearing liabilities

Net interest income		2,383,680			1,144,245

Net interest spread			3.41%			4.18%

Net interest margin			3.96%			5.25%

Non-accrual loans and the interest income which was recorded on these loans, if any, are included in the yield calculation for loans in all periods reported.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS, continued

Volume/Rate Analysis

Net interest income can also be analyzed in terms of the impact of changing rates and changing volume. The following table describes the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected our interest income and interest expense during the periods indicated.

	2003 Compared to 2002 Increase (decrease) due to changes in
	Volume	Rate	Net Change
Interest income on:
Loans (including loan fees)	$2,438,888	(327,776)	2,111,112
Investment securities	(8,497)	(11,715)	(20,212)
Federal funds sold	499	(317)	182
Other	(20,240)	—	(20,240)

	2,410,650	(339,808)	2,070,842

Interest expense on:
Interest-bearing demand and savings	46,778	(13,778)	33,000
Savings & Money Market	314,624	(6,996)	307,628
Time	539,819	(42,494)	497,325
Other	(3,804)	(2,742)	(6,546)

	897,417	(66,010)	831,407

	$1,513,233	(273,798)	1,239,435

Interest Rate Sensitivity and Asset Liability Management

Interest rate sensitivity measures the timing and magnitude of the repricing of assets compared with the repricing of liabilities and is an important part of asset/liability management of a financial institution. The objective of interest rate sensitivity management is to generate stable growth in net interest income, and to control the risks associated with interest rate movements. Management constantly reviews interest rate risk exposure and the expected interest rate environment so that adjustments in interest rate sensitivity can be timely made. Since the assets and liabilities of a bank are primarily monetary in nature (payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same.

Net interest income is the primary component of net income for financial institutions. Net interest income is affected by the timing and magnitude of repricing of as well as the mix of interest sensitive and noninterest sensitive assets and liabilities. “Gap” is a static measurement of the difference between the contractual maturities or repricing dates of interest sensitive assets and interest sensitive liabilities within the following twelve months. Gap is an attempt to predict the behavior of the bank’s net interest income in general terms during periods of movement in interest rates. In general, if the bank is asset sensitive, more of its interest sensitive assets are expected to reprice within twelve months than its interest sensitive liabilities over the same period. In a rising interest rate environment, assets repricing more quickly is expected to enhance net interest income. Alternatively, decreasing interest rates would be expected to have the opposite effect on net interest income since assets would theoretically be repricing at lower interest rates more quickly than interest sensitive liabilities. Although it can be used as a general predictor, Gap as a predictor of movements in net interest income has limitations due to the static nature of its definition and due to its inherent assumption that all assets will reprice immediately and fully at the contractually designated time. At December 31, 2003, the bank, as measured by Gap, is in a liability

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS, continued

sensitive position. Management has several tools available to it to evaluate and affect interest rate risk, including deposit pricing policies and changes in the mix of various types of assets and liabilities.

The following table summarizes the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 2003, that are expected to mature, prepay, or reprice in each of the future time periods shown. Except as stated below, the amount of assets or liabilities that mature or reprice during a particular period was determined in accordance with the contractual terms of the asset or liability. Adjustable rate loans are included in the period in which interest rates are next scheduled to adjust rather than in the period in which they are due, and fixed rate loans and mortgage-backed securities are included in the periods in which they are anticipated to be repaid based on scheduled maturities. The bank’s savings accounts and interest-bearing demand accounts (NOW and money market deposit accounts), which are generally subject to immediate withdrawal, are included in the “Three Months or Less” category, although historical experience has proven these deposits to be more stable over the course of a year.

	At December 31, 2003 Maturing or Repricing in
	3 Months or Less	4 Months to 12 Months	1 to 5 Years	Over 5 Years	Total
Interest-earning assets:
Investment securities	$—	—	1,002,187	1,013,834	2,016,021
Loans	9,333,000	27,039,000	28,612,355	1,636,000	66,620,355

Total interest-earning assets	9,333,000	27,039,000	29,614,542	2,649,834	68,636,376

Interest-bearing liabilities:
Deposits:
Savings and demand	27,071,450	—	—	—	27,071,450
Time deposits	3,264,000	16,440,455	7,160,000	—	26,864,455
Federal funds purchased	1,003,000	—	—	—	1,003,000

Total interest-bearing liabilities	31,338,450	16,440,455	7,160,000	—	59,938,905

Interest sensitive difference per period	$(22,005,450)	10,598,545	22,454,542	2,649,834	13,697,462

Cumulative interest sensitivity difference	$(22,005,450)	(11,406,905)	11,047,637	13,697,471

Cumulative difference to total assets	(30.66)%	(15.89)%	15.39%	19.08%

At December 31, 2003, the difference between the bank’s liabilities and assets repricing or maturing within one year was $11,406,905. Due to an excess of liabilities repricing or maturing within one year, a rise in interest rates would cause the bank’s net interest income to decrease, whereas a decline in interest rates would cause the bank’s net interest income to increase.

Certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may reflect changes in market interest rates differently. Additionally, certain assets, such as adjustable-rate mortgages, have features that restrict changes in interest rates, both on a short-term basis and over the life of the asset. Other factors which may affect the assumptions made in the table include changes in interest rates, pre-payment rates, early withdrawal levels, and the ability of borrowers to service their debt.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS, continued

Provision and Allowance for Loan Losses

The provision for loan losses is the charge to operating earnings that management believes is necessary to maintain the allowance for loan losses at an adequate level. The provision charged to expense was $402,626 for the year ended December 31, 2003 as compared to $500,000 for the year ended December 31, 2002. The change in the provision was the result of loans growing faster in 2002 than in 2003. The loan portfolio increased $26,907,385 during the year ended December 31, 2003 as compared to growth of $39,712,970 in 2002. The allowance for loan losses was 1.35% of gross loans at December 31, 2003. There are risks inherent in making all loans, including risks with respect to the period of time over which loans may be repaid, risks resulting from changes in economic and industry conditions, risks inherent in dealing with individual borrowers, and, in the case of a collateralized loan, risks resulting from uncertainties about the future value of the collateral. We anticipate maintaining an allowance for loan losses based on, among other things, historical experience, an evaluation of economic conditions, and regular reviews of delinquencies and loan portfolio quality. Our judgment about the adequacy of the allowance is based upon a number of assumptions about future events, which we believe to be reasonable, but which may not prove to be accurate. Thus, there is a risk that charge-offs in future periods could exceed the allowance for loan losses or that substantial additional increases in the allowance for loan losses could be required. Additions to the allowance for loan losses would result in a decrease of our net income and, possibly, our capital.

The following table summarizes information concerning the allowance for loan losses:

	December 31,
	2003	2002
Total loans outstanding, end of year	$66,620,355	39,712,970

Average loans outstanding	$63,645,095	38,884,909

Balance at beginning of year	$500,000	—
Charge-offs:
Commercial	—	—
Real estate—construction	—	—
Real estate—mortgage	—	—
Consumer	4,941	—

Total charge-offs	4,941	—

Recoveries:
Commercial	—	—
Real estate—construction	—	—
Real estate—mortgage	—	—
Consumer	1,682	—

Total recoveries	1,682	—

Net charge-offs	3,259	—

Additions charged to operations	402,626	500,000

Balance at end of year	$899,367	500,000

Ratio of net charge-offs during the period to average loans outstanding during the period	0.01%	—%
Allowance for loan losses to loans, end of year	1.35%	1.26%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS, continued

The following table summarizes past due and non-accrual loans, other real estate and repossessions, and income that would have been reported on non-accrual loans as of December 31, 2003 and 2002:

	December 31,
	2003	2002
Other real estate and respossessions	$—	—
Accruing loans 90 days or more past due	10,000	—
Non-accrual loans	—	—
Interest on non-accrual loans which would have been reported	—	—

Noninterest Income and Expense

Noninterest income for the year ended December 31, 2003 totaled $526,739 as compared to $312,227 for the year ended December 31, 2002. This increase was primarily associated with the increase in mortgage loan origination fees due to the increase demand for mortgage loans resulting from the lower mortgage rates during 2003 as well as our increased focus on developing our mortgage lending business. The increase of $37,984 in service charges and fees is due to the increase in the number of our customers during 2003.

Total noninterest expense for the year ended December 31, 2003 was $2,382,546 as compared to $1,481,382 for the same period in 2002. Salaries and benefits, the largest component of noninterest expense, totaled $1,531,592 for the year ended December 31, 2003, compared to $996,040 for the same period a year ago. Salary and benefits expense primarily increased due to an increase in the number of employees and to other annual salary increases. The increase in equipment and occupancy expenses of $146,199 is due to costs associated with the new Douglasville Office that opened in January, 2003. Other operating expenses were $589,231 for the year ended December 31, 2003 as compared to $369,818 for the year ended December 31, 2002. This increase in noninterest expense is directly related to the overall growth of the bank.

Financial Condition

Total assets increased $25,792,293, or 56% from December 31, 2002 to December 31, 2003. The primary source of growth in assets was net loans, which increased $26,508,000 or 68% during the year ended December 31, 2003. Investment securities available-for-sale increased $220,701 from December 31, 2002 to $2,016,021 at December 31, 2003. Total deposits increased $24,454,825 or 70%, from the December 31, 2002 amount of $34,719,753.

Interest-Earning Assets

Loans

Gross loans totaled $66,620,355 at December 31, 2003, an increase of $26,907,385 or 67.75% since December 31, 2002. The largest increase in loans was in Real Estate—Mortgage loans, which increased $21,786,429 or 275% to $29,695,904 at December 31, 2003. Real Estate—Construction loans increased $2,353,277 during 2003. Balances within the major loans receivable categories as of December 31, 2003 and December 31, 2002 are as follows (amounts in thousands):

	2003		2002
Real estate—construction	$34,249	51.41%	$29.441	74.13%
Real estate—mortgage	26,047	39.10%	7,909	19.92%
Commercial and industrial	4,359	6.54%	1,649	4.15%
Consumer and other	1,965	2.95%	714	1.80%

	$66,620	100.00%	$39,713	100.00%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS, continued

As of December 31, 2003, maturities of loans in the indicated classifications were as follows (amounts are presented in thousands):

Maturity	Commercial and Industrial	Real Estate Construction	Total
Within 1 year	$3,197	32,248	35,445
1 to 5 years	1,162	2,001	3,163

Totals	$4,359	34,249	38,608

As on December 31, 2003, the interest terms of loans in the indicated classification for the indicated maturity ranges are as follows (amounts are presented in thousands):

	Fixed Interest Rates	Variable Interest Rates	Total
Commercial and industrial 1 to 5 years	$280	882	1,162
Real estate—construction 1 to 5 years	495	1,506	2,001

	$775	2,388	3,163

Investment Securities

Investment securities available-for-sale increased to $2,016,021 at December 31, 2003 from $1,795,320 at December 31, 2002. This increase was the result of an increase in deposits being invested in securities. All of the bank’s marketable investment securities were designated as available-for-sale at December 31, 2003.

The following table presents the investments by category at December 31, 2003 and 2002:

	2003		2002
	(Amounts are presented in thousands)
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
United States government agencies	$999,386	1,002,188	—	—
Mortgage-backed securities	1,015,200	1,013,833	1,772,515	1,795,320

	$2,014,586	2,016,021	1,772,515	1,795,320

The following table presents the maturities of investment securities at carrying value and the weighted average yields for each range of maturities presented. Yields are based on amortized cost of securities. (Amounts are presented in thousands)

Maturities at December 31, 2003	US Government and State, County and Municipals	Weighted Average Yields	Mortgage-backed Securities	Weighted Average Yields
After 1 through 5 years	$999,386	3.32%	$—	—%
After 10 years	—	—%	1,015,200	3.98%

Total	$999,386	3.32%	$1,015,200	3.98%

Mortgage backed securities are included in the maturities categories in which they are anticipated to be repaid based on scheduled maturities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS, continued

Deposits

At December 31, 2003, total deposits increased by $24,454,825 or 70% from December 31, 2002. Noninterest-bearing demand deposits increased $3,289,003 or 169% and interest-bearing deposits increased $1,816,351 or 16%.

Balances within the major deposit categories as of December 31, 2003 and December 31, 2002 as follows (amounts in thousands):

	2003		2002
Noninterest-bearing demand deposits	$5,239	8.85%	$1,950	5.62%
Interest-bearing demand deposits	13,481	22.78%	11,665	33.60%
Savings deposits	13,590	22.97%	996	2.87%
Certificates of deposit $100,000 and over	13,703	23.16%	11,259	32.43%
Other time deposits	13,162	22.24%	8,850	25.48%

	$59,175	100.00%	$34,720	100.00%

The average balance of deposits and the average rates paid on such deposits are summarized for the periods indicated in the following table.

	December 31,
	2003		2002
	(Amounts are presented in thousands)
	Amount	Rate	Amount	Rate
Noninterest-bearing demand	$4,390	—	$2,157	—
Interest-bearing demand	3,925	1.84%	1,873	2.72%
Savings and money market	18,400	2.21%	5,465	2.33%
Time deposits	25,458	3.08%	10,749	3.45%

Totals	$52,172		$20,244

Maturities of time certificates of deposit of $100,000 or more outstanding at December 31, 2003, are summarized as follows (amounts are presented in thousands):

Within 3 months	$1,319
After 3 through 6 months	2,065
After 6 through 12 months	6,272
After 12 months	4,047

Total	$13,703

Capital Resources

Total shareholders’ equity increased from $11,123,082 at December 31, 2002 to $11,480,306 at December 31, 2003. This increase was attributable to net earnings for the period.

Bank holding companies, such as us, and their banking subsidiaries are required by banking regulators to meet certain minimum levels of capital adequacy, which are expressed in the form of certain ratios. Capital is separated into Tier 1 capital (essentially common shareholders’ equity less intangible assets) and Tier 2 capital (essentially the allowance for loan losses limited to 1.25% of risk-weighted assets). The first two ratios, which are based on the degree of credit risk in our assets, provide the weighting of assets based on assigned risk factors

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS, continued

and include off-balance sheet items such as loan commitments and stand-by letters of credit. The ratio of Tier 1 capital to risk-weighted assets must be at least 4.0% and the ratio of total capital (Tier 1 capital plus Tier 2 capital) to risk-weighted assets must be at least 8.0%. The capital leverage ratio supplements the risk-based capital guidelines.

Banks and bank holding companies are required to maintain a minimum ratio of Tier 1 capital to adjusted quarterly average total assets of 3.0%.

The following table summarizes the bank’s risk-based capital ratios at December 31, 2003:

Tier 1 capital (to risk-weighted assets)	16.70%
Total capital (to risk-weighted assets)	17.95%
Tier 1 capital (to total average assets)	15.66%

Liquidity

The bank must maintain, on a daily basis, sufficient funds to cover the withdrawals from depositors’ accounts and to supply new borrowers with funds. To meet these obligations, the bank keeps cash on hand, maintains account balances with its correspondent banks, and purchases and sells federal funds and other short-term investments. Asset and liability maturities are monitored in an attempt to match the maturities to meet liquidity needs. It is the policy of the bank to monitor its liquidity to meet regulatory requirements and their local funding requirements.

The bank maintains relationships with correspondent banks that can provide funds to it on short notice, if needed. Presently, the bank has arrangements with a commercial bank for short term unsecured advances up to $2,700,000.

Cash and cash equivalents as of December 31, 2003 decreased $1,484,289 from December 31, 2002. Cash provided by operating activities totaled $611,102 in 2003, while inflows provided by financing activities totaled $25,457,825, which was attributable to an increase in deposits.

During 2003, investing activities used $27,553,216. Investing activities included net loans made to customers of approximately $26,907,000 and purchases of investment securities available-for-sale of $999,375, partially offset by sales and maturities of investment securities available-for-sale of approximately $750,000.

Off Balance Sheet Arrangements

We are a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of our customers. These financial instruments consist of commitments to extend credit and standby letters of credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby letters of credit are written conditional commitments issued by the bank to guarantee the performance of a customer to a third party. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. A commitment involves, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. Our exposure to credit loss in the event of non-performance by the other party to the instrument is represented by the contractual notional amount of the instrument.

Since certain commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. We use the same credit policies in making commitments to extend credit as we do for on-balance-sheet instruments. Collateral held for commitments to extend credit varies but may include accounts receivable, inventory, property, plant, equipment, and income-producing commercial properties.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS, continued

The following table summarizes our off-balance-sheet financial instruments whose contract amounts represent credit risk as of December 31, 2003:

Commitments to extend credit	$16,454,000
Standby letters of credit	$627,000

Management is not aware of any significant concentrations of loans to classes of borrowers or industries that would be affected similarly by economic conditions. Although the bank’s loan portfolio is diversified, a substantial portion of its borrowers’ ability to honor the terms of their loans is dependent on the economic conditions in Paulding and Douglas Counties and surrounding areas.

Inflation

Inflation impacts the growth in total assets in the banking industry and causes a need to increase equity capital at higher than normal rates to meet capital adequacy requirements. We cope with the effects of inflation through the management of interest rate sensitivity gap position, by periodically reviewing and adjusting its pricing of services to consider current costs and through managing our level of net income relative to our dividend payout policy.

Selected Ratios

The following table sets out certain ratios for the years indicated.

	2003	2002
Net income to:
Average shareholders’ equity	3.45%	(6.43)%
Average assets	0.59%	(2.22)%
Dividends to net earnings	—	—
Average equity to average assets	16.99%	33.68%

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by the Financial Accounting Standards Board and other standard setting entities that do not require adoption until a future date are not expected to have a material impact on our consolidated financial statements upon adoption.

ITEM 7.	CONSOLIDATED FINANCIAL STATEMENTS

The Consolidated Financial Statements of the Company are incorporated herein by reference to Exhibit 13.1 of this Annual Report on Form 10-KSB for the year ended December 31, 2003.

ITEM 8.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 8A.	CONTROLS AND PROCEDURES

At the end of the period covered by this report, the Company carried out an evaluation, under the supervision and with the participation of the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures pursuant to Exchange Act Rule 13a-14. Based upon that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures are effective in timely alerting them to material information relating to the Company (including its consolidated subsidiaries) that is required to be included in the Company’s periodic filings with the Securities and Exchange Commission. There have been no changes in the Company’s internal controls over financial reporting during the quarter ended December 31, 2003 that have materially affected, or are reasonably likely to material affect, the Company’s internal control over financial reporting.

PART III

ITEM 9.	DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Set forth below is information regarding the directors and executive officers of the Company. Each of the directors of the Company also serves as a director of the Bank. The Company, as the sole shareholder of the Bank, will nominate each of the following individuals to serve as a director of the Bank at the Bank’s shareholders’ meeting. Directors of the Bank serve for a term of one year and are elected by the Company each year at the Bank’s annual meeting of shareholders. The Bank’s officers are appointed by and hold office at the will of its board of directors.

The following table sets forth for each director and executive officer of the Company (1) the person’s name; (2) his or her age at December 31, 2003; (3) the year he or she was first elected as a director of the Company; and (4) his or her positions with the Company other than as a director and his or her other business experience for the past five years.

Name (Age)	Director Since	Position with the Company And Business Experience
J. Michael Womble (51)	2001	President, Chief Executive Officer and Chairman of the Company; Working Chairman of the Bank; previously Chief Executive Officer of First National Bank of Paulding County and Chairman of the Board of Directors; Organizer/Owner of Southlife Homes, Inc. (residential building and development)

Johnny L. Blankenship (45)	2001	President and Owner of Blankenship Homes (residential building and development)

William A. Carruth, Jr. (45)	2001	Vice Chairman of the Board of Directors of the Company and the Bank; President and Owner of Carruth Wood Products (engineer and survey supplies) and Aiken Grading Company (construction contractors)

Harold T. Echols (53)	2001	Project Manager for AT&T Communications

John F. Hall (39)	2004	President and Chief Executive Officer of the Bank; previously Senior Vice President, Chief Credit Officer and Senior Lending Officer of Cornerstone Bank in Atlanta; previously Senior Vice President of Bank of America in Atlanta

Kathy Hulsey (50)		Chief Financial Officer and Senior Vice President of the Company and the Bank; previously Chief Financial Officer and Senior Vice President of Premier National Bank of Dalton and Vice President and Controller of First National Bank of Paulding County

G. Wayne Kirby (65)	2001	President, Chief Executive Officer and Owner of PKW Supply Company, Inc. (building supplies)

Claude K. Rainwater (65)	2001	Owner of Rainwater Motor Company (used car company), Style Financial Acceptance (automobile financing) and Independent Car Rental, Inc.

James C. Scott, Jr. (58)	2001	Executive Vice President of MATSCO, Inc., parent company of C.W. Matthews Contracting Company (construction company)

Joey Tidwell (46)	2002	President and Owner of JMC Development, Tidwell Properties and Homeplace Communities, Inc.

The Company is filing this Annual Report on Form 10-KSB pursuant to Section 15(d) of the Securities and Exchange Act and is not subject to filings required by Section 16 of the Securities and Exchange Act.

Meetings and Committees of the Board

During the year ended December 31, 2003, the Board of Directors of the Company held 6 meetings and the Board of Directors of the Bank held 12 meetings. All incumbent directors attended at least 75% of the total number of meetings of the Company’s Board of Directors and committees of the board on which they serve.

Audit and Compliance Committee. The Board of Directors has established an Audit and Compliance Committee, which recommends to the Board of Directors the independent public accountants to be selected to audit the Company’s annual financial statements, evaluates internal accounting controls, reviews the adequacy of the internal audit budget, personnel and plan, and determines that all audits and exams required by law are performed fully, properly, and in a timely fashion. The Audit and Compliance Committee is also responsible for overseeing compliance with the Community Reinvestment Act. The Board of Directors has not adopted a written charter for the Audit Committee. During the fiscal year ended December 31, 2003, the Audit and Compliance Committee held 2 meetings.

The Audit and Compliance Committee members are Claude Rainwater, James Scott, Harold Echols and William A. Carruth, Jr. Although none of the Audit and Compliance Committee members meets the criteria specified under applicable Securities and Exchange Commission (“SEC”) regulations for an “audit committee financial expert,” the Board believes that each has the financial knowledge, business experience and independent judgment necessary for service on the Audit and Compliance Committee.

Code of Ethics

The Company has adopted a code of ethics that applies to its principal executive, financial and accounting officers. A copy of the code of ethics may be obtained, without charge, upon written request addressed to First National Bank West Metro, 1242 Marietta Highway, Dallas, Georgia, 30157, Attention: Chief Financial Officer. The request may be delivered by letter to the address set forth above or by fax to the attention of the Company’s Chief Financial Officer at (678) 363-8212.

ITEM 10.	EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table. The following table presents the total compensation of the Company paid during fiscal years 2003, 2002 and 2001 to its chief executive officer and to the Bank’s chief executive officer in 2003. No other executive officer of the Company earned over $100,000 in salary and bonus during fiscal years 2003, 2002 and 2001.

Name and Position	Year	Annual Compensation						Long Term Compensation
		Salary ($)		Bonus ($)		Other Annual Compensation ($)		Number of Securities Underlying Options	All Other Compensation(1) ($)
James M. Womble, President and Chief Executive Officer of the Company	2003 2002 2001	$ $ $	144,230 150,000 77,575	$ $ $	10,000 10,000 0	$ $ $	0 0 0	24,000 21,000 0	$ $ $	0 0 0

John F. Hall, President and Chief Executive Officer of the Bank	2003		$96,000		$0		$0	15,000		$0

Steve Chatham, Executive Vice President of the Bank	2003		$124,616		$10,000		$0	15,000		$0

(1)	We have omitted information on “perks” and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under the Securities and Exchange Commission’s regulations.

Employment Agreements.

J. Michael Womble. The Company entered into an employment agreement with J. Michael Womble on May 1, 2001. Pursuant to an amended employment agreement, Mr. Womble serves as President and Chief Executive Officer of the Company and Chairman of the Board of the Bank. At the end of the initial three-year term of Mr. Womble’s employment agreement, and at the end of each succeeding day, the agreement will be extended for an additional day so that the unexpired term is always three years, unless either of the parties gives notice of intent not to extend the agreement.

Mr. Womble’s annual base salary under the amended agreement is $100,000. Mr. Womble also receives health insurance, membership fees to a country club, and a monthly automobile allowance in the amount of $500.

Pursuant to Mr. Womble’s employment agreement, the Company granted him a non-qualified option to purchase 21,000 shares of the Company’s common stock at $10.00 per share on March 25, 2002, the date the Bank opened for business. Mr. Womble’s option was issued under our stock incentive plan and constitutes approximately 18.6% of the shares reserved for issuance under the plan. Mr. Womble’s option generally becomes exercisable in equal one-third annual increments over a three-year period beginning on the one-year anniversary of the Bank opening for business. In addition, the Company will grant Mr. Womble an annual option to purchase 3,000 shares of our common stock if the Bank successfully reaches its designated performance targets for the fiscal year. The annual option will be granted at an exercise price per share no greater than fair market value as determined on the grant date.

We will be obligated to pay Mr. Womble his base salary for 12 months if one of the following terminating events occurs:

•	Mr. Womble becomes permanently disabled;

•	the Bank terminates Mr. Womble’s employment without cause; or

•	Mr. Womble terminates his employment for cause.

Additionally, upon a change of control of the Company, Mr. Womble will be entitled to severance compensation in an amount equal to three times his then effective base salary if the Company or its successor terminates his employment other than for cause. Cause for terminating employment is defined in the agreement.

The agreement also generally provides that, for a period of 12 months following the termination of Mr. Womble’s employment, he will not compete with the Bank in the banking business nor solicit our customers nor our employees. The non-competition and non-solicitation provisions of the agreement only apply if Mr. Womble terminates his employment without cause or in connection with a change of control, or if we terminate his employment with cause.

John F. Hall. The Company entered into an employment agreement with John F. Hall on February 10, 2003 pursuant to which Mr. Hall serves as President and Chief Executive Officer of the Bank. At the end of the initial three-year term of Mr. Hall’s employment agreement, and at the end of each succeeding day, the agreement will be extended for an additional day so that the unexpired term is always three years, unless either of the parties gives notice of intent not to extend the agreement.

Mr. Hall’s annual base salary under the agreement is $130,800. Beginning with the year ending December 31, 2003, he may be entitled to receive a bonus equal to 25% of his base salary if the Bank meets or exceeds the board of directors’ performance targets for the Bank. Mr. Hall also receives health insurance, membership fees to a country club, and a monthly automobile allowance in the amount of $500.

Pursuant to Mr. Hall’s employment agreement, the Company granted him an incentive stock option to purchase 15,000 shares of the Company’s common stock at $10.00 per share on May 22, 2003. Mr. Hall’s option was issued under our stock incentive plan and constitutes approximately 13.3% of the shares reserved for issuance under the plan. Mr. Hall’s option generally becomes exercisable in equal one-third annual increments over a three-year period beginning on May 22, 2004. In addition, the Company will grant Mr. Hall an annual option to purchase 2,000 shares of our common stock if the Bank successfully reaches its designated performance targets for the fiscal year. The annual option will be granted at an exercise price per share no greater than fair market value as determined on the grant date.

We will be obligated to pay Mr. Hall his base salary for 12 months if one of the following terminating events occurs:

•	Mr. Hall becomes permanently disabled;

•	the Bank terminates Mr. Hall’s employment without cause; or

•	Mr. Hall terminates his employment for cause.

Additionally, upon a change of control of the Company, Mr. Hall will be entitled to severance compensation in an amount equal to three times his then effective base salary if the Company or its successor terminates his employment other than for cause. Cause for terminating employment is defined in the agreement.

The agreement also generally provides that, for a period of 12 months following the termination of Mr. Hall’s employment, he will not compete with the Bank in the banking business nor solicit our customers nor our employees. The non-competition and non-solicitation provisions of the agreement only apply if Mr. Hall terminates his employment without cause or in connection with a change of control, or if we terminate his employment with cause.

Steve Chatham. The Company entered into an employment agreement with Steve Chatham on March 4, 2003 pursuant to which Mr. Chatham serves as Executive Vice President and Senior Credit Officer of the Bank. At the end of the initial three-year term of Mr. Chatham’s employment agreement, and at the end of each succeeding day, the agreement will be extended for an additional day so that the unexpired term is always three years, unless either of the parties gives notice of intent not to extend the agreement.

Mr. Chatham’s annual base salary under the agreement is $120,000. Beginning with the year ending December 31, 2003, he may be entitled to receive a bonus of $20,000 if the Bank meets or exceeds the board of directors’ performance targets for the Bank. Mr. Chatham also receives health insurance, membership fees to a country club, and a monthly automobile allowance in the amount of $500.

Pursuant to Mr. Chatham’s employment agreement, the Company granted him an incentive stock option to purchase 15,000 shares of the Company’s common stock at $10.00 per share on May 22, 2003. Mr. Chatham’s option was issued under our stock incentive plan and constitutes approximately 13.3% of the shares reserved for issuance under the plan. Mr. Chatham’s option generally becomes exercisable in equal one-third annual increments over a three-year period beginning on May 22, 2004.

We will be obligated to pay Mr. Chatham his base salary for 12 months if one of the following terminating events occurs:

•	Mr. Chatham becomes permanently disabled;

•	the Bank terminates Mr. Chatham’s employment without cause; or

•	Mr. Chatham terminates his employment for cause.

Additionally, upon a change of control of the Company, Mr. Chatham will be entitled to severance compensation in an amount equal to three times his then effective base salary if the Company or its successor terminates his employment other than for cause. Cause for terminating employment is defined in the agreement.

The agreement also generally provides that, for a period of 12 months following the termination of Mr. Chatham’s employment, he will not compete with the Bank in the banking business nor solicit our customers nor our employees. The non-competition and non-solicitation provisions of the agreement only apply if Mr. Chatham terminates his employment without cause or in connection with a change of control, or if we terminate his employment with cause.

Director Compensation

Neither the Company nor the Bank will separately compensate its directors for their service as directors until the Bank earns a cumulative profit. Thereafter, the Bank will adopt compensatory policies for its directors that conform to applicable law.

Option Grants in Fiscal Year 2003

The following table sets forth information at December 31, 2003, and for the fiscal year then ended, concerning stock options granted to the executive officer listed below. The listed executive officer did not exercise any options to purchase common stock of the Company during 2003. We have not granted any stock appreciation rights, restricted stock or stock incentives other than stock options.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date
J. Michael Womble	24,000	44.4%	$10.00	March 25, 2008
John F. Hall	15,000	27.8%	$10.00	May 22, 2013
Steve Chatham	15,000	27.8%	$10.00	May 22, 2013

Options Exercised in Fiscal Year 2003

No options were exercised by our named executive officers in fiscal year 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows the number of shares underlying stock options held by the executive officers named in the summary compensation table. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Bank’s common stock. No stock options were exercised in 2002 by the executive officers named in the summary compensation table.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003
			Exercisable	Unexercisable	Exercisable	Unexercisable
J. Michael Womble	0	$0	7,000	38,000	$7,700	$41,800
John F. Hall	0	$0	0	15,000	$0	$16,500
Steve Chatham	0	$0	0	15,000	$0	$16,500

ITEM 11.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the number of shares of the Company’s common stock beneficially owned as of March 1, 2004 by (a) each executive officer and director of the Company; (b) all executive officers and directors, as a group; and (c) the shareholders owning more than 5% of the Company’s outstanding common stock. The information shown below is based upon information furnished to the Company by the named persons. Unless otherwise indicated, each person is the record owner and has sole voting and investment power with respect to his or her shares. The Company is unaware of any other shareholder owning more than 5% of the Company’s outstanding common stock. Additionally, the address of each person is 1242 Marietta Highway, Dallas, Georgia 30157.

Information relating to beneficial ownership of the Company is based upon “beneficial ownership” concepts set forth in the rules promulgated under the Securities Exchange Act. Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of a security, or “investment power,” which includes the power to dispose or to direct the disposition of a security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days of the date of this Annual Report on Form 10-KSB.

Name	Number of Shares	Percent of Class	Nature of Beneficial Ownership
Directors:

J. Michael Womble (51)	226,765	18.7	Includes 200 shares owned by Mr. Womble’s spouse as a joint tenant with his spouse’s parent. Also includes 14,000 shares that Mr. Womble has the right to acquire by exercising options that are exercisable within 60 days after the record date.

Johnny L. Blankenship (45)	40,000	3.3

William A. Carruth, Jr. (45)	80,200	6.7	Includes 900 shares owned by Mr. Carruth’s spouse.

Harold T. Echols (53)	20,000	1.7

John F. Hall (39)	10,400	—	Includes (a) 1,400 shares owned by the George H. Hall family and (b) 5,000 shares that Mr. Hall has the right to acquire by exercising options that are exercisable within 60 days after the record date.

Kathy Hulsey (50)	3,200	*	Includes 200 shares owned by Ms. Hulsey’s spouse.

G. Wayne Kirby (65)	21,500	1.8	Includes 1,500 shares owned by Mr. Mr. Kirby’s spouse.

Claude K. Rainwater (65)	20,000	1.7

James C. Scott, Jr. (58)	42,500	3.4	Includes 10,000 shares owned by MATSCO, Inc., of which Mr. Scott is Executive Vice President.

Joey Tidwell (46)	90,000	7.5

All directors and executive officers as a group (10 persons)	554,565	45.7

Additional 5% Shareholders:

Wayne Tibbits	62,500	5.2	Includes 10,000 shares owned by Mr. Tibbits’ spouse.

The Crestwood Suites Trust	60,000	5.0

*	Less than 1% of class

The following table sets forth information regarding the Company’s equity compensation plans under which shares of the Company’s common stock are authorized for issuance. The only equity compensation plan maintained by the Company is the West Metro Financial Services, Inc. 2001 Stock Incentive Plan.

	Number of securities to be issued upon exercise of outstanding options		Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance under the Plan (excludes outstanding options)
Equity compensation plans approved by security holders	80,000		10.00	33,000
Equity compensation plans not approved by security holders	300,000	(1)	10.00	0
Total	380,000		10.00	33,000

(1)	Each of our organizing directors devoted substantial time and effort to the activities necessary to organize the Company and the Bank. Additionally, each of them agreed to guarantee indebtedness of the Company. In consideration of these efforts and in recognition of their financial risks, each of our organizing directors received a warrant to purchase a number of shares of common stock equal to the number of shares he or she purchased in the offering, up to an aggregate maximum of 300,000. Since our organizing directors purchased an aggregate of more than 300,000 shares in the initial public offering, the aggregate maximum number of shares subject to the warrants was allocated among our organizing directors on a pro rata basis based on the number of shares the director purchased in the initial public.

ITEM 12.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our directors, officers and their affiliates, including members of their families or businesses and other organizations with which they are associated, make banking and other transactions in the ordinary course of business with the Bank. It is the policy of the Bank that any loans or other transactions with those persons or entities (a) are made in accordance with applicable law and the Bank’s lending policies, (b) are made on substantially the same terms, including price, interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated parties of similar standing, and (c) are not expected to involve more than the normal risk of collectability or present other unfavorable features to the Company and the Bank. In addition, all transactions with our directors, officers and their affiliates are on terms no less favorable than could be obtained from an unaffiliated third party, and must be approved by a majority of our directors, including a majority of the directors who do not have an interest in the transaction.

In addition to the transactions in the ordinary course of business, we have entered into the following transactions with the directors indicated:

•	Grading of Main Office Site. We employed Aiken Grading Company to provide grading services for our main office site. William A. Carruth, Jr., our Vice Chairman of the Board of Directors, is president and owner of Aiken Grading. We paid Aiken Grading $146,521 for these services. We believe that the price of the grading services provided by Aiken Grading was no more expensive than what we could have obtained from an unrelated third party.

•	Paving of Main Office Site. We employed C.W. Mathews Contracting Company to pave our main office site. James C. Scott, one of our directors serves as executive vice president of MATSCO, Inc., the parent company of C.W. Mathews. We paid C.W. Mathews $62,589 to pave our main office site. We do not believe that we could have received a better price from an unrelated third party.

ITEM 13.	EXHIBITS, LISTS AND REPORTS ON FORM 8-K

(a) Exhibits

Exhibit Number	Exhibit
3.1	Articles of Incorporation(1)

3.2	Bylaws(1)

4.1	Specimen Common Stock Certificate(1)

4.2	See Exhibits 3.1, 3.2 and 3.3 for provisions of the Articles of Incorporation and Bylaws defining rights of holders of the Common Stock

10.1	Purchase Agreement by and between West Metro Financial Services, Inc. and J. Michael Womble and Thomas Aiken dated May 30, 2001 (permanent facility)(1)

10.2	Purchase Agreement by and between West Metro Financial Services, Inc. and Southern Bank Supplies, Inc. dated August 21, 2001 (temporary facility)(3)

10.3	Form of West Metro Financial Services, Inc. Organizers’ Warrant Agreement(1)

10.4	West Metro Financial Services, Inc. 2001 Stock Incentive Plan(1) (2)

10.5	Form of Non-Qualified Option and form of an Incentive Stock Option(1) (2)

10.6	Employment Agreement dated as of June 1, 2001 by and among First National Bank West Metro (In Organization), West Metro Financial Services, Inc. and J. Michael Womble(1) (2)

10.7	Employment Agreement dated as of June 29, 2001 by and among First National Bank West Metro (In Organization), West Metro Financial Services, Inc. and Kathy Hulsey(1) (2)

10.8	Amended Employment Agreement dated as of January 1, 2004 by and among First National Bank West Metro, West Metro Financial Services, Inc. and J. Michael Womble(2)

10.9	Employment Agreement dated as of March 4, 2004 by and among First National Bank West Metro, West Metro Financial Services, Inc. and Steve Chatham(2)

10.10	Employment Agreement dated as of February 10, 2004 by and among First National Bank West Metro, West Metro Financial Services, Inc. and John F. Hall(2)

13.1	West Metro Financial Services Inc. Consolidated Financial Statements as of December 31, 2003

22.1	Subsidiaries of Registrant.

24.1	Power of Attorney (appears on the signature pages to this Annual Report on Form 10-KSB)

31.1	Certification of Chief Executive Officer pursuant to Rule 15d-14(a) of the Exchange Act

31.2	Certification of Chief Financial Officer pursuant to Rule 15d-14(a) of the Exchange Act

32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

99.1	Proxy Statement for 2004 Annual Meeting to be held on June 3, 2004

(1)	Previously filed as an exhibit of the same number to the Registration Statement on Form SB-2 (Registration No. 333-67494), as filed with the SEC on August 14, 2001.
(2)	Indicates a compensatory plan or contract.
(3)	Previously filed as an exhibit of the same number to Amendment No. 1 to the Registration Statement on Form SB-2 (Registration No. 333-67494), as filed with the SEC on September 26, 2001.

(b) Reports on Form 8-K filed in the fourth quarter of 2003: None.

SUPPLEMENTAL INFORMATION TO BE FURNISHED WITH REPORTS FILED

PURSUANT TO SECTION 15(d) OF THE EXCHANGE ACT BY NON-REPORTING ISSUERS.

The Company plans to provide its audited financial statements to shareholders. The Company’s financial statements are included in this Annual Report on Form 10-KSB. See “Part II—Item 7. Financial Statements.”

ITEM 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the fees billed to the Company for the years ended December 31, 2003 and 2002 by Porter Keadle Moore, LLP:

	2003	2002
Audit fees	$36,565	31,296
Audit-related fees	—	—
Tax fees	6,100	5,250
All other fees	18,000	12,000

Total Fees	$60,665	48,546

Audit Fees

Audit fees represent fees billed by PKM for professional services rendered in connection with the (1) audit of the Company’s annual financial statements for 2003 and 2002, and (2) review of the financial statements included in the Company’s quarterly filings on Form 10-QSB and annual filings on Form 10-KSB.

Audit-Related Fees

PKM billed no fees for audit-related services during 2003 or 2002.

Tax Fees

Tax fees represent the aggregate fees billed in each of the last two fiscal years for professional services rendered by PKM for tax compliance, tax advice and tax planning.

All Other Fees

Other fees during 2003 or 2002 were billed for outsourced internal audit procedures as pre-approved by the Audit and Compliance Committee.

The fees billed by PKM are pre-approved by the Audit and Compliance Committee of the Company in accordance with the policies and procedures for the Audit and Compliance Committee. The Audit and Compliance Committee pre-approves all audit and non-audit services provided by the Company’s independent auditors and may not engage the independent auditors to perform any prohibited non-audit services. For 2003, 100% of the fees incurred were pre-approved.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

WEST METRO FINANCIAL SERVICES, INC.

By:	/s/ J. MICHAEL WOMBLE
J. Michael Womble
President and Chief Executive Officer

Date:	March 26, 2004

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the signature page to this Report constitutes and appoints J. Michael Womble and William A. Carruth, Jr., his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Report, and to file the same, with all exhibits hereto, and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Signature	Title	Date
/S/ J. MICHAEL WOMBLE J. Michael Womble*	President, Chief Executive Officer and Chairman of the Board of Directors	March 26, 2004

/S/ JOHNNY L. BLANKENSHIP Johnny L. Blankenship	Director	March 26, 2004

/S/ WILLIAM A. CARRUTH, JR. William A. Carruth, Jr.	Director	March 26, 2004

/S/ HAROLD T. ECHOLS Harold T. Echols	Director	March 26, 2004

/S/ JOHN F. HALL John F. Hall	Director	March 26, 2004

/S/ KATHY HULSEY Kathy Hulsey**	Chief Financial Officer	March 26, 2004

/S/ G. WAYNE KIRBY G. Wayne Kirby	Director	March 26, 2004

Signature	Title	Date

/S/ CLAUDE K. RAINWATER, JR. Claude K. Rainwater, Jr.	Director	March 26, 2004

/S/ JAMES C. SCOTT, JR. James C. Scott, Jr.	Director	March 26, 2004

/S/ JOEY TIDWELL Joey Tidwell	Director	March 26, 2004

*	Principal executive officer.
**	Principal financial and accounting officer.

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1	Articles of Incorporation(1)

3.2	Bylaws(1)

4.1	Specimen Common Stock Certificate(1)

4.2	See Exhibits 3.1, 3.2 and 3.3 for provisions of the Articles of Incorporation and Bylaws defining rights of holders of the Common Stock

10.1	Purchase Agreement by and between West Metro Financial Services, Inc. and J. Michael Womble and Thomas Aiken dated May 30, 2001 (permanent facility)(1)

10.2	Purchase Agreement by and between West Metro Financial Services, Inc. and Southern Bank Supplies, Inc. dated August 21, 2001 (temporary facility)(3)

10.3	Form of West Metro Financial Services, Inc. Organizers’ Warrant Agreement(1)

10.4	West Metro Financial Services, Inc. 2001 Stock Incentive Plan(1) (2)

10.5	Form of Non-Qualified Option and form of an Incentive Stock Option(1) (2)

10.6	Employment Agreement dated as of June 1, 2001 by and among First National Bank West Metro (In Organization), West Metro Financial Services, Inc. and J. Michael Womble(1) (2)

10.7	Employment Agreement dated as of June 29, 2001 by and among First National Bank West Metro (In Organization), West Metro Financial Services, Inc. and Kathy Hulsey(1) (2)

10.8	Amended Employment Agreement dated as of January 1, 2004 by and among First National Bank West Metro, West Metro Financial Services, Inc. and J. Michael Womble(2)

10.9	Employment Agreement dated as of March 4, 2004 by and among First National Bank West Metro, West Metro Financial Services, Inc. and Steve Chatham(2)

10.10	Employment Agreement dated as of February 10, 2004 by and among First National Bank West Metro, West Metro Financial Services, Inc. and John F. Hall(2)

13.1	West Metro Financial Services Inc. Consolidated Financial Statements as of December 31, 2003

22.1	Subsidiaries of Registrant.

24.1	Power of Attorney (appears on the signature pages to this Annual Report on Form 10-KSB)

31.1	Certification of Chief Executive Officer pursuant to Rule 15d-14(a) of the Exchange Act

31.2	Certification of Chief Financial Officer pursuant to Rule 15d-14(a) of the Exchange Act

32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

99.1	Proxy Statement for 2004 Annual Meeting to be held on June 3, 2004

(1)	Previously filed as an exhibit of the same number to the Registration Statement on Form SB-2 (Registration No. 333-67494), as filed with the SEC on August 14, 2001.
(2)	Indicates a compensatory plan or contract.
(3)	Previously filed as an exhibit of the same number to Amendment No. 1 to the Registration Statement on Form SB-2 (Registration No. 333-67494), as filed with the SEC on September 26, 2001.

EXHIBIT 10.8

JANUARY 1, 2004

AMENDED EMPLOYMENT AGREEMENT

THIS Amended Employment Agreement modifies the AGREEMENT made as of the 1st day of June, 2001, by and among FIRST NATIONAL BANK OF WEST METRO (the “Bank”), a national bank; WEST METRO BANK GROUP, INC., a bank holding company incorporated under the laws of the State of Georgia (the “Company”) (collectively, the Bank and the Company are referred to hereinafter as the “Employer”), and J. MICHAEL WOMBLE, a resident of the State of Georgia (the “Executive”).

RECITALS:

The Employer desires to employ the Executive as Chairman of the Bank, and Chairman, President and Chief Executive Officer of the Company, and the Executive desires to accept such employment.

In consideration of the above premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

1. DEFINITIONS. Whenever used in this Agreement, the following terms and their variant forms shall have the meaning set forth below:

1.1 “AGREEMENT” shall mean the Employment Agreement dated as of June 1, 2001, and any exhibits incorporated herein together with any amendments hereto made in the manner described in this Amended Employment Agreement.

1.2 “AFFILIATE” shall mean any business entity which controls the Company, is controlled by or is under common control with the Company.

1.3 “AREA” shall mean the geographic area within the boundaries of Paulding County, Georgia. It is the express intent of the parties that the Area as defined herein is the area where the Executive performs services on behalf of the Employer under this Agreement.

1.4 “BUSINESS OF THE EMPLOYER” shall mean the business conducted by the Employer, which is the business of commercial banking.

1.5 “CAUSE” shall mean:

1.5.1 With respect to termination by the Employer:

(a) A material breach of the terms of this Agreement by the Executive, including, without limitation, failure by the Executive to perform his duties and responsibilities in the manner and to the extent required under this Agreement, which remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to the Executive by Employer. Such notice shall (i) specifically identify the duties that the Board of Directors of either the Company or the Bank believes the Executive has failed to perform, (ii) state the facts upon which such Board of Directors made such determination, and (iii) be approved by a resolution passed by two-thirds (2/3) of the directors then in office;

(b) Conduct by the Executive that amounts to fraud, dishonesty or willful misconduct in the performance of his duties and responsibilities hereunder;

(c) Arrest for, charged in relation to (by criminal information, indictment or otherwise), or conviction of the Executive during the Term of this Agreement of a crime involving breach of trust or moral turpitude;

(d) Conduct by the Executive that amounts to gross and willful insubordination or inattention to his duties and responsibilities hereunder; or

(e) Conduct by the Executive that results in removal from his position as an officer or executive of Employer pursuant to a written order by any regulatory agency with authority or jurisdiction over Employer.

1.5.2 With respect to termination by the Executive, a material diminution in the powers, responsibilities or duties of the Executive hereunder or a material breach of the terms of this Agreement by Employer, which remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to Employer by the Executive.

1.6 “CHANGE OF CONTROL” means any one of the following events:

(a) the acquisition by any person or persons acting in concert of the then outstanding voting securities of either the Bank or the Company, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote twenty-five percent (25%) or more of any class of voting securities of either the Bank or the Company, as the case may be;

(b) within any twelve-month period (beginning on or after the Effective Date) the persons who were directors of either the Bank or the Company immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if that director were elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) relating to the election of directors shall be deemed to be an Incumbent Director;

(c) a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Bank or the Company, as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than twenty-five percent (25%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or

(d) the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

1.7 “COMPANY INFORMATION” means Confidential Information and Trade Secrets.

1.8 “CONFIDENTIAL INFORMATION” means data and information relating to the business of the Bank or the Company (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through the Executive’s relationship to the Employer and which has value to the Employer and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Employer (except where such public disclosure has been made by the Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

1.9 “DISABILITY” shall mean the inability of the Executive to perform each of his material duties under this Agreement for the duration of the short-term disability period under the Employer’s policy then in effect as certified by a physician chosen by the Employer and reasonably acceptable to the Executive.

1.10 “EFFECTIVE DATE” shall mean the date the Bank first opens for business.

1.11 “INITIAL TERM” shall mean that period of time commencing on June 1, 2001 (the “Beginning Date”) and running until the close of business on the last business day immediately preceding the third anniversary of the Beginning Date.

1.12 “TERM” shall mean the earlier of (a) the last day of the Initial Term or most recent subsequent renewal period or (b) any earlier termination of employment of the Executive under this Agreement as provided for in Section 3.

1.13 “TRADE SECRETS” means Employer information including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which:

(a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

(b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2. DUTIES.

2.1 POSITION. The Executive is employed as Chairman of the Bank and as Chairman, President and Chief Executive Officer of the Company, subject to the direction of the Board of Directors of the Bank or the Company or its designee(s), shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Bank or the Company in connection with the conduct of its business. The duties and responsibilities of the Executive are set forth on Exhibit A attached hereto.

2.2 FULL-TIME STATUS. In addition to the duties and responsibilities specifically assigned to the Executive pursuant to Section 2.1 hereof, the Executive shall:

(a) devote substantial time, energy and skill during regular business hours to the performance of the duties of his employment (reasonable vacations and reasonable absences due to illness excepted) and faithfully and industriously perform such duties;

(b) diligently follow and implement all reasonable and lawful management policies and decisions communicated to him by the Board of Directors of either the Bank or the Company; and

(c) timely prepare and forward to the Board of Directors of either the Bank or the Company all reports and accountings as may be requested of the Executive.

2.3 OTHER PERMITTED ACTIVITIES. While the Executive shall devote substantial business time, attention and energies to the Business of the Employer; this shall not preclude the Executive from pursuing any other business or professional activities provided such activities do not interfere or conflict with the duties to be discharged pursuant to the terms of this Agreement.

3. TERM AND TERMINATION.

3.1 TERM. This Agreement shall remain in effect for the Term. While this Agreement remains in effect, however, it shall renew each day for an additional day so that the unexpired Term is always three (3) years unless and until either party gives written notice to the other of its intent not to allow the Term to renew on a daily basis with such written notice to be effective no earlier than the date of the notice. In the event such notice of non-renewal is properly given, this Agreement shall terminate on the close of business on the third anniversary of the date of the notice of non-renewal or the effective date of non-renewal specified in the notice, whichever is later.

3.2 TERMINATION. During the Term, the employment of the Executive under this Agreement may be terminated only as follows:

3.2.1 By the Employer:

(a) In the event that the Bank fails to receive its regulatory charter, or the Company fails to raise the necessary capital required to open the Bank, and should the Company’s or the Bank’s

Board of Directors decide to forgo future efforts to open the Bank, in which event the Employer shall be required to continue to meet its obligation to the Executive under Section 4.1 for twelve (12) months;

(b) For Cause, upon written notice to the Executive pursuant to Section 1.5.1 hereof, where the notice has been approved by a resolution passed by two-thirds of the directors of either the Bank or the Company then in office;

(c) Without Cause at any time, provided that the Bank shall give the Executive thirty (30) days’ prior written notice of its intent to terminate, in which event the Employer shall be required to continue to meet its obligations to the Executive under Section 4.1 for a period equal to the lesser of (i) twelve (12) months following the termination or (ii) the remaining Term of the Agreement; or

(d) Upon the Disability of Executive at any time, provided that the Employer shall give the Executive thirty (30) days’ prior written notice of its intent to terminate, in which event, the Employer shall be required to continue to meet its obligations under Section 4.1 for twelve (12) months following the termination or until the Executive begins receiving payments under the Company’s long-term disability policy, whichever occurs first.

3.2.2 By the Executive:

(a) For Cause, in which event the Employer shall be required to continue to meet its obligations under Section 4.1 for a period equal to the lesser of (i) twelve (12) months following the termination or (ii) the remaining Term of the Agreement; or

(b) Without Cause or upon the Disability of the Executive, provided that the Executive shall give the Employer sixty (60) days’ prior written notice of his intent to terminate.

3.2.3 At any time upon mutual, written agreement of the parties.

3.2.4 Notwithstanding anything in this Agreement to the contrary, the Term shall end automatically upon the Executive’s death.

3.3 CHANGE OF CONTROL. If the Executive terminates his employment with the Employer under this Agreement for any reason within six (6) months following a Change of Control, the Executive, or in the event of his subsequent death, his designated beneficiaries or his estate, as the case may be, shall receive, as liquidated damages, in lieu of all other claims, a severance payment equal to three (3) times the Executive’s then current Base Salary and target bonus amount for that calendar year, if any, to be paid in full on the last day of the month following the date of termination. In no event shall the payment(s) described in this Section 3.3 exceed the amount permitted by Section 280G of the Internal Revenue Code, as amended (the “Code”). Therefore, if the aggregate present value (determined as of the date of the Change of Control in accordance with the provisions of Section 280G of the Code) of both the severance payment and all other payments to the Executive in the nature of compensation which are contingent on a change in ownership or effective control of the Bank or the Company or in the ownership of a substantial portion of the assets of the Bank or the Company (the “Aggregate Severance”) would result in a “parachute payment,” as defined under Section 280G of the Code, then the Aggregate Severance shall not be greater than an amount equal to 2.99 multiplied by Executive’s “base amount” for the “base period, “ as those terms are defined under Section 280G. In the event the Aggregate Severance is required to be reduced pursuant to this Section 3.3, the Executive shall be entitled to determine which portions of the Aggregate Severance are to be reduced so that the Aggregate Severance satisfies the limit set forth in the preceding sentence. Notwithstanding any provision in this Agreement, if the Executive may exercise his right to terminate employment under this Section 3.3 or under Section 3.2.2(a), the Executive may choose which provision shall be applicable.

3.4 EFFECT OF TERMINATION. Upon termination of the Executive’s employment hereunder, the Employer shall have no further obligations to the Executive or the Executive’s estate with respect to this

Agreement, except for the payment of salary and bonus amounts, if any, accrued pursuant to Sections 4.1 and 4.2 hereof and unpaid as of the effective date of the termination of employment and any payments set forth in Sections 3.2.1(a), (c) or (d); Section 3.2.2(a); Section 3.3; and/or Section 4.4, but only to the extent applicable as provided in such Sections. Nothing contained herein shall limit or impinge upon any other rights or remedies of the Employee or the Executive under any other agreement or plan to which the Executive is a party or of which the Executive is a beneficiary.

4. COMPENSATION. The Executive shall receive the following salary and benefits during the Term, except as otherwise provided below:

4.1 BASE SALARY. Effective as of January 1, 2004, the Executive shall be paid a salary at an annual base rate of $100,000 (the “Base Salary”). The obligation for payment of Base Salary shall be apportioned between the Company and the Bank as they may agree from time to time in their sole discretion. The Executive’s Base Salary shall be reviewed by the Board of Directors of the Bank and the Company at least annually, and the Executive shall be entitled to receive annually an increase in such amount, if any, as may be determined by the Board of Directors of the Bank or the Company based on its evaluation of Executive’s performance. Base Salary shall be payable in accordance with the Employer’s normal payroll practices.

4.2 STOCK OPTIONS. As of the Effective Date, the Company will have established a stock incentive plan and will grant to the Executive pursuant to such stock incentive plan a nonqualified stock option to purchase 21,000 shares of the Company’s common stock at a per share purchase price no greater than then fair market value determined as of the date of grant. The option generally will become vested and exercisable in equal, one-third increments, commencing on the first anniversary of the option grant date and continuing for the next two (2) successive anniversaries until the option is fully vested and exercisable. The option shall expire generally upon the earlier of ninety (90) days following termination of employment or upon the tenth anniversary of the option grant date. The option will be issued by the Employer pursuant to the Company’s stock incentive plan and subject to the terms of a related stock option agreement.

4.3 INCENTIVE STOCK OPTIONS. For fiscal year 2002 and fiscal year 2003, the Executive shall receive an additional, annual option grant to purchase 3,000 shares of Company common stock if the Bank successfully reaches each of its designated performance targets for the fiscal year, as determined by the Bank’s Board of Directors. For fiscal year 2004 and thereafter, the Executive shall receive an additional annual option grant to purchase 5,000 shares (including previously referenced 3,000 shares) of Company common stock if the Bank successfully reaches each of its designated performance targets for the fiscal year, as determined by the Bank’s Board of Directors. Any such additional, annual option grant shall be granted as soon as practicable after the close of the fiscal year for which the award is made; shall have an exercise price no greater than fair market value determined as of the date of grant; and shall have the same general terms and conditions as described above for his initial option grant.

4.2 HEALTH INSURANCE.

(a) The Employer shall pay the Executive’s cost of premium payments for health and dental insurance covering the Executive and the members of his immediate family.

(b) In the event of termination by the Executive for Cause (Section 3.2.2(a)) or following a Change of Control (Section 3.3), the Employer shall reimburse Executive for the cost of premium payments paid by the Executive to continue his then existing health insurance for himself and his eligible dependents as provided by the Employer for a period of twelve (12) months following the date of termination of employment.

(c) In the event of a termination by the Employer without Cause (Section 3.2.1(c)), the Employer shall reimburse the Executive for the cost of premium payments paid by the Executive to continue his then existing health insurance for himself and his eligible dependents as provided by Employer for a period of twelve (12) months following the date of termination of employment.

4.3 AUTOMOBILE. Effective as of January 1, 2004, at the election of the Employer, the Employer will provide Executive with an automobile allowance of $500 per month.

4.4 BUSINESS EXPENSES; MEMBERSHIPS. The Employer specifically agrees to reimburse the Executive for:

(a) reasonable and necessary business (including travel) expenses incurred by him in the performance of his duties hereunder, as approved by the Board of Directors of either the Bank or the Company; and

(b) beginning as of the Effective Date, the dues and business related expenditures, including initiation fees, associated with membership in a single country club and civic associations, as selected by the Executive, and in professional associations which are commensurate with his position; provided, however, that the Executive shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with reimbursement policies from time to time adopted by the Employer and in sufficient detail to comply with rules and regulations promulgated by the Internal Revenue Service.

4.5 VACATION. On a non-cumulative basis, the Executive shall be entitled to four (4) weeks of vacation in each successive twelve-month period during the Term, during which his compensation shall be paid in full.

4.6 LIFE INSURANCE. The Employer shall continue to reimburse the Executive for that portion of Executive’s life insurance policy premiums, for the life insurance assigned to the Bank

4.7 BENEFITS. In addition to the benefits specifically described in this Agreement, the Executive shall be entitled to such benefits as may be available from time to time to executives of the Bank similarly situated to the Executive. All such benefits shall be awarded and administered in accordance with the Bank’s standard policies and practices. Such benefits may include, by way of example only, profit-sharing plans, retirement or investment funds, dental, health, life and disability insurance benefits and such other benefits as the Bank deems appropriate. The Executive will be eligible for all Board and Committee fees the same as other Directors. Additionally, the Executive will be provided with long-term disability insurance with a COLA equal to or greater than 60% of annual salary.

4.8 WITHHOLDING. The Employer may deduct from each payment of compensation hereunder all amounts required to be deducted and withheld in accordance with applicable federal and state income, FICA and other withholding requirements.

5. COMPANY INFORMATION.

5.1 OWNERSHIP OF COMPANY INFORMATION. All Company Information received or developed by the Executive while employed by the Employer will remain the sole and exclusive property of the Employer.

5.2 OBLIGATIONS OF THE EXECUTIVE. The Executive agrees:

(a) to hold Company Information in strictest confidence;

(b) not to use, duplicate, reproduce, distribute, disclose or otherwise disseminate Company Information or any physical embodiments of Company Information; and

(c) in any event, not to take any action causing or fail to take any action necessary in order to prevent any Company Information from losing its character or ceasing to qualify as Confidential Information or a Trade Secret.

In the event that the Executive is required by law to disclose any Company Information, the Executive will not make such disclosure unless (and then only to the extent that) the Executive has been advised by independent legal counsel that such disclosure is required by law and then only after prior written notice is given to the Company when the Executive becomes aware that such disclosure has been requested and is required by law. This Section 5 shall survive for a period of twelve (12) months following termination of this Agreement for any reason with respect to Confidential Information, and shall survive termination of this Agreement for any reason for so long as is permitted by applicable law, with respect to Trade Secrets.

5.3 DELIVERY UPON REQUEST OR TERMINATION. Upon request by the Employer, and in any event upon termination of his employment with the Employer, the Executive will promptly deliver to the Employer all property belonging to the Employer, including, without limitation, all Company Information then in his possession or control.

6. NON-COMPETITION. The Executive agrees that during his employment by the Bank hereunder and, in the event of his termination:

•	by the Employer for Cause pursuant to Section 3.2.1(b),

•	by the Executive without Cause pursuant to Section 3.2.2(b), or

•	by the Executive in connection with a Change of Control pursuant to Section 3.3,

for a period of twelve (12) months thereafter, he will not (except on behalf of or with the prior written consent of the Employer), within the Area, either directly or indirectly, on his own behalf or in the service or on behalf of others, as an executive employee or in any other capacity which involves duties and responsibilities similar to those undertaken for the Employer (including as an organizer or proposed executive officer of a new financial institution), engage in any business which is the same as or essentially the same as the Business of the Employer.

7. NON-SOLICITATION OF CUSTOMERS. The Executive agrees that during his employment by the Employer hereunder and, in the event of his termination:

•	by the Employer for Cause pursuant to Section 3.2.1(b),

•	by the Executive without Cause pursuant to Section 3.2.2(b), or

•	by the Executive in connection with a Change of Control pursuant to Section 3.3,

for a period of twelve (12) months thereafter, he will not (except on behalf of or with the prior written consent of the Employer), within the Area, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate, any business from any of the Employer’s customers, including actively sought prospective customers, with whom the Executive has or had material contact during the last two (2) years of his employment, for purposes of providing products or services that are competitive with the Business of the Employer.

8. NON-SOLICITATION OF EMPLOYEES. The Executive agrees that during his employment by the Employer hereunder and, in the event of his termination:

•	by the Employer for Cause pursuant to Section 3.2.1(b),

•	by the Executive without Cause pursuant to Section 3.2.2(b), or

•	by the Executive in connection with a Change of Control pursuant to Section 3.3,

for a period of twelve (12) months thereafter, he will not, within the Area, on his own behalf or in the service or on behalf of others, solicit, recruit or hire away or attempt to solicit, recruit or hire away, any employee of the Employer or its Affiliates to another person or entity providing products or services that are competitive with the Business of the Employer, whether or not:

•	such employee is a full-time employee or a temporary employee of the Employer or its Affiliates,

•	such employment is pursuant to written agreement, and

•	such employment is for a determined period or is at will.

9. REMEDIES. The Executive agrees that the covenants contained in Sections 5 through 8 of this Agreement are of the essence of this Agreement; that each of the covenants is reasonable and necessary to protect the business, interests and properties of the Employer, and that irreparable loss and damage will be suffered by the Employer should he breach any of the covenants. Therefore, the Executive agrees and consents that, in addition to all the remedies provided by law or in equity, the Employer shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants. The Employer and the Executive agree that all remedies available to the Employer or the Executive, as applicable, shall be cumulative.

10. SEVERABILITY. The parties agree that each of the provisions included in this Agreement is separate, distinct and severable from the other provisions of this Agreement and that the invalidity or unenforceability of any Agreement provision shall not affect the validity or enforceability of any other provision of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provision shall be redrawn to make the provision consistent with and valid and enforceable under the law or public policy.

11. NO SET-OFF BY THE EXECUTIVE. The existence of any claim, demand, action or cause of action by the Executive against the Employer, or any Affiliate of the Employer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of any of its rights hereunder.

12. NOTICE. All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof. In addition, notices hereunder may be delivered by hand or overnight courier, in which event the notice shall be deemed effective when delivered. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

(i)     If to the Employer, to it at:

West Metro Financial Services, Inc.

P. O. Box 705

Dallas, GA 30132

(ii)    If to the Executive, to him at:

J. Michael Womble

2900 Rome Road

Cedartown, GA 30125

13. ASSIGNMENT. Neither party hereto may assign or delegate this Agreement or any of its rights and obligations hereunder without the written consent of the other party to this Agreement.

14. WAIVER. A waiver by one party to this Agreement of any breach of this Agreement by the other party to this Agreement shall not be effective unless in writing, and no waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

15. ARBITRATION. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered only in the State Court of Paulding County or the federal court for the Northern District of Georgia. The Employer and the Executive agree to share equally the fees and expenses associated with the arbitration proceedings. EXECUTIVE MUST INITIAL HERE:

16. ATTORNEYS’ FEES. In the event that the parties have complied with this Agreement with respect to arbitration of disputes and litigation ensues between the parties concerning the enforcement of an arbitration award, the party prevailing in such litigation shall be entitled to receive from the other party all reasonable costs and expenses, including without limitation attorneys’ fees, incurred by the prevailing party in connection with such litigation, and the other party shall pay such costs and expenses to the prevailing party promptly upon demand by the prevailing party.

17. APPLICABLE LAW. This Agreement shall be construed and enforced under and in accordance with the laws of the State of Georgia.

18. INTERPRETATION. Words importing any gender include all genders. Words importing the singular form shall include the plural and vice versa. The terms “herein”, “hereunder”, “hereby”, “hereto”, “hereof” and any similar terms refer to this Agreement. Any captions, titles or headings preceding the text of any article, section or subsection herein are solely for convenience of reference and shall not constitute part of this Agreement or affect its meaning, construction or effect.

19. ENTIRE AGREEMENT. This Agreement embodies the entire and final agreement of the parties on the subject matter stated in this Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Employer or the Executive unless made in writing and signed by both parties. All prior understandings and agreements relating to the subject matter of this Agreement are hereby expressly terminated.

20. RIGHTS OF THIRD PARTIES. Nothing herein expressed is intended to or shall be construed to confer upon or give to any person, firm or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

21. SURVIVAL. The obligations of the Executive pursuant to Sections 5, 6, 7, 8 and 9 shall survive the termination of the employment of the Executive hereunder for the period designated under each of those respective sections.

22. JOINT AND SEVERAL. The obligations of the Bank and the Company to Executive hereunder shall be joint and several.

IN WITNESS WHEREOF, the Employer and the Executive have executed and delivered this Agreement as of the date first shown above.

THE BANK:

FIRST NATIONAL BANK OF WEST METRO
(PROPOSED)

By:
Print Name:
Title:

THE COMPANY: WEST METRO BANK GROUP, INC.

By:
Print Name:
Title:

THE EXECUTIVE:

J. MICHAEL WOMBLE

EXHIBIT A

DUTIES OF THE EXECUTIVE

CHAIRMAN 1/1/04

The duties of the Executive shall include, in addition to any other duties assigned the Executive by the Board of Directors of the Bank or the Company or their respective designees, the following:

•	Foster a corporate culture that promotes ethical practices, encourages individual integrity, fulfills social responsibility, and is conducive to attracting, retaining and motivating a diverse group of top-quality employees at all levels.

•	Work with the Board of Directors of the Company to develop a long-term strategy for the Company that creates shareholder value.

•	Use best efforts to achieve the Company and Bank's financial and operating goals and objectives.

•	Use best efforts to ensure that the Bank maintains a satisfactory competitive position within its industry.

•	Develop an effective management team and an active plan for its development and succession, and make recommendations to the Board of Directors of the Bank regarding hiring, firing and compensation for executive officers.

•	Actively pursue business development opportunities for Bank's products and services

•	Actively participate, and provide bank representation, in community activities and organizations

•	Determine and pursue appropriate site selection for future Bank locations

•	Oversee construction of new main office facility

EXHIBIT 10.9

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of the 4th day of March, 2002, by and among FIRST NATIONAL BANK OF WEST METRO (Proposed) (the “Bank”, or the “Employer”), a proposed national bank; WEST METRO FINANCIAL SERVICES, INC., a bank holding company incorporated under the laws of the State of Georgia (the “Company”) (collectively, the Bank and the Company are referred to hereinafter as the “Employer”), and Steve Chatham, a resident of the State of Georgia (the “Executive”).

RECITALS:

The Employer desires to employ the Executive as President and Sr. Credit Officer of the Bank and the Executive desires to accept such employment.

In consideration of the above premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

1. DEFINITIONS. Whenever used in this Agreement, the following terms and their variant forms shall have the meaning set forth below:

1.1 “AGREEMENT” shall mean this Agreement and any exhibits incorporated herein together with any amendments hereto made in the manner described in this Agreement.

1.2 “AFFILIATE” shall mean any business entity which controls the Company, is controlled by or is under common control with the Company.

1.3 “AREA” shall mean the geographic area within the boundaries of Paulding County, Georgia. It is the express intent of the parties that the Area as defined herein is the area where the Executive performs services on behalf of the Employer under this Agreement.

1.4 “BUSINESS OF THE EMPLOYER” shall mean the business conducted by the Employer, which is the business of commercial banking.

1.5 “CAUSE” shall mean:

1.5.1 With respect to termination by the Employer:

(a) A material breach of the terms of this Agreement by the Executive, including, without limitation, failure by the Executive to perform his duties and responsibilities in the manner and to the extent required under this Agreement, which remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to the Executive by Employer. Such notice shall (i) specifically identify the duties that the Chief Executive Officer of either the Company or the Bank believes the Executive has failed to perform, (ii) state the facts upon which such Chief Executive Officer made such determination,

(b) Conduct by the Executive that amounts to fraud, dishonesty or willful misconduct in the performance of his duties and responsibilities hereunder;

(c) Arrest for, charged in relation to (by criminal information, indictment or otherwise), or conviction of the Executive during the Term of this Agreement of a crime involving breach of trust or moral turpitude;

(d) Conduct by the Executive that amounts to gross and willful insubordination or inattention to his duties and responsibilities hereunder; or

(e) Conduct by the Executive that results in removal from his position as an officer or executive of Employer pursuant to a written order by any regulatory agency with authority or jurisdiction over Employer.

1.5.2 With respect to termination by the Executive, a material diminution in the powers, responsibilities or duties of the Executive hereunder or a material breach of the terms of this Agreement by Employer, which remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to Employer by the Executive.

1.6 “CHANGE OF CONTROL” means any one of the following events:

(a) the acquisition by any person or persons acting in concert of the then outstanding voting securities of either the Bank or the Company, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote fifty percent (50%) or more of any class of voting securities of either the Bank or the Company, as the case may be;

(b) within any twelve-month period (beginning on or after the Effective Date) the persons who were directors of either the Bank or the Company immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if that director were elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) relating to the election of directors shall be deemed to be an Incumbent Director;

(c) a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Bank or the Company, as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or

(d) the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

1.7 “COMPANY INFORMATION” means Confidential Information and Trade Secrets.

1.8 “CONFIDENTIAL INFORMATION” means data and information relating to the business of the Bank or the Company (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through the Executive’s relationship to the Employer and which has value to the Employer and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Employer (except where such public disclosure has been made by the Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

1.9 “DISABILITY” shall mean the inability of the Executive to perform each of his material duties under this Agreement for the duration of the short-term disability period under the Employer’s policy then in effect as certified by a physician chosen by the Employer and reasonably acceptable to the Executive.

1.10 “EFFECTIVE DATE” shall mean the date the Bank first opens for business.

1.11 “INITIAL TERM” shall mean that period of time commencing on March 4, 2002 (the “Beginning Date”) and running until the close of business on the last business day immediately preceding the third anniversary of the Beginning Date. The “Initial Term” date of commencement may be extended by Employer to a date one month prior to opening day for the bank at the election of Employer.

1.12 “TERM” shall mean the earlier of (a) the last day of the Initial Term or most recent subsequent renewal period or (b) any earlier termination of employment of the Executive under this Agreement as provided for in Section 3.

1.13 “TRADE SECRETS” means Employer information including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which:

(a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

(b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2. DUTIES.

2.1 POSITION. The Executive is employed initially as President and Senior Credit Officer of the Bank, subject to the direction of the Chief Executive Officer and Board of Directors of the Bank or its designee(s), shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Bank in connection with the conduct of its business. The duties and responsibilities of the Executive are set forth on Exhibit A attached hereto.

2.2 FULL-TIME STATUS. In addition to the duties and responsibilities specifically assigned to the Executive pursuant to Section 2.1 hereof, the Executive shall:

(a) devote substantially all of his time, energy and skill during regular business hours to the performance of the duties of his employment (reasonable vacations and reasonable absences due to illness excepted) and faithfully and industriously perform such duties;

(b) diligently follow and implement all reasonable and lawful management policies and decisions communicated to him by the Chief Executive Officer of either the Bank or the Company; and

(c) timely prepare and forward to the Chief Executive Officer of the Bank or the Company all reports and accountings as may be requested of the Executive.

2.3 OTHER PERMITTED ACTIVITIES. While the Executive shall devote substantially all of his business time, attention and energies to the Business of the Employer; this shall not preclude the Executive from pursuing any other business or professional activities provided such activities do not interfere or conflict with the duties to be discharged pursuant to the terms of this Agreement.

3. TERM AND TERMINATION.

3.1 TERM. This Agreement shall remain in effect for the Term. While this Agreement remains in effect, however, it shall renew each day for an additional day so that the unexpired Term is always three (3) years unless and until either party gives written notice to the other of its intent not to allow the Term to renew on a daily basis with such written notice to be effective no earlier than the date of the notice. In the event such notice of non-renewal is properly given, this Agreement shall terminate on the close of business on the third anniversary of the date of the notice of non-renewal or the effective date of non-renewal specified in the notice, whichever is later.

3.2 TERMINATION. During the Term, the employment of the Executive under this Agreement may be terminated only as follows:

3.2.1 By the Employer:

(a) In the event that the Bank fails to receive its regulatory charter, or the Company fails to raise the necessary capital required to open the Bank, or the Executive is disapproved for the position employed herein by the Company’s regulators.

(b) For Cause, upon written notice to the Executive pursuant to Section 1.5.1 hereof;

(c) Without Cause at any time, provided that the Bank shall give the Executive thirty (30) days’ prior written notice of its intent to terminate, in which event the Employer shall be required to continue to meet its obligations to the Executive under Section 4.1 for a period equal to the lesser of (i) twelve (12) months following the termination or (ii) the remaining Term of the Agreement; or

(d) Upon the Disability of Executive at any time, provided that the Employer shall give the Executive thirty (30) days’ prior written notice of its intent to terminate;

3.2.2 By the Executive:

(a) For Cause, in which event the Employer shall be required to continue to meet its obligations under Section 4.1 for a period equal to the lesser of (i) twelve (12) months following the termination or (ii) the remaining Term of the Agreement; or

(b) Without Cause or upon the Disability of the Executive, provided that the Executive shall give the Employer sixty (60) days’ prior written notice of his intent to terminate.

3.2.3 At any time upon mutual, written agreement of the parties.

3.2.4 Notwithstanding anything in this Agreement to the contrary, the Term shall end automatically upon the Executive’s death.

3.3 CHANGE OF CONTROL. If the Executive terminates his employment with the Employer under this Agreement for any reason within six (6) months following a Change of Control, the Executive, or in the event of his subsequent death, his designated beneficiaries or his estate, as the case may be, shall receive, as liquidated damages, in lieu of all other claims, a severance payment equal to one full year of the Executive’s then current Base Salary and target bonus amount for that calendar year, if any, to be paid in full on the last day of the month following the date of termination. In no event shall the payment(s) described in this Section 3.3 exceed the amount permitted by Section 280G of the Internal Revenue Code, as amended (the “Code”). Therefore, if the aggregate present value (determined as of the date of the Change of Control in accordance with the provisions of Section 280G of the Code) of both the severance payment and all other payments to the Executive in the nature of compensation which are contingent on a change in ownership or effective control of the Bank or the Company or in the ownership of a substantial portion of the assets of the Bank or the Company (the “Aggregate Severance”) would result in a “parachute payment,” as defined under Section 280G of the Code, then the Aggregate Severance shall not be greater than an amount equal to 2.99 multiplied by Executive’s “base amount” for the “base period, “ as those terms are defined under Section 280G. In the event the Aggregate Severance is required to be reduced pursuant to this Section 3.3, the Executive shall be entitled to determine which portions of the Aggregate Severance are to be reduced so that the Aggregate Severance satisfies the limit set forth in the preceding sentence. Notwithstanding any provision in this Agreement, if the Executive may exercise his right to terminate employment under this Section 3.3 or under Section 3.2.2(a), the Executive may choose which provision shall be applicable.

3.4 EFFECT OF TERMINATION. Upon termination of the Executive’s employment hereunder, the Employer shall have no further obligations to the Executive or the Executive’s estate with respect to this Agreement, except for the payment of salary and bonus amounts, if any, accrued pursuant to Sections 4.1 and 4.2 hereof and unpaid as of the effective date of the termination of employment and any payments set forth in Sections 3.2.1(a), (c) or (d); Section 3.2.2(a); Section 3.3; and/or Section 4.4, but only to the extent applicable as provided in such Sections. Nothing contained herein shall limit or impinge upon any other rights or remedies of the Employee or the Executive under any other agreement or plan to which the Executive is a party or of which the Executive is a beneficiary.

4. COMPENSATION. The Executive shall receive the following salary and benefits during the Term, except as otherwise provided below:

4.1 BASE SALARY. During the Initial Term, the Executive shall be paid a salary equal to an annual base rate of $120,000.00 (the “Base Salary”). The obligation for payment of Base Salary shall be apportioned between the company and the Bank as they may agree from time to time in their sole discretion. The Executive’s Base Salary shall be reviewed by the Chief Executive Officer of the Bank and the Company at least annually, and the Executive shall be entitled to receive annually an increase in such amount, if any, as may be determined by the CEO of the Bank or the Company based on its evaluation of Executive’s performance. Base Salary shall be payable in accordance with the Employer’s normal payroll practices.

4.2 INCENTIVE COMPENSATION. The Executive shall be entitled to bonus compensation in the amount up to $20,000 through a performance bonus incentive plan. The incentive plan will be structured to reward the Executive for performance in meeting selective objectives. Details of the incentive plan will be formulated and agreed to by Executive and Employer during the first month of Executives employment.

4.3 STOCK OPTIONS. As soon as practicable following the first anniversary of the first day of the Initial Term hereunder, provided the Executive continues to be employed by the Employer as of the option grant date, the company will grant to the Executive an incentive stock option to purchase 15,000 shares of the Company’s common stock at a per share purchase price equal to no less than the fair market value determined as of the date of grant. The option generally will become vested and exercisable in equal, one-fifth increments, commencing on the first anniversary of the option grant date and continuing for the next four (4) successive anniversaries until the option is fully vested and exercisable. The option shall expire generally upon the earlier of ninety (90) days following termination of employment or upon the tenth anniversary of the option grant date. The option will be issued by the Employer pursuant to the Company’s stock incentive plan and subject to the terms of a related stock option agreement.

4.4 HEALTH INSURANCE.

(a) The Employer shall pay for the cost of premium payments paid for the Executive’s health insurance covering the Executive and the members of his immediate family under the Employer’s health insurance plan during the “Term”.

(b) In the event of termination by the Executive for Cause (Section 3.2.2(a)) or following a Change of Control (Section 3.3), the Employer shall reimburse Executive for the cost of premium payments paid by the Executive to continue his then existing health insurance for himself and his eligible dependents as provided by the Employer for a period of twelve (12) months following the date of termination of employment.

(c) In the event of a termination by the Employer without Cause (Section 3.2.1(c)), the Employer shall reimburse the Executive for the cost of premium payments paid by the Executive to continue his then existing health insurance for himself and his eligible dependents as provided by Employer for a period of twelve (12) months following the date of termination of employment.

4.5 AUTOMOBILE. Beginning as of the Effective Date, the Employer will provide Executive with an automobile allowance of $500 per month.

4.6 BUSINESS EXPENSES; MEMBERSHIPS. The Employer specifically agrees to reimburse the Executive for:

(a) reasonable and necessary business (including travel) expenses incurred by him in the performance of his duties hereunder, as approved by the CEO of either the Bank or the Company; and

(b) beginning as of the Effective Date, the dues and business related expenditures, associated with membership in The Georgian Country Club and civic associations, as selected by the Executive, and in professional associations which are commensurate with his position; provided, however, that the Executive shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with reimbursement policies from time to time adopted by the Employer and in sufficient detail to comply with rules and regulations promulgated by the Internal Revenue Service.

4.7 VACATION. On a non-cumulative basis, the Executive shall be entitled to three (3) weeks of vacation in each successive twelve-month period during the Term, during which his compensation shall be paid in full.

4.8 LIFE INSURANCE. Executive shall be entitled to life insurance as is customary under the Company’s benefit program for all employees.

4.9 BENEFITS. In addition to the benefits specifically described in this Agreement, the Executive shall be entitled to such benefits as may be available from time to time to executives of the Bank similarly situated to the Executive. All such benefits shall be awarded and administered in accordance with the Bank’s standard policies and practices. Such benefits may include, by way of example only, profit-sharing plans, retirement or investment funds, dental, health, life and disability insurance benefits and such other benefits as the Bank deems appropriate.

4.10 WITHHOLDING. The Employer may deduct from each payment of compensation hereunder all amounts required to be deducted and withheld in accordance with applicable federal and state income, FICA and other withholding requirements.

5. COMPANY INFORMATION.

5.1 OWNERSHIP OF COMPANY INFORMATION. All Company Information received or developed by the Executive while employed by the Employer will remain the sole and exclusive property of the Employer.

5.2 OBLIGATIONS OF THE EXECUTIVE. The Executive agrees:

(a) to hold Company Information in strictest confidence;

(b) not to use, duplicate, reproduce, distribute, disclose or otherwise disseminate Company Information or any physical embodiments of Company Information; and

(c) in any event, not to take any action causing or fail to take any action necessary in order to prevent any Company Information from losing its character or ceasing to qualify as Confidential Information or a Trade Secret.

In the event that the Executive is required by law to disclose any Company Information, the Executive will not make such disclosure unless (and then only to the extent that) the Executive has been advised by independent legal counsel that such disclosure is required by law and then only after prior written notice is given to the Company when the Executive becomes aware that such disclosure has been requested and is required by law. This Section 5 shall survive for a period of twelve (12) months following termination of this Agreement for any reason with respect to Confidential Information, and shall survive termination of this Agreement for any reason for so long as is permitted by applicable law, with respect to Trade Secrets.

5.3 DELIVERY UPON REQUEST OR TERMINATION. Upon request by the Employer, and in any event upon termination of his employment with the Employer, the Executive will promptly deliver to the Employer all property belonging to the Employer, including, without limitation, all Company Information then in his possession or control.

6. NON-COMPETITION. The Executive agrees that during his employment by the Bank hereunder and, in the event of his termination:

•	by the Employer for Cause pursuant to Section 3.2.1(b),

•	by the Executive without Cause pursuant to Section 3.2.2(b), or

•	by the Executive in connection with a Change of Control pursuant to Section 3.3,

for a period of twelve (12) months thereafter, he will not (except on behalf of or with the prior written consent of the Employer), within the Area, either directly or indirectly, on his own behalf or in the service or on behalf of others, as an executive employee or in any other capacity which involves duties and responsibilities similar to those undertaken for the Employer (including as an organizer or proposed executive officer of a new financial institution), engage in any business which is the same as or essentially the same as the Business of the Employer.

7. NON-SOLICITATION OF CUSTOMERS. The Executive agrees that during his employment by the Employer hereunder and, in the event of his termination:

•	by the Employer for Cause pursuant to Section 3.2.1(b),

•	by the Executive without Cause pursuant to Section 3.2.2(b), or

•	by the Executive in connection with a Change of Control pursuant to Section 3.3,

for a period of twelve (12) months thereafter, he will not (except on behalf of or with the prior written consent of the Employer), within the Area, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate, any business from any of the Employer’s customers, including actively sought prospective customers, with whom the Executive has or had material contact during the last two (2) years of his employment, for purposes of providing products or services that are competitive with the Business of the Employer.

8. NON-SOLICITATION OF EMPLOYEES. The Executive agrees that during his employment by the Employer hereunder and, in the event of his termination:

•	by the Employer for Cause pursuant to Section 3.2.1(b),

•	by the Executive without Cause pursuant to Section 3.2.2(b), or

•	by the Executive in connection with a Change of Control pursuant to Section 3.3,

for a period of twelve (12) months thereafter, he will not, within the Area, on his own behalf or in the service or on behalf of others, solicit, recruit or hire away or attempt to solicit, recruit or hire away, any employee of the Employer or its Affiliates to another person or entity providing products or services that are competitive with the Business of the Employer, whether or not:

•	such employee is a full-time employee or a temporary employee of the Employer or its Affiliates,

•	such employment is pursuant to written agreement, and

•	such employment is for a determined period or is at will.

9. REMEDIES. The Executive agrees that the covenants contained in Sections 5 through 8 of this Agreement are of the essence of this Agreement; that each of the covenants is reasonable and necessary to protect the business, interests and properties of the Employer, and that irreparable loss and damage will be suffered by the Employer should he breach any of the covenants. Therefore, the Executive agrees and consents that, in addition to all the remedies provided by law or in equity, the Employer shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants. The Employer and the Executive agree that all remedies available to the Employer or the Executive, as applicable, shall be cumulative.

10. SEVERABILITY. The parties agree that each of the provisions included in this Agreement is separate, distinct and severable from the other provisions of this Agreement and that the invalidity or unenforceability of any Agreement provision shall not affect the validity or enforceability of any other provision of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provision shall be redrawn to make the provision consistent with and valid and enforceable under the law or public policy.

11. NO SET-OFF BY THE EXECUTIVE. The existence of any claim, demand, action or cause of action by the Executive against the Employer, or any Affiliate of the Employer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of any of its rights hereunder.

12. NOTICE. All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof. In addition, notices hereunder may be delivered by hand or overnight courier, in which event the notice shall be deemed effective when delivered. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

(i)    If to the Employer, to it at:

West Metro Financial Services, Inc.

P. O. Box 705

Dallas, GA 30132

(ii)    If to the Executive, to him at:

Steve Chatham

84 Shady Oak Ct.

Dallas, GA 30157

13. ASSIGNMENT. Neither party hereto may assign or delegate this Agreement or any of its rights and obligations hereunder without the written consent of the other party to this Agreement.

14. WAIVER. A waiver by one party to this Agreement of any breach of this Agreement by the other party to this Agreement shall not be effective unless in writing, and no waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

15. ARBITRATION. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered only in the State Court of Paulding County or the federal court for the Northern District of Georgia. The Employer and the Executive agree to share equally the fees and expenses associated with the arbitration proceedings. EXECUTIVE MUST INITIAL HERE:

16. ATTORNEYS’ FEES. In the event that the parties have complied with this Agreement with respect to arbitration of disputes and litigation ensues between the parties concerning the enforcement of an arbitration award, the party prevailing in such litigation shall be entitled to receive from the other party all reasonable costs and expenses, including without limitation attorneys’ fees, incurred by the prevailing party in connection with such litigation, and the other party shall pay such costs and expenses to the prevailing party promptly upon demand by the prevailing party.

17. APPLICABLE LAW. This Agreement shall be construed and enforced under and in accordance with the laws of the State of Georgia.

18. INTERPRETATION. Words importing any gender include all genders. Words importing the singular form shall include the plural and vice versa. The terms “herein”, “hereunder”, “hereby”, “hereto”, “hereof” and any similar terms refer to this Agreement. Any captions, titles or headings preceding the text of any article, section or subsection herein are solely for convenience of reference and shall not constitute part of this Agreement or affect its meaning, construction or effect.

19. ENTIRE AGREEMENT. This Agreement embodies the entire and final agreement of the parties on the subject matter stated in this Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Employer or the Executive unless made in writing and signed by both parties. All prior understandings and agreements relating to the subject matter of this Agreement are hereby expressly terminated.

20. RIGHTS OF THIRD PARTIES. Nothing herein expressed is intended to or shall be construed to confer upon or give to any person, firm or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

21. SURVIVAL. The obligations of the Executive pursuant to Sections 5, 6, 7, 8 and 9 shall survive the termination of the employment of the Executive hereunder for the period designated under each of those respective sections.

22. JOINT AND SEVERAL. The obligations of the Bank and the Company to Executive hereunder shall be joint and several.

IN WITNESS WHEREOF, the Employer and the Executive have executed and delivered this Agreement as of the date first shown above.

THE BANK:

FIRST NATIONAL BANK OF WEST METRO
(PROPOSED)

By:
Print Name:
Title:

THE COMPANY: WEST METRO FINANCIAL SERVICES, INC.

By:
Print Name:
Title:

THE EXECUTIVE:

Steve Chatham

EXHIBIT A

INITIAL DUTIES OF THE EXECUTIVE

The initial duties of the Executive shall include, in addition to any other duties assigned the Executive by the Board of Directors of the Bank or the Company or their respective designees, the following:

•	Foster a corporate culture that promotes ethical practices, encourages individual integrity, fulfills social responsibility, and is conducive to attracting, retaining and motivating a diverse group of top-quality employees at all levels.

•	Work with the Board of Directors of the Company to develop a long-term strategy for the Company that creates shareholder value.

•	Develop and recommend to the Board of Directors of the Bank annual business plans and budgets that support the Company’s long-term strategy.

•	Manage the day-to-day business affairs of the Company and the Bank appropriately.

•	Use best efforts to achieve the Company and Bank’s financial and operating goals and objectives.

•	Use best efforts to improve the quality and value of the products and services provided by the Bank.

•	Use best efforts to ensure that the Bank maintains a satisfactory competitive position within its industry.

•	Develop an effective management team and an active plan for its development and succession, and make recommendations to the Board of Directors of the Bank regarding hiring, firing and compensation.

•	Implement major corporate policies.

ADDENDUM TO EMPLOYMENT AGREEMENT

This addendum dated March 19, 2003, is the first addendum to the Employment Agreement (“Agreement”) dated March 4, 2002 by and among First National Bank West Metro (the “Bank”), West Metro Financial Services, Inc. (the “Company”) (collectively, the Bank and the Company are referred to hereinafter as the “Employer”), and Steve Chatham, (the “Executive”).

The Employer and Executive agree to amend page one of the Agreement, first paragraph under Recitals by deleting the term “President” and substitute in its stead “Senior Vice President”.

The Employer and Executive agree to amend Page 4, Paragraph 4.2 by adding “Details of the incentive plan will be updated each year”.

The Employer and Executive agree that effective with the execution of this agreement, Executive resigns his membership on the Banks Board of Directors.

The Employer and Executive agree that as of the effective date of this addendum, Executive’s position with the Bank will be Senior Vice President and Senior Credit Officer and the duties and responsibilities are set forth on Exhibit A-1 attached hereto.

Employer and Executive agree to delete Page 6, Section 4.3, Stock Options, in its entirety and replace it with the following:

4.3 Stock Options. As soon as practicable following the first anniversary of the first day of the Initial Term hereunder, provided the Executive continues to be employed by the Employer as of the option grant date, the company will grant to the Executive an incentive stock option to purchase 15,000 shares of the

Company’s common stock at a per share purchase price equal to no less than the fair market value determined as of the date of grant. The option generally will become vested and exercisable in equal, one-third increments, commencing on the first anniversary of the option grant and continuing for the next two (2) successive anniversaries until the option is fully vested and exercisable. The option shall expire generally upon the earlier of ninety (90) days following termination of employment or upon the tenth anniversary of the option grant date. The option will be issued by the Employer pursuant to the Company’s stock incentive plan and subject to the terms of a related stock option agreement.

Employer and Executive agree that Executive hereby agrees to the terms of this addendum, accepts the position of Senior Vice President and Senior Credit Officer and agrees that the change of title or this addendum in no way amounts to a breach of the terms of the Agreement. Executive hereby waives any claims against Employer arising out of any assertion by Executive that Employers actions have amounted to a breach of the Agreement.

Employer and Executive agree that throughout the Agreement, in every case where the term” Chief Executive Officer” is used, that term shall be deleted and replaced with “Chief Executive Officer or his designee”.

IN WITNESS WHEREOF, the Employer and the Executive have executed and delivered this Agreement as of the date first shown above.

THE BANK:

FIRST NATIONAL BANK WEST METRO

By:
Print Name:
Title:

THE COMPANY:

WEST METRO FINANCIAL SERVICES, INC.

By:
Print Name:
Title:

THE EXECUTIVE:

Steve Chatham

EXHIBIT 10.10

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of the 10th day of February, 2003, by and among FIRST NATIONAL BANK WEST METRO (the “Bank”, or the “Employer”), a national bank WEST METRO FINANCIAL SERVICES, INC., a bank holding company incorporated under the laws of the State of Georgia (the “Company”), and John F. Hall, a resident of the State of Georgia (the “Executive”).

RECITALS:

The Employer desires to employ the Executive as Executive Vice President and Chief Operating Officer of the Bank and the Executive desires to accept such employment.

In consideration of the above premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

1. DEFINITIONS. Whenever used in this Agreement, the following terms and their variant forms shall have the meaning set forth below:

1.1 “AGREEMENT” shall mean this Agreement and any exhibits incorporated herein together with any amendments hereto made in the manner described in this Agreement.

1.2 “AFFILIATE” shall mean any business entity which controls the employer, is controlled by or is under common control with the employer.

1.3 “AREA” shall mean the geographic area within the boundaries of Paulding County, Douglas County, and that portion of Cobb County West of Highway 41, Georgia. It is the express intent of the parties that the Area as defined herein is the area where the Executive performs services on behalf of the Employer under this Agreement.

1.4 “BUSINESS OF THE EMPLOYER” shall mean the business conducted by the Employer, which is the business of commercial banking.

1.5 “CAUSE” shall mean:

1.5.1 With respect to termination by the Employer:

(a) A material breach of the terms of this Agreement by the Executive, including, without limitation, failure by the Executive to perform his duties and responsibilities in the manner and to the extent required under this Agreement, which remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to the Executive by Employer. Such notice shall (i) specifically identify the duties that the Chief Executive Officer of the Employer believes the Executive has failed to perform, (ii) state the facts upon which such Chief Executive Officer made such determination,

(b) Conduct by the Executive that amounts to fraud, dishonesty or willful misconduct in the performance of his duties and responsibilities hereunder;

(c) Arrest for, charged in relation to (by criminal information, indictment or otherwise), or conviction of the Executive during the Term of this Agreement of a crime involving breach of trust or moral turpitude;

(d) Conduct by the Executive that amounts to gross and willful insubordination, inattention to his duties and responsibilities hereunder, or failure to perform his duties in a manner within the expectations and requirements of the employer; or

(e) Conduct by the Executive that results in removal from his position as an officer or executive of Employer pursuant to a written order by any regulatory agency with authority or jurisdiction over Employer.

1.5.2 With respect to termination by the Executive, a material diminution in the powers, responsibilities or duties of the Executive hereunder or a material breach of the terms of this Agreement by Employer, which remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to Employer by the Executive.

1.6 “CHANGE OF CONTROL” means any one of the following events:

(a) the acquisition by any person or persons acting in concert of the then outstanding voting securities of the Bank, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote fifty percent (50%) or more of any class of voting securities of the Bank, as the case may be;

(b) within any twelve-month period (beginning on or after the Effective Date) the persons who were directors of the Bank immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if that director were elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) relating to the election of directors shall be deemed to be an Incumbent Director;

(c) a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Bank, as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or

(d) the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

1.7 “COMPANY INFORMATION” means Confidential Information and Trade Secrets.

1.8 “CONFIDENTIAL INFORMATION” means data and information relating to the business of the Bank or the Company (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through the Executive’s relationship to the Employer and which has value to the Employer and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Employer (except where such public disclosure has been made by the Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

1.9 “DISABILITY” shall mean the inability of the Executive to perform each of his material duties under this Agreement for the duration of the disability period under the Employer’s policy then in effect as certified by a physician chosen by the Employer and reasonably acceptable to the Executive.

1.10 “EFFECTIVE DATE” shall mean the employment date.

1.11 “INITIAL TERM” shall mean that period of time commencing on the first day of employment (the “Beginning Date”) and running until the close of business on the last business day immediately preceding the third anniversary of the Beginning Date.

1.12 “TERM” shall mean the earlier of (a) the last day of the Initial Term or most recent subsequent renewal period or (b) any earlier termination of employment of the Executive under this Agreement as provided for in Section 3.

1.13 “TRADE SECRETS” means Employer information including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which:

(a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

(b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2. DUTIES.

2.1 POSITION. The Executive is employed initially as Executive Vice President and Chief Operating Officer of the Bank, subject to the direction of the Chief Executive Officer and Board of Directors of the Bank or its designee(s), shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Bank in connection with the conduct of its business. The duties and responsibilities of the Executive are set forth on Exhibit A attached hereto.

2.2 FULL-TIME STATUS. In addition to the duties and responsibilities specifically assigned to the Executive pursuant to Section 2.1 hereof, the Executive shall:

(a) devote substantially all of his time, energy and skill during regular business hours to the performance of the duties of his employment (reasonable vacations and reasonable absences due to illness excepted) and faithfully and industriously perform such duties;

(b) diligently follow and implement all reasonable and lawful management policies and decisions communicated to him by the Chief Executive Officer of the Bank; and

(c) timely prepare and forward to the Chief Executive Officer of the Bank all reports and accountings as may be requested of the Executive.

2.3 OTHER PERMITTED ACTIVITIES. While the Executive shall devote substantially all of his business time, attention and energies to the Business of the Employer; this shall not preclude the Executive from pursuing any other business or professional activities provided such activities do not interfere or conflict with the duties to be discharged pursuant to the terms of this Agreement.

3. TERM AND TERMINATION.

3.1 TERM. This Agreement shall remain in effect for the Term. While this Agreement remains in effect, however, it shall renew each day for an additional day so that the unexpired Term is always three (3) years unless and until either party gives written notice to the other of its intent not to allow the Term to renew on a daily basis with such written notice to be effective no earlier than the date of the notice. In the event such notice of non-renewal is properly given, this Agreement shall terminate on the close of business on the third anniversary of the date of the notice of non-renewal or the effective date of non-renewal specified in the notice, whichever is later.

3.2 TERMINATION. During the Term, the employment of the Executive under this Agreement may be terminated only as follows:

3.2.1 By the Employer:

(a) In the event the Executive is disapproved for the position employed herein by the Company’s regulators.

(b) For Cause, upon written notice to the Executive pursuant to Section 1.5.1 hereof;

(c) Without Cause at any time, provided that the Bank shall give the Executive thirty (30) days’ prior written notice of its intent to terminate, in which event the Employer shall be required to continue to meet its obligations to the Executive under Section 4.1 for a period equal to the lesser of (i) twelve (12) months following the termination or (ii) the remaining Term of the Agreement; or

(d) Upon the Disability of Executive at any time, provided that the Employer shall give the Executive thirty (30) days’ prior written notice of its intent to terminate;

3.2.2 By the Executive:

(a) For Cause, in which event the Employer shall be required to continue to meet its obligations under Section 4.1 for a period equal to the lesser of (i) twelve (12) months following the termination or (ii) the remaining Term of the Agreement; or

(b) Without Cause or upon the Disability of the Executive, provided that the Executive shall give the Employer thirty (30) days’ prior written notice of his intent to terminate.

3.2.3 At any time upon mutual, written agreement of the parties.

3.2.4 Notwithstanding anything in this Agreement to the contrary, the Term shall end automatically upon the Executive’s death.

3.3 CHANGE OF CONTROL. If the Executive terminates his employment with the Employer under this Agreement for any reason within six (6) months following a Change of Control, the Executive, or in the event of his subsequent death, his designated beneficiaries or his estate, as the case may be, shall receive, as liquidated damages, in lieu of all other claims, a severance payment equal to one full year of the Executive’s then current Base Salary, to be paid in full on the last day of the month following the date of termination. In no event shall the payment(s) described in this Section 3.3 exceed the amount permitted by Section 280G of the Internal Revenue Code, as amended (the “Code”). Therefore, if the aggregate present value (determined as of the date of the Change of Control in accordance with the provisions of Section 280G of the Code) of both the severance payment and all other payments to the Executive in the nature of compensation which are contingent on a change in ownership or effective control of the Bank or in the ownership of a substantial portion of the assets of the Bank (the “Aggregate Severance”) would result in a “parachute payment,” as defined under Section 280G of the Code, then the Aggregate Severance shall not be greater than an amount equal to 2.99 multiplied by Executive’s “base amount” for the “base period, “ as those terms are defined under Section 280G. In the event the Aggregate Severance is required to be reduced pursuant to this Section 3.3, the Executive shall be entitled to determine which portions of the Aggregate Severance are to be reduced so that the Aggregate Severance satisfies the limit set forth in the preceding sentence. Notwithstanding any provision in this Agreement, if the Executive may exercise his right to terminate employment under this Section 3.3 or under Section 3.2.2(a), the Executive may choose which provision shall be applicable.

3.4 EFFECT OF TERMINATION. Upon termination of the Executive’s employment hereunder, the Employer shall have no further obligations to the Executive or the Executive’s estate with respect to this Agreement, except for the payment of salary, accrued pursuant to Section 4.1 hereof and unpaid as of the effective date of the termination of employment and any payments set forth in Sections 3.2.1(a), (c) or (d); Section 3.2.2(a); Section 3.3; and/or Section 4.4, but only to the extent applicable as provided in such Sections. Nothing contained herein shall limit or impinge upon any other rights or remedies of the Employee or the Executive under any other agreement or plan to which the Executive is a party or of which the Executive is a beneficiary.

4. COMPENSATION. The Executive shall receive the following salary and benefits during the Term, except as otherwise provided below:

4.1 BASE SALARY. During the Initial Term, the Executive shall be paid a salary equal to an annual base rate of $120,000.00 (the “Base Salary”). The Executive’s Base Salary shall be reviewed by the Chief

Executive Officer of the Bank at least annually, and the Executive shall be entitled to receive annually an increase in such amount, if any, as may be determined by the CEO of the Bank based on its evaluation of Executive’s performance. Base Salary shall be payable in accordance with the Employer’s normal payroll practices.

4.2 INCENTIVE COMPENSATION. The Executive shall be entitled to bonus compensation in the amount up to 25% of base salary through a performance bonus incentive plan. The incentive plan will be structured to reward the Executive for performance in meeting selective objectives. Details of the incentive plan will be formulated and agreed to by Executive and Employer during the first month of Executives employment.

4.3 STOCK OPTIONS. As soon as practicable following the first day of employment, the company will grant to the Executive an incentive stock option to purchase 15,000 shares of the Company’s common stock at a per share purchase price equal to no less than the fair market value determined as of the date of grant. The option generally will become vested and exercisable in equal, one-third increments, commencing on the first anniversary of the option grant date and continuing for the next two (2) successive anniversaries until the option is fully vested and exercisable. The option shall expire generally upon the earlier of ninety (90) days following termination of employment or upon the tenth anniversary of the option grant date. The option will be issued by the Employer pursuant to the Company’s stock incentive plan and subject to the terms of a related stock option agreement. In addition, the executive shall be entitled to earn up to 2,000 additional shares per year under a performance incentive plan structured to reward executive for performance in meeting selective objectives. Details of the stock option performance incentive plan will be formulated and agreed to by Executive and Employer during the first month of Executive’s employment. Each year’s grant of stock will vest in equal one-third increments over the three years following grant date.

4.4 HEALTH INSURANCE.

(a) The Employer shall pay for the cost of premium payments paid for the Executive’s health insurance covering the Executive under the Employer’s health insurance plan during the “Term”.

4.5 AUTOMOBILE. Beginning as of the Effective Date, the Employer will provide Executive with an automobile allowance of $500 per month.

4.6 BUSINESS EXPENSES; MEMBERSHIPS. The Employer specifically agrees to reimburse the Executive for:

(a) reasonable and necessary business (including travel) expenses incurred by him in the performance of his duties hereunder, as approved by the CEO of either the Bank or the Company; and

(b) beginning as of the Effective Date, the dues and business related expenditures, associated with membership in The Marietta Country Club and civic associations, as selected by the Executive, and in professional associations which are commensurate with his position; provided, however, that the Executive shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with reimbursement policies from time to time adopted by the Employer and in sufficient detail to comply with rules and regulations promulgated by the Internal Revenue Service.

4.7 VACATION. On a non-cumulative basis, the Executive shall be entitled to four (4) weeks of vacation in each successive twelve-month period during the Term, during which his compensation shall be paid in full.

4.8 LIFE INSURANCE. Executive shall be entitled to life insurance as is customary under the Company’s benefit program for all employees.

4.9 BENEFITS. In addition to the benefits specifically described in this Agreement, the Executive shall be entitled to such benefits as may be available from time to time to other employees. All such benefits shall be awarded and administered in accordance with the Bank’s standard policies and practices. Such benefits may include, by way of example only, profit-sharing plans, retirement or investment funds, dental, health, life and disability insurance benefits and such other benefits as the Bank deems appropriate.

4.10 WITHHOLDING. The Employer may deduct from each payment of compensation hereunder all amounts required to be deducted and withheld in accordance with applicable federal and state income, FICA and other withholding requirements.

5. EMPLOYER INFORMATION.

5.1 OWNERSHIP OF COMPANY INFORMATION. All Employer Information received or developed by the Executive while employed by the Employer will remain the sole and exclusive property of the Employer.

5.2 OBLIGATIONS OF THE EXECUTIVE. The Executive agrees:

(a) to hold Employer Information in strictest confidence;

(b) not to use, duplicate, reproduce, distribute, disclose or otherwise disseminate Employer Information or any physical embodiments of Employer Information; and

(c) in any event, not to take any action causing or fail to take any action necessary in order to prevent any Employer Information from losing its character or ceasing to qualify as Confidential Information or a Trade Secret.

In the event that the Executive is required by law to disclose any Employer Information, the Executive will not make such disclosure unless (and then only to the extent that) the Executive has been advised by independent legal counsel that such disclosure is required by law and then only after prior written notice is given to the Employer when the Executive becomes aware that such disclosure has been requested and is required by law. This Section 5 shall survive for a period of twelve (12) months following termination of this Agreement for any reason with respect to Confidential Information, and shall survive termination of this Agreement for any reason for so long as is permitted by applicable law, with respect to Trade Secrets.

5.3 DELIVERY UPON REQUEST OR TERMINATION. Upon request by the Employer, and in any event upon termination of his employment with the Employer, the Executive will promptly deliver to the Employer all property belonging to the Employer, including, without limitation, all Employer Information then in his possession or control.

6. NON-COMPETITION. The Executive agrees that during his employment by the Bank hereunder and, in the event of his termination:

•	by the Employer for Cause pursuant to Section 3.2.1(b),

•	by the Executive without Cause pursuant to Section 3.2.2(b), or

•	by the Executive in connection with a Change of Control pursuant to Section 3.3,

for a period of twelve (12) months thereafter, he will not (except on behalf of or with the prior written consent of the Employer), within the Area, either directly or indirectly, on his own behalf or in the service or on behalf of others, as an executive employee or in any other capacity which involves duties and responsibilities similar to those undertaken for the Employer (including as an organizer or proposed executive officer of a new financial institution), engage in any business which is the same as or essentially the same as the Business of the Employer.

7. NON-SOLICITATION OF CUSTOMERS. The Executive agrees that during his employment by the Employer hereunder and, in the event of his termination:

•	by the Employer for Cause pursuant to Section 3.2.1(b),

•	by the Executive without Cause pursuant to Section 3.2.2(b), or

•	by the Executive in connection with a Change of Control pursuant to Section 3.3,

for a period of twelve (12) months thereafter, he will not (except on behalf of or with the prior written consent of the Employer), within the Area, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate, any business from any of the Employer’s customers, including actively sought prospective customers, with whom the Executive has or had material contact during the last two (2) years of his employment, for purposes of providing products or services that are competitive with the Business of the Employer.

8. NON-SOLICITATION OF EMPLOYEES. The Executive agrees that during his employment by the Employer hereunder and, in the event of his termination:

•	by the Employer for Cause pursuant to Section 3.2.1(b),

•	by the Executive without Cause pursuant to Section 3.2.2(b), or

•	by the Executive in connection with a Change of Control pursuant to Section 3.3,

for a period of twelve (12) months thereafter, he will not, within the Area, on his own behalf or in the service or on behalf of others, solicit, recruit or hire away or attempt to solicit, recruit or hire away, any employee of the Employer or its Affiliates to another person or entity providing products or services that are competitive with the Business of the Employer, whether or not:

•	such employee is a full-time employee or a temporary employee of the Employer or its Affiliates,

•	such employment is pursuant to written agreement, and

•	such employment is for a determined period or is at will.

9. REMEDIES. The Executive agrees that the covenants contained in Sections 5 through 8 of this Agreement are of the essence of this Agreement; that each of the covenants is reasonable and necessary to protect the business, interests and properties of the Employer, and that irreparable loss and damage will be suffered by the Employer should he breach any of the covenants. Therefore, the Executive agrees and consents that, in addition to all the remedies provided by law or in equity, the Employer shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants. The Employer and the Executive agree that all remedies available to the Employer or the Executive, as applicable, shall be cumulative.

10. SEVERABILITY. The parties agree that each of the provisions included in this Agreement is separate, distinct and severable from the other provisions of this Agreement and that the invalidity or unenforceability of any Agreement provision shall not affect the validity or enforceability of any other provision of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provision shall be redrawn to make the provision consistent with and valid and enforceable under the law or public policy.

11. NO SET-OFF BY THE EXECUTIVE. The existence of any claim, demand, action or cause of action by the Executive against the Employer, or any Affiliate of the Employer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of any of its rights hereunder.

12. NOTICE. All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof. In addition, notices hereunder may be delivered by hand or overnight courier, in which event the notice shall be deemed effective when delivered. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

(i)    If to the Employer, to it at:

First National Bank West Metro

P. O. Drawer 1190

Dallas, GA 30132

(ii)    If to the Executive, to him at:

 John F. Hall

 2669 Tift Way, N.W.

 Kennesaw, GA 30152

13. ASSIGNMENT. Neither party hereto may assign or delegate this Agreement or any of its rights and obligations hereunder without the written consent of the other party to this Agreement.

14. WAIVER. A waiver by one party to this Agreement of any breach of this Agreement by the other party to this Agreement shall not be effective unless in writing, and no waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

15. ARBITRATION. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered only in the State Court of Paulding County or the federal court for the Northern District of Georgia. The Employer and the Executive agree to share equally the fees and expenses associated with the arbitration proceedings. EXECUTIVE MUST INITIAL HERE:

16. ATTORNEYS’ FEES. In the event that the parties have complied with this Agreement with respect to arbitration of disputes and litigation ensues between the parties concerning the enforcement of an arbitration award, the party prevailing in such litigation shall be entitled to receive from the other party all reasonable costs and expenses, including without limitation attorneys’ fees, incurred by the prevailing party in connection with such litigation, and the other party shall pay such costs and expenses to the prevailing party promptly upon demand by the prevailing party.

17. APPLICABLE LAW. This Agreement shall be construed and enforced under and in accordance with the laws of the State of Georgia.

18. INTERPRETATION. Words importing any gender include all genders. Words importing the singular form shall include the plural and vice versa. The terms “herein”, “hereunder”, “hereby”, “hereto”, “hereof” and any similar terms refer to this Agreement. Any captions, titles or headings preceding the text of any article, section or subsection herein are solely for convenience of reference and shall not constitute part of this Agreement or affect its meaning, construction or effect.

19. ENTIRE AGREEMENT. This Agreement embodies the entire and final agreement of the parties on the subject matter stated in this Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Employer or the Executive unless made in writing and signed by both parties. All prior understandings and agreements relating to the subject matter of this Agreement are hereby expressly terminated.

20. RIGHTS OF THIRD PARTIES. Nothing herein expressed is intended to or shall be construed to confer upon or give to any person, firm or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

21. SURVIVAL. The obligations of the Executive pursuant to Sections 5, 6, 7, 8 and 9 shall survive the termination of the employment of the Executive hereunder for the period designated under each of those respective sections.

22. JOINT AND SEVERAL. The obligations of the Bank and the Company to Executive hereunder shall be joint and several.

IN WITNESS WHEREOF, the Employer and the Executive have executed and delivered this Agreement as of the date first shown above.

THE BANK:

FIRST NATIONAL BANK OF WEST METRO

By:
Print Name:
Title:

THE EXECUTIVE:

John F. Hall

Exhibit 13.1

WEST METRO FINANCIAL SERVICES, INC.

Consolidated Financial Statements

December 31, 2003

(with Independent Accountants’ Report thereon)

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors

West Metro Financial Services, Inc.

Dallas, Georgia

We have audited the accompanying consolidated balance sheets of West Metro Financial Services, Inc. and subsidiary as of December 31, 2003 and 2002, and the related statements of operations, changes in shareholders’ equity, comprehensive income and cash flows for the year ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of West Metro Financial Services, Inc. and subsidiary as of December 31, 2003 and 2002 and the results of their operations and their cash flows for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/    PORTER KEADLE MOORE, LLP

Atlanta, Georgia

January 23, 2004

WEST METRO FINANCIAL SERVICES, INC.

Consolidated Balance Sheets

For the Years Ended December 31, 2003 and 2002

	2003	2002
Assets
Cash and due from banks	$812,968	587,257
Federal funds sold	—	1,710,000

Cash and cash equivalents	812,968	2,297,257

Investment securities available-for-sale	2,016,021	1,795,320
Other investments	379,250	325,850
Loans, net	65,720,988	39,212,970
Premises and equipment, net	2,196,259	2,050,123
Accrued interest receivable and other assets	654,072	305,745

	$71,779,558	45,987,265

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing demand	$5,238,674	1,949,670
Interest-bearing demand	13,481,023	11,664,692
Savings	13,590,427	996,258
Time	26,864,455	20,109,133

Total deposits	59,174,579	34,719,753

Federal funds purchased	1,003,000	—
Accrued interest payable and other liabilities	121,673	144,430

Total liabilities	60,299,252	34,864,183

Shareholders’ equity:
Preferred stock, no par value; 2,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1.00 par value; 10,000,000 shares authorized; 1,200,000 shares issued and outstanding	1,200,000	1,200,000
Additional paid-in capital	10,686,036	10,686,036
Accumulated deficit	(406,619)	(777,093)
Accumulated other comprehensive income	889	14,139

Total shareholders’ equity	11,480,306	11,123,082

	$71,779,558	45,987,265

See accompanying notes to consolidated financial statements.

WEST METRO FINANCIAL SERVICES, INC.

Consolidated Statements of Operations

For the Years Ended December 31, 2003 and 2002

	2003	2002
Interest income:
Interest and fees on loans	$3,522,574	1,411,462
Interest and dividends on investment securities	71,883	110,114
Interest on Federal funds sold	51,854	51,672
Interest on interest-bearing deposits	—	2,221

Total interest income	3,646,311	1,575,469

Interest expense:
Interest expense on deposits	1,262,310	424,357
Other interest expense	321	6,867

Total interest expense	1,262,631	431,224

Net interest income	2,383,680	1,144,245
Provision for loan losses	402,626	500,000

Net interest income after provision for loan losses	1,981,054	644,245

Other income:
Service charges and fees on deposit accounts	64,688	26,704
Discount brokerage fees	4,191	54,508
Residential mortgage origination fees	398,181	197,106
Other operating income	59,679	33,909

Total other income	526,739	312,227

Other expense:
Salaries and employee benefits	1,531,592	996,040
Net occupancy and equipment	261,723	115,524
Other operating	589,231	369,818

Total other expense	2,382,546	1,481,382

Earnings (loss) before income taxes	125,247	(524,910)

Income tax benefit	(245,227)	—

Net earnings (loss)	$370,474	(524,910)

Basic and diluted earnings (loss) per share	$.31	(.44)

See accompanying notes to consolidated financial statements.

WEST METRO FINANCIAL SERVICES, INC.

Consolidated Statements of Changes in Shareholders’ Equity

For the Years Ended December 31, 2003 and 2002

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
Balance, December 31, 2001	$1	9	(252,183)	—	(252,173)

Redemption of organizing share of stock	(1)	(9)	—	—	(10)
Sale of common stock, net of offering expenses of $113,964	1,200,000	10,686,036	—	—	11,886,036
Net loss	—	—	(524,910)	—	(524,910)
Change in unrealized gain on securities available-for-sale, net of tax	—	—	—	14,139	14,139

Balance, December 31, 2002	1,200,000	10,686,036	(777,093)	14,139	11,123,082

Net earnings	—	—	370,474	—	370,474
Change in unrealized gain on securities available-for-sale, net of tax	—	—	—	(13,250)	(13,250)

Balance, December 31, 2003	$1,200,000	10,686,036	(406,619)	889	11,480,306

See accompanying notes to consolidated financial statements.

WEST METRO FINANCIAL SERVICES, INC.

Consolidated Statements of Comprehensive Income

For the Years Ended December 31, 2003 and 2002

	2003	2002
Net earnings (loss)	$370,474	(524,910)
Other comprehensive income (loss), net of tax:
Unrealized gains (losses) on investment securities available-for-sale:
Unrealized gains (losses) arising during the period	(21,371)	22,805
Income tax benefit (expense) related to unrealized gains (losses) on investment securities available-for-sale	8,121	(8,666)

Other comprehensive income (loss)	(13,250)	14,139

Comprehensive income (loss)	$357,224	(510,771)

See accompanying notes to consolidated financial statements.

WEST METRO FINANCIAL SERVICES, INC.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2003 and 2002

	2003	2002
Cash flows from operating activities:
Net earnings (loss)	$370,474	(524,910)
Adjustments to reconcile net earnings (loss) to net cash provided (used) by operating activities:
Provision for loan losses	402,626	500,000
Provision for deferred taxes	(294,256)	—
Depreciation, amortization and accretion	204,223	84,706
Change in:
Accrued interest receivable and other assets	(45,236)	(270,611)
Accrued interest payable and other liabilities	(23,470)	109,264

Net cash provided (used) by operating activities	614,421	(101,551)

Cash flows from investing activities:
Proceeds from maturities and paydowns of investment securities available-for-sale	746,333	12,350,420
Purchases of investment securities available-for-sale	(999,375)	(14,114,818)
Proceeds from the sale of other investments	3,300	—
Purchases of other investments	(56,700)	(325,850)
Net change in loans	(26,910,704)	(39,712,970)
Purchases of premises and equipment	(339,389)	(1,882,442)

Net cash used by investing activities	(27,556,535)	(43,685,660)

Cash flows from financing activities:
Net change in deposits	24,454,825	34,719,753
Net change in federal funds purchased	1,003,000	—
Change in advances payable to organizers	—	(140,000)
Change in line of credit	—	(482,804)
Proceeds from sale of common stock	—	12,000,000
Deferred offering costs	—	(16,515)
Redemption of organizing share of stock	—	(10)

Net cash provided by financing activities	25,457,825	46,080,424

Net change in cash and cash equivalents	(1,484,289)	2,293,213

Cash and cash equivalents at beginning of the year	2,297,257	4,044

Cash and cash equivalents at end of the year	$812,968	2,297,257

Noncash investing and financing activities:
Change in unrealized gain on securities available-for-sale, net of tax	$(13,250)	14,139
Change in restricted assets and subscribers’ deposits	$—	(3,308,150)

Supplemental information:
Interest paid	$1,253,690	405,205
Income taxes paid	$102,100	—

See accompanying notes to consolidated financial statements.

WEST METRO FINANCIAL SERVICES, INC.

Notes to Consolidated Financial Statements

(1) Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of West Metro Financial Services, Inc. (the “Company”) and its wholly owned subsidiary, First National Bank West Metro (the “Bank”). All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company raised $11,886,036, net of offering expenses of $113,964, through the sale of 1,200,000 shares of its $1 par value common stock at $10.00 per share and was incorporated for the purpose of becoming a bank holding company. The Bank commenced business on March 25, 2002 upon receipt of its banking charter from the Office of the Comptroller of Currency (“OCC”). The Bank is primarily regulated by the OCC and undergoes periodic examinations by this regulatory agency. The Company is regulated by the Federal Reserve and also is subject to periodic examinations. The Bank provides a full range of commercial and consumer banking services throughout Paulding and Douglas Counties in Georgia.

Operations through March 25, 2002 related primarily to expenditures by the organizers for incorporating and organizing the Company. The Company was reported on as a development stage corporation for the period ended December 31, 2001.

The accounting principles followed by the Company and the Bank, and the methods of applying these principles, conform with accounting principles generally accepted in the United States of America (GAAP) and with general practices in the banking industry. In preparing the financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from these estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses, the valuation of real estate acquired in connection with or in lieu of foreclosure on loans, and valuation allowances associated with the realization of deferred tax assets, which are based on future taxable income.

Cash and Cash Equivalents

Cash equivalents include amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

Investment Securities

The Company classifies its securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities for which the Company has the ability and intent to hold until maturity. All securities not included in trading or held-to-maturity are classified as available-for-sale. At December 31, 2003, all securities are classified as available-for-sale.

Available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses, net of the related tax effect, on securities available-for-sale are excluded from earnings and are reported as a separate component of shareholders’ equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer.

A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

WEST METRO FINANCIAL SERVICES, INC.

Notes to Consolidated Financial Statements, continued

Premiums and discounts are amortized or accreted over the life of the related securities as adjustments to the yield. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

Other Investments

Other investments include equity securities with no readily determinable fair value. These investments are carried at cost.

Loans and Allowance for Loan Losses

Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

A loan is considered impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, or at the loan’s observable market price, or at the fair value of the collateral of the loan if the loan is collateral dependent. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower’s financial condition is such that collection of interest is doubtful.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance represents an amount which, in management’s judgment, will be adequate to absorb probable losses on existing loans that may become uncollectible.

Management’s judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower’s ability to pay, overall portfolio quality and review of specific problem loans.

Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on judgments different than those of management.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Costs incurred for maintenance and repairs are expensed currently.

Depreciation expense is computed over the following estimated useful lives:

Land improvements	20 years
Building and improvements	10–27.5 years
Furniture and equipment	3–7 years

WEST METRO FINANCIAL SERVICES, INC.

Notes to Consolidated Financial Statements, continued

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the assets and liabilities results in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

Net Earnings (Loss) Per Share

Earnings (loss) per share are based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings (loss) per share. The presentation of earnings per share is required on the face of the statement of operations with and without the dilutive effects of potential common stock issuances from instruments such as options, convertible securities and warrants. Additionally, the reconciliation of the amounts used in the computation of both “earnings per share” and “diluted earnings per share” is required.

For 2003, the outstanding potential common shares (warrants and options) would not change basic earnings per share. For 2002, the potential effect of outstanding options would be anti-dilutive, and therefore is not presented. Antidilutive potential common stock issuances totaled 321,000 as of December 31, 2002.

Stock-Based Compensation

At December 31, 2003, the Company sponsors stock-based compensation plans, which are described more fully in Note 8. The Company accounts for these plans under the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and related Interpretations. No stock-based employee compensation cost is reflected in net earnings, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net earnings (loss) and earnings (loss) per share if the Company had applied the fair value recognition provisions of Statement of Financing Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation”, to stock-based employee compensation for the year ended December 31, 2003.

	2003	2002
Net earnings (loss) as reported	$370,474	(524,910)
Deduct: Total stock-based employee compensation expense determined under fair-value based method for all awards	(101,203)	(341,330)

Pro forma net earnings (loss)	$269,271	(866,240)

Basic and diluted earnings (loss) per share:
As reported	$.31	(.44)

Pro forma	$.22	(.72)

WEST METRO FINANCIAL SERVICES, INC.

Notes to Consolidated Financial Statements, continued

(2) Investment Securities

Investment securities available-for-sale at December 31, 2003 and 2002 are as follows:

	December 31, 2003
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
U.S. Government agencies	$999,386	2,801	—	1,002,188
Mortgage-backed securities	1,015,200	612	1,978	1,013,833

	$2,014,586	3,413	1,978	2,016,021

	December 31, 2002
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Mortgage-backed securities	$1,772,515	22,805	—	1,795,320

The amortized cost and estimated fair value of investment securities available-for-sale at December 31, 2003, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities will differ from contractual maturities because borrowers may have the right to call or repay certain obligations with or without call or prepayment penalties. Therefore these securities are not included in the maturity categories.

	Amortized Cost	Estimated Fair Value
U.S. Government agencies:
1 to 5 years	$999,386	1,002,188
Mortgage-backed securities	1,015,200	1,013,833

	$2,014,586	2,016,021

There were no sales of securities available-for-sale during 2003 or 2002.

Securities with a carrying value of approximately $140,000 as of December 31, 2003 were pledged to secure public deposits and for other purposes as required by law.

(3) Loans

Major classifications of loans at December 31, 2003 and 2002 are summarized as follows:

	2003	2002
Commercial, financial and agricultural	$4,358,819	1,649,160
Real estate—mortgage	26,046,960	7,909,475
Real estate—construction	34,249,152	29,440,594
Consumer	1,965,424	713,741

	66,620,355	39,712,970
Less: Allowance for loan losses	899,367	500,000

	$65,720,988	39,212,970

WEST METRO FINANCIAL SERVICES, INC.

Notes to Consolidated Financial Statements, continued

The Bank grants loans and extensions of credit to individuals and a variety of businesses and corporations located in its general trade area of Paulding and Douglas Counties in Georgia. Although the Bank has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate and is dependent upon the real estate market.

An analysis of the activity in the allowance for loan losses for the years ended December 31, 2003 and 2002 is presented below:

	2003	2002
Balance at beginning of year	$500,000	—
Provision charged to operations	402,626	500,000
Loans charged off	(4,941)	—
Recoveries	1,682	—

Balance at end of year	$899,367	500,000

(4) Premises and Equipment

Major classifications of premises and equipment as of December 31, 2003 and 2002 are summarized as follows:

	2003	2002
Land	$897,487	897,487
Land improvements	241,445	233,720
Building and improvements	418,681	195,236
Furniture and equipment	734,804	444,062
Construction in process	189,917	372,441

	2,482,334	2,142,946
Less: Accumulated depreciation	286,075	92,823

	$2,196,259	2,050,123

Depreciation expense amounted to $193,253 and $92,823 in 2003 and 2002, respectively.

(5) Deposits

Time deposits in excess of $100,000 totaled $13,703,223 as of December 31, 2003 and $11,259,441 as of December 31, 2002.

At December 31, 2003, contractual maturities of time deposits are summarized as follows:

2004	$19,714,145
2005	5,103,920
2006	680,423
2007	705,627
2008	660,340

$26,864,455

WEST METRO FINANCIAL SERVICES, INC.

Notes to Consolidated Financial Statements, continued

At December 31, 2003 and 2002 the Company held $6,245,385 and $6,008,000, respectively, in certificates of deposit obtained through the efforts of third party brokers. The daily average of such agreements totaled $3,357,727 and $2,834,592 in 2003 and 2002, respectively. The weighted average cost during 2003 was 3.06%, while the weighted average cost at December 31, 2003 was 2.13%. The weighted average cost during 2002 was 2.83% while the weighted average cost at December 31, 2002 was 2.78%. The deposits as of December 31, 2003 have maturity dates ranging from June 4, 2004 to December 27, 2005.

(6) Income Taxes

The components of income tax (benefit) expense for the years ended December 31, 2003 and 2002, are as follows:

	2003	2002
Current	$49,029	10,321
Deferred	4,018	(212,765)
Change in valuation allowance	(298,274)	202,444

	$(245,227)	—

The difference between income tax benefit and the amount computed by applying the statutory federal income tax rate to earnings (loss) before taxes for the years ended December 31, 2003 and 2002 is as follows:

	2003	2002
Pretax income (loss) at statutory rate	$42,584	(178,469)
State income tax expense (benefit), net	5,010	(20,996)
Change in valuation allowance	(298,274)	202,444
Other	5,453	(2,979)

	$(245,227)	—

The following summarizes the components of deferred taxes at December 31, 2003 and 2002.

	2003	2002
Deferred income tax assets:
Allowance for loan losses	$327,660	178,439
Pre-opening expenses	94,360	123,394
Premises and equipment	—	6,762
Other	—	1,835

Total gross deferred income tax assets	422,020	308,595
Less valuation allowance	—	(298,274)

Total deferred income tax assets	422,020	10,321

Deferred income tax liabilities:
Unrealized gain on securities available-for-sale	545	8,667
Premises and equipment	117,443	—

Total deferred income tax liabilities	117,988	8,667

Net deferred income tax assets	$304,032	1,654

WEST METRO FINANCIAL SERVICES, INC.

Notes to Consolidated Financial Statements, continued

The future tax consequences of the differences between the financial reporting and tax basis of the Company’s assets and liabilities resulted in a net deferred tax asset. Prior to 2003, a valuation allowance was established for the net deferred tax asset, as the realization of these deferred tax assets was dependent on future taxable income. During 2003, the Company determined that the realization of the net deferred asset was more likely than not; therefore, the valuation allowance was eliminated.

(7) Commitments

The Company entered into employment agreements with its President, Chief Executive Officer, Chief Financial Officer, and Senior Vice President. These agreements have terms from three to five years, provide for a base salary, incentive bonuses, stock options and other perquisites commensurate with their employment.

At December 31, 2003, the Bank has engaged a general contractor to build its permanent main office. The total commitment amount of this contract is approximately $2,500,000, of which approximately $190,000 has been paid as of December 31, 2003.

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet. The contractual amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the counterparty. The Bank’s loans are primarily collateralized by residential and other real properties, automobiles, savings deposits, accounts receivable, inventory and equipment.

Standby letters of credit are written conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. Most letters of credit extend for less than one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. All standby letters of credit are secured at December 31, 2003 and 2002.

	2003	2002
Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$16,454000	10,458,000
Standby letters of credit	$627,000	127,000

WEST METRO FINANCIAL SERVICES, INC.

Notes to Consolidated Financial Statements, continued

(8) Employee and Director Benefit Plans

Defined Contribution Plan

The Company sponsors a 401(k) savings plan under which eligible employees may choose to save up to 15 percent of salary income on a pre-tax basis, subject to certain IRS limits. Under the plan, the Company is required to make certain matching contributions and can make additional discretionary contributions, as determined by the Board of Directors. During 2003 and 2002, plan contributions charged to operations were approximately $46,000 and $23,000, respectively.

Stock Option Plan and Warrants

The Company sponsors an employee stock incentive plan. The plan was adopted for the benefit of key officers and employees in order that they may purchase Company stock at a price equal to the fair market value on the date of grant. A total of 113,000 shares were reserved for possible issuance under the plan. The options vest over various periods and expire after ten years.

In connection with the Company’s formation and initial offering, 300,000 warrants for shares were issued to the organizers. The warrants were issued at the initial offering price of $10 share and vest evenly over a three-year period. The warrants will be exercisable for a period of ten years following issuance, but generally no later than three months after the holder ceases to serve as a director.

A summary of activity in the directors’ warrants and employee stock option plans for the year ended December 31, 2003 is presented below:

	2003		2002
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding, beginning of year	321,000	$10.00	—	$—
Granted during the year	59,000	10.00	321,000	10.00

Outstanding, end of year	380,000	10.00	321,000	10.00

Exercisable at year end	107,000	10.00	—	10.00

The weighted average grant-date fair value of options and warrants granted in 2003 and 2002 was $3.19. The fair value of each option and warrant is estimated on the date of grant using the Minimum Value pricing model with the following assumptions: dividend yield of 0%; risk free interest rate of 4% and an expected life of ten years. The employee options and warrants have a weighted average remaining contractual life of approximately eight years as of December 31, 2003.

(9) Shareholders’ Equity

Shares of preferred stock may be issued from time to time in one or more series as established by resolution of the Board of Directors of the Company, up to a maximum of 2,000,000 shares. Each resolution shall include the number of shares issued, preferences, special rights and limitations as determined by the Board.

WEST METRO FINANCIAL SERVICES, INC.

Notes to Consolidated Financial Statements, continued

(10) Related Party Transactions

The Bank conducts transactions with directors and executive officers, including companies in which they have a beneficial interest, in the normal course of business. It is the Bank’s policy to comply with federal regulations that require that loan and deposit transactions with directors and executive officers be made on substantially the same terms as those prevailing at the time made for comparable loans and deposits to other persons. As of December 31, 2003, there were approximately $6,530,000 of related party deposits. Following is a summary of related party loans:

Beginning balance	$5,187,525
New loans/advances	3,834,357
Repayments	(4,802,117)

Balance at December 31, 2003	$4,219,765

(11) Miscellaneous Operating Expenses

Components of other operating expenses which are greater than 1% of interest income and other operating income are as follows:

	2003	2002
Supplies	$44,050	40,647
Advertising	20,422	30,056
Public relations	20,856	20,731
Professional fees	125,583	82,436
Data processing	47,482	17,386

(12) Regulatory Matters

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under certain adequacy guidelines and the regulatory framework for prompt corrective action, specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices must be met. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier 1 Capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 Capital (as defined) to average assets (as defined). Management believes, as of December 31, 2003 and 2002, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 2003 and 2002, the most recent notification from the OCC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank’s category.

WEST METRO FINANCIAL SERVICES, INC.

Notes to Consolidated Financial Statements, continued

The actual capital amounts (in thousands) and ratios are also presented in the table below.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2003
Total Capital (to Risk Weighted Assets)
Consolidated	$12,312	18.50%	5,323	8%	N/A	N/A
Bank	$11,948	17.95%	5,323	8%	6,656	10%
Tier 1 Capital (to Risk Weighted Assets)
Consolidated	$11,479	17.25%	2,662	4%	N/A	N/A
Bank	$11,116	16.70%	2,662	4%	3,994	6%
Tier 1 Capital (to Average Assets)
Consolidated	$11,479	16.18%	2,839	4%	N/A	N/A
Bank	$11,116	15.66%	2,839	4%	3,548	5%

As of December 31, 2002
Total Capital (to Risk Weighted Assets)
Consolidated	$11,609	28.19%	3,294	8%	N/A	N/A
Bank	$11,234	27.28%	3,294	8%	4,118	10%
Tier 1 Capital (to Risk Weighted Assets)
Consolidated	$11,109	26.98%	1,647	4%	N/A	N/A
Bank	$10,734	26.07%	1,647	4%	2,471	6%
Tier 1 Capital (to Average Assets)
Consolidated	$11,109	26.02%	1,708	4%	N/A	N/A
Bank	$10,734	25.14%	1,708	4%	2,135	5%

Dividends paid by the Bank are the primary source of funds available to the Company. Banking regulations limit the amount of dividends that may be paid without prior approval of the regulatory authorities. These restrictions are based on the level of regulatory classified assets, the prior years’ net earnings, and the ratio of equity capital to total assets. At December 31, 2003, the Bank is substantially restricted from paying dividends to the Company.

(13) West Metro Financial Services, Inc. (Parent Company Only) Financial Information

Balance Sheets

December 31, 2003 and 2002

	2003	2002
Assets
Cash and cash equivalents	$359,429	375,538
Investment in Bank	11,116,352	10,747,544
Other assets	4,525	—

	$11,480,306	11,123,082

Liabilities and Shareholders’ Equity
Shareholders’ equity	$11,480,306	11,123,082

WEST METRO FINANCIAL SERVICES, INC.

Notes to Consolidated Financial Statements, continued

Statements of Operations

For the Years Ended December 31, 2003 and 2002

	2003	2002
Interest income	$—	20,240
Interest expense	—	(6,867)
Other operating expense	(13,844)	(6,295)

Earnings (loss) before income taxes and equity in undistributed earnings (loss) of Bank	(13,844)	7,078

Income tax benefit	2,260	—

Earning (loss) before equity in undistributed earnings (loss) of Bank	(11,584)	7,078

Equity in undistributed earnings (loss) of Bank	382,058	(531,988)

Net earnings (loss)	$370,474	(524,910)

Statements of Cash Flows

For the Years Ended December 31, 2003 and 2002

	2003	2002
Cash flows from operating activities:
Net earnings (loss)	$370,474	(524,910)
Adjustments to reconcile net earnings (loss) to net cash provided (used) by operating activities:
Equity in undistributed (earnings) loss of Bank	(382,058)	531,988
Change in other assets	(4,525)	8,634

Net cash provided (used) by operating activities	(16,109)	15,712

Cash flows from investing activities consisting of capital infusion into Bank	—	(11,004,889)

Cash flows from financing activities:
Change in line of credit	—	(482,804)
Change in advances payable to organizers	—	(140,000)
Proceeds from sale of common stock	—	12,000,000
Deferred offering costs	—	(16,515)
Redemption of organizing share of stock	—	(10)

Net cash provided by financing activities	—	11,360,671

Net change in cash	(16,109)	371,494

Cash at beginning of year	375,538	4,044

Cash at end of year	$359,429	375,538

(14) Fair Value of Financial Instruments

The Company is required to disclose fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of the Company’s financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the

WEST METRO FINANCIAL SERVICES, INC.

Notes to Consolidated Financial Statements, continued

discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company or its subsidiary, but rather a good-faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination or issuance.

Cash and Cash Equivalents

For cash, due from banks and federal funds sold, the carrying amount is a reasonable estimate of fair value.

Investment Securities Available-for-Sale

Fair values for investment securities available-for-sale are based on quoted market prices.

Other Investments

For other investments, the carrying value is a reasonable estimate of fair value.

Loans

The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

Deposits

The fair value of demand deposits, NOW and money market accounts, and savings accounts is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

Federal Funds Purchased

For federal funds purchased, the carrying amount is a reasonable estimate of fair value.

Commitments to Extend Credit and Standby Letters of Credit

Because commitments to extend credit and standby letters of credit are made using variable rates, the fair value of such items is not considered material.

Limitations

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company’s financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include

WEST METRO FINANCIAL SERVICES, INC.

Notes to Consolidated Financial Statements, continued

deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

The carrying amount and estimated fair values of the Company’s financial instruments at December 31, 2003 and 2002 are as follows:

	2003		2002
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Assets:
Cash and cash equivalents	$812,968	812,968	2,297,257	2,297,257
Investment securities available-for-sale	2,016,021	2,016,021	1,795,320	1,795,320
Other investments	379,250	379,250	325,850	325,850
Loans, net	65,720,988	65,778,000	39,212,970	39,233,000

Liabilities:
Deposits	$59,174,579	$59,416,000	34,719,753	34,876,000
Federal funds purchased	1,003,000	1,003,000	—	—

Exhibit 22.1

SUBSIDIARIES OF WEST METRO FINANCIAL SERVICES, INC.

First National Bank of West Metro

Exhibit 31.1

Certification

I, J. Michael Womble, certify that:

1. I have reviewed this report on Form 10-KSB of West Metro Financial Services, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: March 26, 2004

/s/ J. MICHAEL WOMBLE
J. Michael Womble
President and Chief Executive Officer

Exhibit 31.2

Certification

I, Kathy Hulsey, certify that:

1. I have reviewed this report on Form 10-KSB of West Metro Financial Services, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: March 26, 2004

/s/ KATHY HULSEY
Kathy Hulsey
Principal Accounting and Chief Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Annual Report on Form 10-KSB for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of West Metro Financial Services, Inc.

This 31st day of March, 2004.

/s/ J. MICHAEL WOMBLE
J. Michael Womble
Chief Executive Officer

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Annual Report on Form 10-KSB for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of West Metro Financial Services, Inc.

This 31st day of March, 2004.

/s/ KATHY HULSEY
Kathy Hulsey
Principal Accounting and Chief Financial Officer

EXHIBIT 99.1

WEST METRO FINANCIAL SERVICES, INC.

WEST METRO FINANCIAL SERVICES, INC.

1242 Marietta Highway

Dallas, Georgia 30157

(770) 505-5107

April 30, 2004

Dear Shareholder:

You are cordially invited to attend our annual meeting of shareholders, which will be held at the new main office located at 67 First National Drive, Dallas, Georgia on Thursday, June 3, 2004 at 4:30 p.m. We sincerely hope that you will be able to attend the meeting, and we look forward to seeing you.

The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations during the past year and during the first quarter of fiscal year 2004, as well as our plans for the future.

To ensure the greatest number of shareholders will be present either in person or by proxy, we ask that you mark, date, and sign the enclosed proxy card, and return it to us in the envelope provided as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and vote in person. You may revoke your proxy at any time before it is voted.

Sincerely,

J. Michael Womble

President, Chief Executive Officer, and

Chairman of the Board

WEST METRO FINANCIAL SERVICES, INC.

1242 Marietta Highway

Dallas, Georgia 30157

(770) 505-5107

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 2, 2004

The annual meeting of shareholders of West Metro Financial Services, Inc. will be held at the new main office located at 67 First National Drive, Dallas, Georgia on Thursday, June 3, 2004 at 4:30 p.m. for the following purposes:

(1) To elect eight (8) persons to serve as directors for a one-year term expiring in 2005; and

(2) To transact any other business as may properly come before the meeting or any adjournments of the meeting.

The Board of Directors has set the close of business on April 30, 2004 as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.

We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, we ask that you mark, date, sign, and return the enclosed proxy card as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

By Order of the Board of Directors,

J. Michael Womble

President, Chief Executive Officer, and

Chairman of the Board

April 30, 2004

WEST METRO FINANCIAL SERVICES, INC.

1242 Marietta Highway

Dallas, Georgia 30157

(770) 505-5107

PROXY STATEMENT FOR 2004 ANNUAL MEETING

INTRODUCTION

TIME AND PLACE OF THE MEETING

Our Board of Directors is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held at the new main office located at 67 First National Drive, Dallas, Georgia on Thursday, June 3, 2004 at 4:30 p.m. and at any adjournments of the meeting.

RECORD DATE AND MAILING DATE

The close of business on April 30, 2004 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on or about April 30, 2004.

NUMBER OF SHARES OUTSTANDING

As of the close of business on the record date, the Company had 10,000,000 shares of common stock, no par value, authorized, of which 1,200,000 shares were issued and outstanding. Each issued and outstanding share is entitled to one vote on all matters presented at the meeting.

VOTING AT THE ANNUAL MEETING

PROPOSAL TO BE CONSIDERED

Shareholders will be asked to vote on election of eight (8) persons to serve as directors of the Company for a one-year term expiring in 2005.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL.

PROCEDURES FOR VOTING BY PROXY

If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy may be voted for a substitute nominee selected by the Board of Directors.

You can revoke your proxy at any time before it is voted by delivering to J. Michael Womble, President and Chief Executive Officer of the Company, at the main office of the Bank, either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

REQUIREMENTS FOR SHAREHOLDER APPROVAL

A quorum will be present at the meeting if a majority of the outstanding shares of common stock is represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. Only those votes actually cast for the election of a director, however, will be counted for purposes of determining whether a particular director nominee receives sufficient votes to be elected. To be elected, a director nominee must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time, we do not know of any competing nominees.

ABSTENTIONS. A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

BROKER NON-VOTES. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

Approval of any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

PROXY SOLICITATION

The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

PROPOSAL: ELECTION OF DIRECTORS

The Company’s Board of Directors consists of eight members. Each director serves a one-year term. The term of each director expires at each annual meeting and upon the election and qualification of the director’s successor. The Board of Directors recommends that the shareholders elect the persons identified below as director nominees to serve as directors for a one-year term expiring in 2005. The following table shows for each nominee and continuing director: (a) his name; (b) his age at December 31, 2003; (c) how long he has been a director of the Company; (d) his position(s) with the Company, other than as a director; and (e) his principal occupation and recent business experience.

DIRECTOR POSITION WITH THE COMPANY

NAME	(AGE)	SINCE AND BUSINESS EXPERIENCE
J. Michael Womble	(51)	2001 President, Chief Executive Officer and Chairman of the Company and Chief Executive Officer and Chairman of the Bank; previously Chief Executive Officer of First National Bank of Paulding County and Chairman of the Board of Directors; Organizer/Owner of Southlife Homes, Inc. (residential building and development)

Johnny L. Blankenship	(45)	2001 President and Owner of Blankenship Homes (residential building and development)

William A. Carruth, Jr.	(45)	2001 Vice Chairman of the Board of Directors of the Company and the Bank; President and Owner of Carruth Wood Products (engineer and survey supplies) and Aiken Grading Company (construction contractors)

Harold T. Echols	(53)	2001 Project Manager for AT&T Communications

G. Wayne Kirby	(65)	2001 President, Chief Executive Officer and Owner of PKW Supply Company, Inc. (building supplies)

Claude K. Rainwater	(65)	2001 Owner of Rainwater Motor Company (used car company), Style Financial Acceptance (automobile financing) and Independent Car Rental, Inc.

James C. Scott, Jr.	(58)	2001 Executive Vice President of MATSCO, Inc., parent company of C.W. Matthews Contracting Company (construction company)

Joey Tidwell	(46)	2002 President and Owner of JMC Development, Tidwell Properties and Homeplace Communities, Inc.

INDEPENDENT PUBLIC ACCOUNTANTS

The Company has selected the accounting firm of Porter Keadle Moore, LLP, to serve as independent accountants of the Company for the fiscal year ending December 31, 2004. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matters other than those described in the Notice of Annual Meeting of Shareholders, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders.

If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

April 30, 2004

WEST METRO FINANCIAL SERVICES, INC.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, JUNE 2, 2004

The undersigned hereby appoints J. Michael Womble, Chairman of the Board, or Kathy Hulsey, Corporate Secretary, or either of them, as proxies, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all of the common stock of West Metro Financial Services, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at the new main office located at 67 First National Drive, Dallas, Georgia on Thursday, June 3, 2004 at 4:30 p.m. and any adjournments of the annual meeting, upon the proposals described in the accompanying notice of the annual meeting and the proxy statement relating to the annual meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSALS.

PROPOSAL 1: To elect the eight (8) persons listed below to serve as directors of West Metro Financial Services, Inc. for a one-year term expiring at the 2005 annual meeting of shareholders:

J. Michael Womble	G. Wayne Kirby
Johnny L. Blankenship	Claude K. Rainwater
William A. Carruth, Jr.	James C. Scott, Jr.
Harold T. Echols	Joey Tidwell

☐ FOR all nominees listed above (except as indicated below)	☐ WITHHOLD authority to vote for all nominees listed above

INSTRUCTION: To withhold authority for any individual nominees, mark “FOR” above, and write the nominees’ names in this space.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature of Shareholder	Date

Signature of Shareholder	Date

Print Name(s) of Shareholder(s)

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary.

I WILL	WILL NOT	ATTEND THE ANNUAL SHAREHOLDERS MEETING.

PLEASE RETURN PROXY AS SOON AS POSSIBLE

PRELIMINARY COPY

PROXY

WEST METRO FINANCIAL SERVICES, INC.

This Proxy is Solicited by the Board of Directors for use at the

Special Meeting of Stockholders to be Held on December         , 2004

The undersigned stockholder of West Metro Financial Services, Inc. (“West Metro”) hereby appoints J. Michael Womble, Chairman of the Board and Kathy Hulsey, Corporate Secretary, and each of them, attorneys, agents and proxies with full power of substitution, to vote, as designated below, all the shares of common stock, par value $1.00 per share, of West Metro held which the undersigned would be entitled to vote if personally present at the special meeting of stockholders to be held at                 , local time, on December         , 2004, and at any adjournments or postponements thereof (the “special meeting”), with respect to the proposals described in the Proxy Statement and Notice of Special Meeting of Stockholders, both dated                , 2004, timely receipt of which is hereby acknowledged.

This proxy may be revoked at any time before it is exercised.

1. Proposals to approve the Agreement and Plan of Merger, dated as of August 26, 2004, providing for the merger of West Metro Facilitation, Inc., a newly formed Georgia corporation wholly-owned by West Metro, with and into West Metro.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. In their discretion, upon any other matter that may properly come before the special meeting or any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the merger agreement. If any other matter is properly presented at the special meeting or any adjournments or postponements thereof, this proxy will be voted in accordance with the judgment of the persons appointed as proxies.

IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON THE REVERSE SIDE

The board of directors of West Metro unanimously recommends that the stockholders vote FOR the merger agreement. Please review carefully the Proxy Statement delivered with this proxy.

Please sign, date and return this proxy promptly using the enclosed envelope to: West Metro Financial Services, Inc., P.O. Drawer 1190, 68 First National Drive, Dallas, Georgia 30157.

Please sign exactly as name appears on the certificate(s) representing your share(s) of common stock of West Metro. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated: , 2004
Signature

Signature, if held jointly

Print Name of Stockholder

I plan to attend the special meeting in person: ☐